As filed with the Securities and Exchange Commission on June 29, 2007
Registration No. 333-143310

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GOLDEN PHOENIX MINERALS, INC.
(Name of small business issuer in its charter)

Minnesota	1499	41-1878178

(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
1675 East Prater Way, Suite 102
Sparks, Nevada 89434
(775) 853-4919
(Address and telephone number of principal executive offices and place of business)

David A. Caldwell
Chief Executive Officer
1675 East Prater Way, Suite 102
Sparks, Nevada 89434
(775) 853-4919
(Name, address and telephone number of agent for service)

Copies to:
Scott E. Bartel, Esq.
Kevin F. Barrett, Esq.
Sarah L. Ham, Esq.
Bullivant Houser Bailey PC
1415 L. Street, Suite 1000
Sacramento, California 95814
Telephone: (916) 930-2500
Approximate date of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until it shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 29, 2007
PROSPECTUS
31,943,178 Shares
GOLDEN PHOENIX MINERALS, INC.
Common Stock

     This Prospectus relates to the sale of 21,343,178 shares of common stock, no par value per share, by the Selling Security Holders listed under “Selling Security Holders” on page 44, of which 50,000 shares of common stock are to be issued in connection with financial advisory services. This Prospectus also covers the sale of 10,600,000 shares of our common stock by the Selling Security Holders upon the exercise of outstanding warrants. We will not receive any proceeds from the resale of any common stock by the Selling Security Holders sold pursuant to this Prospectus. We will receive gross proceeds of $ 4,240,000 if all of the warrants are exercised for cash by the Selling Security Holders.
     Our common stock is quoted on the OTC Bulletin Board under the symbol “GPXM.OB”. On June 27, 2007, the last reported sale price for our common stock as reported on the OTC Bulletin Board was $0.35 per share.
     The Selling Security Holders may, from time to time, sell, transfer or otherwise dispose of any or all of our shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) to cover short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; (viii) a combination of any such methods of sale; and (ix) any other method permitted pursuant to applicable law.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.
The date of this Prospectus is                     , 2007.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front cover page of this Prospectus.

PROSPECTUS SUMMARY
Overview
     The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision. Unless the context indicates or suggests otherwise, the terms “we,” “our” and “us” means Golden Phoenix Minerals, Inc., and its subsidiaries.
Our Business
     We are a mineral exploration, development and production company, formed in Minnesota on June 2, 1997. Our business includes acquiring and consolidating mineral properties that we believe have a high potential for new mineral discoveries and profitability. Our focus is on properties containing gold, silver and molybdenum. Molybdenum is a base metal used in steel production and in the manufacture of a wide variety of products including, catalytic converters and specialty lubricants.
     Our two primary mining property assets are the Ashdown molybdenum project operated by the Ashdown Project LLC (the “Ashdown LLC”), in which we currently own a 60% member interest (and have claim, though contested, to an additional 9.5% interest, which brings our total interest to 69.5%), and the Mineral Ridge mine. Management’s near-term goals are to extract molybdenum deposits at Ashdown and to develop a plan for profitable production of gold and silver at Mineral Ridge.
     We maintain a web site at http://www.golden-phoenix.com. The reference to our web address does not constitute incorporation by reference into this Prospectus of information contained at that site.
Common Stock Outstanding Before the Offering
      180,390,972 shares as of June 27, 2007.
Common Stock Offered by the Selling Stockholders
     Up to 31,893,178 shares, which includes up to 10,600,000 shares issuable upon the exercise of warrants and 50,000 shares of common stock to be issued in connection with financial advisory services.
Common Stock Outstanding After the Offering
     Up to 191,040,972 shares, which assumes issuance of all shares registered herewith. The number of shares registered herewith, assuming the issuance of all the shares underlying the warrants, represents 17% of the total issued and outstanding shares.
Use of Proceeds
     We will not receive any proceeds of the shares offered by the selling stockholders. However, if the warrants are exercised, we could receive gross proceeds of up to $4,240,000. We intend to use the proceeds of any exercise of warrants for working capital and general corporate purposes.
Risk Factors
     The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors”.
OTC Bulletin Board Symbol
GPXM.OB
Principal Offices
     Our principal executive offices are located at 1675 East Prater Way, Suite 102, Sparks, Nevada 89434, which is also our mailing address. Our telephone number is (775) 853-4919.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     This Prospectus contains statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our estimates of mineral reserves and mineralized material, (b) our projected sales and profitability, (c) our growth strategies, (d) anticipated trends in our industry, (e) our future financing plans, (f) our anticipated needs for working capital, (g) our lack of operational experience and (h) the benefits related to ownership of our common stock. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements for the reasons, among others, described within the various sections of this Prospectus, specifically the section entitled “Risk Factors” beginning on page 3. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this Prospectus or to reflect the occurrence of unanticipated events.
     The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.
RISK FACTORS
We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future.
     We have yet to establish any history of profitable operations. We have incurred net losses of $4,080,554 and $5,942,463 for the years ended December 31, 2006 and 2005, respectively. As a result, at March 31, 2007 and December 31, 2006, we had an accumulated deficit of $36,451,325 and $35,215,285 and a stockholders’ deficit of $4,804,939 and $4,970,840, respectively. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our mines. We may not be able to successfully commercialize our mines or ever become profitable.
There Is Doubt About Our Ability To Continue As A Going Concern Due To Recurring Losses From Operations, Accumulated Deficit And Working Capital Deficit All Of Which Means That We May Not Be Able To Continue Operations.
     Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2006 and 2005 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our consolidated financial statements, we have generated significant losses from operations, had an accumulated deficit of $36,451,325 and a working capital deficit of $5,530,238 at March 31, 2007, which together raises doubt about our ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to our consolidated financial statements for the fiscal year ended December 31, 2006.

The Validity Of Our Unpatented Mining Claims Could Be Challenged, Which Could Force Us To Curtail Or Cease Our Business Operations.
     A majority of our properties consist of unpatented mining claims, which we own or lease. These claims are located on federal land or involve mineral rights that are subject to the claims procedures established by the General Mining Law. We must make certain filings with the county in which the land or mineral is situated and with the Bureau of Land Management and pay annual holding fees of $133.50 per claim. If we fail to make the annual holding payment or make the required filings, our mining claim could be void or voidable. Because mining claims are self-initiated and self-maintained rights, they are subject to unique vulnerabilities not associated with other types of property interests. It is difficult to ascertain the validity of unpatented mining claims from public property records and, therefore, it is difficult to confirm that a claimant has followed all of the requisite steps for the initiation and maintenance of a claim. The General Mining Law requires the discovery of a valuable mineral on each mining claim in order for such claim to be valid, and rival mining claimants and the United States may challenge mining claims. Under judicial interpretations of the rule of discovery, the mining claimant has the burden of proving that the mineral found is of such quality and quantity as to justify further development, and that the deposit is of such value that it can be mined, removed and disposed of at a profit. The burden of showing that there is a present profitable market applies not only to the time when the claim was located, but also to the time when such claim’s validity is challenged. However, only the federal government can make such challenges; they cannot be made by other individuals with no better title rights than us. It is therefore conceivable that, during times of falling metal prices, claims that were valid when they were located could become invalid if challenged. Title to unpatented claims and other mining properties in the western United States typically involves certain other risks due to the frequently ambiguous conveyance history of those properties, as well as the frequently ambiguous or imprecise language of mining leases, agreements and royalty obligations. No title insurance is available for mining. In the event we do not have good title to our properties, we would be forced to curtail or cease our business operations.
Environmental Controls Could Curtail Or Delay Exploration And Development Of Our Mines And Impose Significant Costs On Us.
     We are required to comply with numerous environmental laws and regulations imposed by federal and state authorities. At the federal level, legislation such as the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation Liability Act and the National Environmental Policy Act impose effluent and waste standards, performance standards, air quality and emissions standards and other design or operational requirements for various components of mining and mineral processing, including molybdenum and gold mining and processing. In addition, insurance companies are now requiring additional cash collateral from mining companies in order for the insurance companies to issue a surety bond. This addition of cash collateral for a bond could have a significant impact on our ability to bring properties into production.
     Many states, including the State of Nevada (where our Mineral Ridge and Ashdown properties are located), have also adopted regulations that establish design, operation, monitoring, and closing requirements for mining operations. Under these regulations, mining companies are required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of mining operations. Additionally, Nevada and other states require mining operations to obtain and comply with environmental permits, including permits regarding air emissions and the protection of surface water and groundwater. Although we believe that we are currently in compliance with applicable federal and state environmental laws, changes in those laws and regulations may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.
Proposed Legislation Affecting The Mining Industry Could Have An Adverse Effect On Us.
     During the past several years, the United States Congress considered a number of proposed amendments to the General Mining Law, which governs mining claims and related activities on federal lands. In 1992, a federal holding fee of $100 per claim was imposed upon unpatented mining claims located on federal lands. This fee was increased to $125 per claim in 2005 ($133.50 total with the accompanying County fees included). Beginning in October 1994, a moratorium on processing of new patent applications was approved. In addition, a variety of legislation over the years has been proposed by the sitting United States Congress to further amend the General Mining Law. If any of this legislation is enacted, the proposed legislation would, among other things, change the current patenting procedures, limit the rights obtained in a patent, impose royalties on unpatented claims, and enact new reclamation, environmental controls and restoration requirements.
     The royalty proposal ranges from a two percent royalty on “net profits” from mining claims to an 8% royalty on modified gross income/net smelter returns. The extent of any such changes that may be enacted is not presently known, and the potential impact on us as a result of future congressional action is difficult to predict. If enacted, the proposed legislation could adversely affect the economics of developing and operating our mines because many of our properties consist of unpatented mining claims on federal lands. Our financial performance could therefore be materially and adversely affected by passage of all or pertinent parts of the proposed legislation, which could force us to curtail or cease our business operations.

The Development And Operation Of Our Mining Projects Involve Numerous Uncertainties.
     Mine development projects, including our planned projects, typically require a number of years and significant expenditures during the development phase before production is possible.
     Development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:
•	estimation of reserves;

•	anticipated metallurgical recoveries;

•	future molybdenum and gold prices; and

•	anticipated capital and operating costs of such projects.
     Our mine development projects may have limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.
     Any of the following events, among others, could affect the profitability or economic feasibility of a project:
•	unanticipated changes in grade and tonnage of material to be mined and processed;

•	unanticipated adverse geotechnical conditions;

•	incorrect data on which engineering assumptions are made;

•	costs of constructing and operating a mine in a specific environment;

•	availability and cost of processing and refining facilities;

•	availability of economic sources of power;

•	adequacy of water supply;

•	adequate access to the site;

•	unanticipated transportation costs;

•	government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•	fluctuations in metal prices; and

•	accidents, labor actions and force majeure events.
     Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.
Mineral Exploration Is Highly Speculative, Involves Substantial Expenditures, And Is Frequently Non-Productive.
     Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored end up being ultimately developed into producing mines. To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. We cannot assure you that our mineral exploration efforts will be successful. The risks associated with mineral exploration include:
•	The identification of potential economic mineralization based on superficial analysis;

•	the quality of our management and our geological and technical expertise; and

•	the capital available for exploration and development.
     Substantial expenditures are required to determine if a project has economically mineable mineralization. It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities. Because of these uncertainties, our current and future exploration programs may not result in the discovery of reserves, the expansion of our existing reserves or the further development of our mines.
Mineral Exploration Is Highly Speculative.
     Exploration for minerals is highly speculative and involves greater risks than are inherent in many other industries. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Also, because of the uncertainties in determining metallurgical amenability of any minerals discovered, the mere discovery of mineralization may not warrant the mining of the minerals on the basis of available technology. The exploration targets on the properties we own, lease or acquire in the future may not contain commercially mineable mineral deposits.
The Price Of Molybdenum and Gold are Highly Volatile And A Decrease In The Price Of Molybdenum Or Gold Can Have A Material Adverse Effect On Our Business.
     The profitability of mining operations is directly related to the market prices of metals. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of metals from the time development of a mine is undertaken to the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop one or more of our mines at a time when the price of metals makes such exploration economically feasible and, subsequently, incur losses because the price of metals decreases. Adverse fluctuations of the market prices of metals may force us to curtail or cease our business operations.
We May Not be Able to Control the Decisions, Strategy and Results of the Ashdown Project LLC to Which We Are a Member.
     The two Ashdown Project LLC (“Ashdown LLC”) members are Golden Phoenix Minerals, Inc. and Win-Eldrich Gold Inc. (“WEG”). Because we share ownership in the Ashdown LLC with another company, we are subject to the risks normally associated with the conduct of limited liability companies. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on our profitability or the viability of our interests held through the joint venture, which could have a material adverse impact on our business, financial condition and results of operations:
•	inability to exert influence over certain strategic decisions made in respect of joint venture operations;

•	inability of partners to meet their obligations to the joint venture or third parties; and

•	disagreements or litigation between members regarding LLC matters.
     Further, there currently is a dispute between Golden Phoenix and WEG. Golden Phoenix is disputing that WEG did not timely fund its required share of the budget of the LLC, failed to pay Golden Phoenix its share of revenues and remains in default on these matters. WEG disputes the amount and timing of certain expenditures made by Golden Phoenix on the Ashdown property. Prior to the dispute Golden Phoenix held a 60% membership interest in the LLC and WEG held a 40% membership interest. However, Golden Phoenix now believes that it has a 69.5% membership interest due to WEG’s default and the result of such default under the terms of the LLC Operating Agreement; that is WEG’s membership interest has been diluted due to its default. WEG is contesting the dilution of its membership interest in the LLC. This dispute was mediated on April 4, 2007, which did not resolve the dispute. Golden Phoenix has demanded arbitration pursuant to the terms of the LLC Operating Agreement and anticipates that this dispute will proceed to arbitration later this year. In addition, WEG has notified Golden Phoenix of certain provisions in the Operating Agreement that it contends Golden Phoenix has breached and has requested a meeting to discuss these provisions in accordance with the dispute resolution provisions of the Operating Agreement. The Ashdown LLC is an important component of Golden Phoenix’s business and currently represents all of its operating revenue. Although the operations of the Ashdown LLC have not been adversely affected by the dispute to date, any disruption in the operations of the Ashdown LLC would have a material adverse affect on Golden Phoenix’s business, financial condition, and results of operations.
Mining Risks And Insurance Could Have An Adverse Effect On Our Profitability.
     Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. Although we currently maintain insurance to ameliorate some of these risks, more fully described in the description of our business in this filing, such insurance may not continue to be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties. Either of these events could cause us to curtail or cease our business operations.
The Market Price Of Our Common Stock Is Highly Volatile, Which Could Hinder Our Ability To Raise Additional Capital.
     The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to agreements, title to our properties or proprietary rights, may have a significant impact on the market price of our stock. The range of the high and low bid prices of our common stock over the last three (3) years has been between $0.53 and $0.09. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by us, and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the price of our securities, which could hinder our ability to raise additional capital to fully implement our business, operating and development plans.
Penny Stock Regulations Affect Our Stock Price, Which May Make It More Difficult For Investors To Sell Their Stock.
     Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our securities are subject to the penny stock rules, and investors may find it more difficult to sell their securities.
USE OF PROCEEDS
     The Selling Security Holders will sell all of the common stock offered by this Prospectus. We will not receive any proceeds from the sale of common stock by the Selling Security Holders. We will receive gross proceeds of approximately $4,240,000 if all of the outstanding warrants are exercised by the Selling Security Holders for cash.
     Any proceeds we receive from the cash exercise of warrants will be used for working capital and general corporate matters. More specifically, we intend to use certain proceeds of this offering to accelerate the development and rate of production of the Ashdown Mine. We plan to initiate a third party scoping and feasibility study on the Company’s 100% owned Mineral Ridge mine in order to prove the economics and engineering design required to extract the precious metal resources on that property. Further, we intend to advance Northern Champion toward extraction and test milling and marketing of its molybdenum mineralization in preparation for an exploration program and full feasibility study. A portion of the funds is also planned to be used for general corporate purposes including the leveraged extinguishment of debt where deemed prudent by management
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDERS MATTERS
     Our common stock has been publicly traded since August 6, 1997. The securities are traded on the OTC Bulletin Board, and quoted on the OTC Bulletin Board under the symbol “GPXM.OB”. The following table sets forth for the periods indicated the range of high and low closing bid quotations per share as reported by the OTC Bulletin Board for our past two (2) fiscal years and the first quarter of our current fiscal year. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Year 2005	High	Low
First Quarter	$0.22	$0.09
Second Quarter	$0.26	$0.10
Third Quarter	$0.21	$0.12
Fourth Quarter	$0.22	$0.13

Year 2006	High	Low
First Quarter	$0.48	$0.17
Second Quarter	$0.53	$0.35
Third Quarter	$0.47	$0.30
Fourth Quarter	$0.44	$0.34

Year 2007	High	Low
First Quarter	$0.37	$0.29
Holders
     On June 27, 2007, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.35 per share. On June 27, 2007, we had 252 holders of records of common stock and 180,390,972 shares of our common stock were issued and outstanding, plus an additional 17,939,073 shares issuable upon the exercise of outstanding options and warrants. Many of our shares are held in brokers’ accounts, so we are unable to give an accurate statement of the number of shareholders.
Dividend Policy
     We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.
Securities Authorized for Issuance under Equity Compensation Plans
     In April 1998, the Board approved the Golden Phoenix Minerals, Inc. Stock Option Incentive Plan (the “1997 Stock Option Incentive Plan”), under which employees and directors of the Company are eligible to receive grants of stock options. The Company has reserved a total of 1,000,000 shares of common stock under the 1997 Stock Option Incentive Plan. Subsequent to this, the Employee Stock Incentive Plan of 2002 amended the 1997 Stock Option Incentive Plan and allows for up to 4,000,000 options to be granted (the “2002 Stock Option Incentive Plan”). In addition to these qualified plans, the Company created a class of non-registered, non-qualifying options in 2000 to compensate its three principal employees for deferred salaries. The Company’s executive management administers the plan. Subject to the provisions of the 2002 Stock Option Incentive Plan, the Board has full and final authority to select the individuals to whom options will be granted, to grant the options, and to determine the terms and conditions and the number of shares issued pursuant thereto.
     On October 23, 2006, the Board approved the 2006 Non-Employee Director Stock Option Plan providing for 2,000,000 shares of the Company’s common stock to be reserved for issuance of awards of non-qualified stock options to non-employee directors of the Company pursuant to the terms and conditions set forth in the plan.
     Subject to shareholder approval, the Board approved the 2007 Equity Incentive Plan (the “2007 Plan”) providing nine percent (9%) of the total number of outstanding shares of common stock of the Company to be reserved and available for grant and issuance at the effective date of the 2007 Plan, with an increase at the beginning of each fiscal year if additional shares of common stock were issued in the preceding fiscal year so that the total number of shares reserved and available for grant and issuance, not including shares that are subject to outstanding awards, will be nine percent (9%) of the total number of outstanding shares of common stock of the Company on that date. No more than two million (2,000,000) shares of common stock shall be granted in the form of Incentive Stock Options. Under the 2007 Plan, grants may be made to any director, officer or employee of the Company or other person who, in the opinion of the Board, is rendering valuable services to the Company, including without limitation, an independent contractor, outside consultant, or advisor to the Company.
     The Company has also issued stock options on a stand-alone basis under no specific plan, which have been approved by the Board.
     The following table presents information concerning outstanding stock options and warrants issued by the Company as of June 27, 2007.

	(a) Number of		Number of securities
	securities to be		remaining available for
	issued upon		future issuance under
	exercise of	Weighted-average	equity compensation
	of outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options	securities reflected
Plan Category	and right	warrants and rights	in column (a))
Equity Compensation Plans approved by security holders	—	—	—

Equity Compensation Plans not approved by security holders	17,968,240 (1)	$0.32	None (2)

Total	17,968,240	$0.32	None (2)

(1)	Includes 5,768,240 shares issuable upon exercise of stock options and 12,200,000 shares issuable upon exercise of warrants.

(2)	The Company currently has no securities available for future issuance under equity compensation plans. However, the Company will submit a proposal to its shareholders to approve the adoption of the 2007 Equity Incentive Plan (the “2007 Plan”as described above).
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
Forward Looking Statements
     Except for historical information, the following Management’s Discussion and Analysis contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our estimates of mineral reserves and mineralized material, (b) our projected sales and profitability, (c) our growth strategies, (d) anticipated trends in our industry, (e) our future financing plans, (f) our anticipated needs for working capital, (g) our lack of operational experience and (h) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected.
Overview
     Golden Phoenix Minerals, Inc. is a mineral exploration, development and production company, formed in Minnesota on June 2, 1997, specializing in acquiring and consolidating mineral properties with potential production and future growth through exploration discoveries. Acquisition emphasis is focused on properties containing gold, silver, molybdenum and other strategic minerals that present low political and financial risk and exceptional upside potential. Our main focus is in Nevada.
     Presently our primary mining property assets are the Ashdown molybdenum project operated by the Ashdown LLC, of which we currently own 60% (and have claim to an additional 9.5% interest, though contested, which would bring our total interest to 69.5%), and the (idled) Mineral Ridge gold mine (Figure 1). Management’s near-term goal is to extract the known molybdenum deposits at Ashdown while continuing to redevelop a plan for profitable production of gold and silver at Mineral Ridge. As further discussed below, the Company completed a purchase agreement with four individuals for the Northern Champion molybdenum property located in Ontario, Canada (Figure 2), and plans to take bulk samples for metallurgical and market testing, and to actively explore and delineate molybdenum mineralization on the property.
     As discussed previously, we currently own a 60% interest in the Ashdown LLC and function as manager and operator of the project. Because of our 60% ownership, the consolidated financial statements of the Company include the accounts of the Ashdown LLC, effective October 1, 2006.

Going Concern
     Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2006 and 2005 with respect to their doubt about our ability to continue as a going concern due to our recurring losses from operations and our accumulated deficit. We have not generated revenues sufficient to cover our operating costs and have an accumulated deficit of $36,451,325 and a working capital deficit of $5,530,238 at March 31, 2007. Our ability to continue as a going concern will be determined by our ability to commence and maintain successful operations and to continue to raise capital from debt, equity and other sources. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Critical Accounting Policies
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a wide variety of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the Consolidated Financial Statements, and several of those critical accounting policies are as follows:
     Marketable Securities. Marketable securities consist of shares of International Enexco Ltd. common stock received in the sale of mineral properties. The Company intends on holding these shares for the foreseeable future, and accordingly, the shares are accounted for as securities held-for-sale in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The marketable securities are stated at fair value based on market quotes. Unrealized gains and losses are recorded as other comprehensive income, a component of stockholders’ deficit in our consolidated balance sheet. The total net unrealized gain on this investment for the three months ended March 31, 2007 and for the year ended December 31, 2006 was $80,272 and $43,902, respectively.
     Property and Equipment. Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the respective estimated useful lives of the assets.
     Mine development costs are capitalized after proven and probable reserves have been identified. Amortization of mine development costs will be calculated using the units-of-production method over the expected life of the operation based on the estimated proven and probable reserves. As of March 31, 2007 and December 31, 2006, the Company had no proven or probable reserves. Accordingly, mining equipment and buildings are currently being depreciated on a straight-line basis over their estimated economic useful life rather than on a units-of-production method.
     Property Acquisition and Deferred Mineral Property Development Costs. Mineral property acquisition and deferred mineral property development costs are recorded at cost and will be capitalized once determination has been made that a mineral property has proven or probable reserves that can be produced profitably. On the commencement of profitable commercial production, depletion of each mineral property acquisition and associated deferred property development costs will be computed on the units of production basis using estimated proven and probable reserves.
     Exploration Properties. Mineral exploration expenditures are expensed as incurred. Property acquisition costs relating to exploration properties are also expensed until the economic viability of the project is determined and proven and probable reserves quantified. Costs associated with economically viable projects are depreciated and amortized in accordance with the policies described above.
     Stripping Costs. On March 30, 2005, the Financial Accounting Standards Board (FASB) ratified the consensus of the Emerging Issues Task Force (EITF) Issue 04-06 that stripping costs incurred during the production phase of a mine are variable costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. The Company will utilize this accounting policy for stripping costs incurred in its mining operations where applicable.
     Closure, Reclamation and Remediation Costs. Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature and extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.

     The Company has estimated costs associated with closure, reclamation and environmental reclamation of the Mineral Ridge and Ashdown properties which are reflected in its consolidated financial statements in accordance with generally accepted accounting principles, including the adoption of SFAS 143, Accounting for Asset Retirement Obligations, which the Company adopted effective January 1, 2003. Because we were unable to operate the Mineral Ridge mine profitably in accordance with the feasibility study completed in 2003 and have idled the project, we wrote off the Mineral Ridge reclamation asset recorded pursuant to the requirements of SFAS No. 143, resulting in an expense of $1,826,140 in the year ended December 31, 2006. In addition, because we have not established proven or probable reserves at the Ashdown mine, we have not recorded any reclamation assets pursuant to the requirements of SFAS No. 143.
     Property Evaluations and Impairment of Long-Lived Assets. The Company reviews and evaluates the carrying amounts of its mining properties and related buildings and equipment, and other long-lived assets when events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimated future net cash flows, on an undiscounted basis, from a property or asset are calculated using estimated recoverable minerals (considering current proven and probable reserves and mineralization expected to be classified as reserves where applicable); estimated future mineral price realization (considering historical and current prices, price trends and related factors); and operating, capital and reclamation costs. Reduction in the carrying value of property, plant and equipment, or other long-lived assets, with a corresponding charge to earnings, are recorded to the extent that the estimated future net cash flows are less than the carrying value.
     Estimates of future cash flows are subject to risks and uncertainties. It is reasonably possible that changes in circumstances could occur which may affect the recoverability of the Company’s properties and long-lived assets.
     Revenue Recognition. Revenue from the sale of molybdenite concentrates and precious metals is recognized when title and risk of ownership passes to the buyer and the collection of sales proceeds is assured. Molybdenite concentrates from the Ashdown LLC are currently sold FOB mine site pursuant to the terms of a long-term agreement with a buyer. Title transfers upon the buyer’s acceptance of each twelve (12) sack lot when the material is loaded onto the buyer’s transport.
     Income Taxes. The Company recognizes a liability or asset for deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. Deferred tax items mainly relate to net operating loss carryforwards and accrued expenses. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reviewed periodically for recoverability, and valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets may not be realized. As of March 31, 2007 and December 31, 2006, the Company had reduced its deferred tax assets by recording a valuation allowance of $9,486,785.
     Stock-Based Compensation and Equity Transactions. The Company has a stock-based compensation plan, which is described more fully in Note 15 to our consolidated financial statements. On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, an amendment of FASB Statements 123 and 95, which requires the Company to measure the compensation cost of stock options and other stock-based awards to employees and directors at fair value at the grant date and recognize compensation expense over the requisite service period for awards expected to vest. Prior to January 1, 2006, as permitted under SFAS No. 123, the Company accounted for its stock option awards to employees and directors following the recognition and measurement principles of Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no stock-based compensation expense for employee and director stock options was reflected in the Company’s consolidated statements of operations as all options granted generally had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant and the related number of shares granted was fixed at that time. The Company reported proforma disclosures of net loss and loss per share as if the fair value method of valuing stock options had been applied.
     Except for transactions with employees and directors that are within the scope of SFAS 123R or APB Opinion 25, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Additionally, in accordance with EITF 96-18, the Company has determined that the dates used to value the transaction are either: (1) the date at which a commitment for performance by the counter party to earn the equity instruments is established; or (2) the date at which the counter party’s performance is complete.
New Accounting Pronouncements
     The FASB has issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 on January 1, 2007, and the provisions of FIN 48 were applied to all tax positions upon initial adoption of this standard. There was no financial statement impact of adopting FIN 48.
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, Fair Value Measurements. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.
     The FASB has issued SFAS Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. This new standard will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. The new standard was effective as of the end of fiscal years ending after December 15, 2006 for companies with publicly traded securities. The Company adopted SFAS No. 158 on December 31, 2006, with no material impact on the consolidated financial statements of the Company since the Company currently does not sponsor defined benefit pension or postretirement plans within the scope of the standard.
     The FASB has issued SFAS Statement No. 157, Fair Value Measurements. This new standard provides enhanced guidance for using fair value to measure assets and liabilities, and requires expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. Under the new standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. The new standard is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The Company anticipates adopting SFAS No. 157 on January 1, 2008, but is currently unable to determine the impact of the adoption of the standard on its consolidated financial statements.
     In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets. This statement amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or SFAS 140, regarding (1) the circumstances under which a servicing asset or servicing liability must be recognized, (2) the initial and subsequent measurement of recognized servicing assets and liabilities, and (3) information required to be disclosed relating to servicing assets and liabilities. The Company adopted this standard on January 1, 2007, with no impact on its consolidated financial statements.
     In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, or SFAS 155. This statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative financial instrument. The Company adopted this standard on January 1, 2007, with no impact on its consolidated financial statements.
     The FASB has issued SFAS Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The adoption of SFAS No. 154 by the Company on January 1, 2006 did not have an impact on the consolidated financial statements of the Company for the year ended December 31, 2006.

RESULTS OF OPERATIONS
Results of Operations for the Three Months Ended March 31, 2007 Compared to the Three Months Ended March 31, 2006
Sales
     We generated sales of $798,112 for the three months ended March 31, 2007 consisting of sales of molybdenite concentrates produced by the Ashdown LLC. The Ashdown LLC commenced operations and had its first sale of molybdenite concentrates in December 2006. No sales were recorded for the three months ended March 31, 2006 as the operations at the Mineral Ridge mine, a source of sales for 2004 and 2005, had been temporarily idled pending a re-engineering study designed to maximize gold recoveries through the addition of a milling and vat leaching circuit.
Operating Costs and Expenses
     Cost of mining operations for the three-month periods ended March 31, 2007 and March 31, 2006 were $1,599,474 and $79,212, respectively. The increase in cost of mining operations in the first quarter of the current fiscal year resulted from operating costs and expenses incurred by the Ashdown LLC, which commenced production of molybdenite concentrates in December 2006. The operating costs and expenses for the first quarter of the prior fiscal year consisted of expenditures to maintain the Mineral Ridge project on standby status. The costs at Mineral Ridge during the current year and prior fiscal year consist only of costs of security operations since no sales of precious metals occurred.
     Exploration, development and mineral property lease expenses were $8,206 and $627,537 for the three-month periods ended March 31, 2007 and March 31, 2006, respectively. Current fiscal year levels of these expenses have decreased significantly as efforts have been directed to the production activities of the Ashdown LLC. Exploration, development and mineral property lease expenses for the three months ended March 31, 2006 consisted primarily of development expenditures at Ashdown LLC, which have been expensed as incurred. In May 2006, we exceeded the $5,000,000 benchmark for development expenditures at Ashdown LLC and earned in our 60% ownership interest in the Ashdown LLC. Subsequent to this earn in, our joint venture partner was required to fund 40% of the expenditures on the Ashdown mine during the year.
     General and administrative expenses were $515,795 and $453,177 for the three-month periods ended March 31, 2007 and March 31, 2006, respectively. General and administrative expenses include investor relations, salaries and wages of officers and office personnel, and stock-based compensation recorded pursuant to. The increase in the current fiscal year is primarily the result of additional compensation for executives that were put under contract in 2006, and increases in legal and professional fees.
     Accretion expense and depreciation and amortization expense for the three months ended March 31, 2007 increased from levels recorded for the three months ended March 31, 2006 primarily due to the operations of the Ashdown LLC.
Other Income (Expense)
     During the three months ended March 31, 2007, interest expense decreased to $163,155 from $608,368 for the three months ended March 31, 2006. This decrease resulted from two factors. First, a portion of the $2,000,000 premium obligation recorded as interest expense in the Schnack financing agreement was expensed in the first three months of 2006. In addition, subsequent to the first three months of 2006, $583,441 in debt, much of which was interest bearing, was extinguished with the issuance of shares of our common stock.
     The remaining other income (expense) amounts reported in the three months ended March 31, 2007 did not vary materially from amounts reported in the three months ended March 31, 2006.
Results Of Operations For The Fiscal Year Ended December 31, 2006 Compared To Fiscal Year Ended December 31, 2005.
Sales
     We generated sales of $176,777 for the year ended December 31, 2006 compared to $746,040 for the year ended December 31, 2005. Sales decreased as a result of the suspension of operations at Mineral Ridge. The sales for 2006 consist of the first sale of molybdenite concentrates produced by the Ashdown LLC in December 2006. The sale consisted of more than 14,000 pounds of concentrates, containing over 8,000 pounds of elemental molybdenum, and was made to Derek Raphael and Company, London, England. The sales for 2005 consist of the sale of precious metals from the operations at Mineral Ridge. We have temporarily idled the Mineral Ridge mine pending a re-engineering study designed to maximize gold recoveries through the addition of a milling and vat leaching circuit.

Operating Costs and Expenses
     Cost of mining operations for the years ended December 31, 2006 and 2005 were $1,593,607 and $1,207,754, respectively. The cost of mining operations for 2005 consisted of expenditures to maintain the Mineral Ridge project on standby status and to produce the amount of sales of precious metals described above. The costs at Mineral Ridge decreased during the current year as only security operations were conducted, and no sales of precious metals occurred. The decrease in the cost of mining operations at Mineral Ridge in 2006 was offset by the cost of mining operations incurred by the Ashdown LLC during the last three months of the year in preparing the mine and mill for production, which commenced in December 2006.
     Exploration, development and mineral property lease expenses were $2,909,404 and $3,271,550 for the years ended December 31, 2006 and 2005, respectively. During the second quarter of 2006, we exceeded the $5,000,000 benchmark for development expenditures at Ashdown and earned in our 60% ownership interest in the Ashdown LLC. Subsequent to this earn in, our joint venture partner was required to fund 40% of the expenditures on the Ashdown Project during the year. In addition, as discussed above, efforts at the Ashdown mine were devoted substantially to preparing the mine and mill for production, which commenced in December 2006. Therefore, substantially all costs incurred at the Ashdown mine since the formation of the Ashdown LLC have been reported as costs of mining operations. The decrease in exploration, development and mineral property lease expenses in 2006 as compared to 2005 was partially offset by $521,278 of exploration expenses recorded for the Northern Champion property in 2006, including the acquisition cost of the property of $498,380.
     General and administrative expenses were $2,431,518 and $1,496,124 for the years ended December 31, 2006 and 2005, respectively. General and administrative expenses include investor relations, salaries and wages of officers and office personnel, and stock-based compensation recorded pursuant to the adoption of FAS 123R. This increase is primarily the result of the valuation of employment contracts expensed in the current year on executives that were put under contract in 2006, severance obligations and $483,160 in stock-based compensation expense.
     Because we were unable to operate the Mineral Ridge mine profitably in accordance with the feasibility study completed in 2003 and have idled the project, we wrote off the reclamation asset recorded pursuant to the requirements of SFAS No. 143, resulting in an expense of $1,826,140 in the year ended December 31, 2006. We had no similar write down of reclamation costs in 2005.
     Accretion expense and depreciation and amortization expense for 2006 did not vary materially from amounts reported for 2005.
Other Income (Expense)
     During the year ended December 31, 2006, interest expense decreased $591,277 to $1,152,607 from $1,743,884 for the year ended December 31, 2005. This decrease resulted from two factors. First, of the $2,000,000 premium obligation recorded as interest expense in the Schnack financing agreement, $1,470,000 was expensed in 2005 and $530,000 was expensed in 2006. In addition, during 2006, $583,441 in debt, much of which was interest bearing, was extinguished with the issuance of 3,318,515 shares of our common stock.
     During the year ended December 31, 2006 and subsequently during the first three months of 2007, we have continued our efforts to settle and extinguish certain obligations related to the Contact Mine, the Mineral Ridge property and amounts payable to related parties. We have reached agreement with various parties pursuant to which a total of $6,143,692 of debt has been extinguished. Net of a loss on extinguishment of amounts due to related parties of $830,839 from the issuance of common shares where the market value of the common stock exceeded the recorded amount of the debt paid on the date the shares were issued, we recognized a gain on extinguishment of debt of $5,312,853 for the year ended December 31, 2006. The extinguishment of debt has significantly improved the working capital position of the Company. We reported a loss on extinguishment of debt of $56,234 for the year ended December 31, 2005.
     During the year ended December 31, 2006 we reported a gain on the sale of mineral properties of $162,041 related to the execution of a quitclaim deed conveying our interest in and to certain unpatented mining claims at the Contact Property in exchange for common shares of Enexco valued at $162,041. Gain on sale of mineral properties for the year ended December 31, 2005 was $1,400,000, consisting of the gain recognized on the sale of the Borealis Property.
     The remaining other income (expense) amounts reported in 2006 did not vary materially from amounts reported in 2005.
Liquidity And Capital Resources
     Since our incorporation in June 1997, our expenses have exceeded our revenues, resulting in an accumulated deficit of $36,451,325 and a total stockholders’ deficit of $4,804,939 at March 31, 2007.

     As of March 31, 2007, we had $481,003 in cash and a working capital deficit of $5,530,238. A significant portion of the cash is allocated for the Ashdown mine. We anticipate expenditures for 2007 may exceed the levels incurred in 2006, particularly at the Ashdown mine where we commenced production in December 31, 2006. Our operating costs and expenses could increase or decrease significantly, at any time during the next fiscal year, based on exploration results and decisions about releasing or acquiring additional properties, among other factors. We believe that in the short-term the Ashdown LLC will retain significant portions of the proceeds from the sale of molybdenite concentrates to expand and improve operations at the Ashdown mine and mill. In addition, as more fully described elsewhere in this Prospectus and in the notes to our consolidated financial statements, the Company’s share of production distributions from the Ashdown LLC are encumbered by significant production payment and debt agreements entered into to provide development funds for the Ashdown mine. Consequently, we will require additional funding from debt and equity financing to finance our operations, including any cash call obligations of the Ashdown LLC.
     We cannot assure that additional capital required to finance our operations will be available on acceptable terms, if at all. Any failure to secure additional financing may force us to modify our business plan. In addition, we cannot be assured of profitability in the future.
     In May 2003, we entered into an insurance-backed financial assurance program for a surety bond, to secure the reclamation bond for approximately $2,700,000 for the Mineral Ridge property. The program structure includes an insurance policy that will pay reclamation expenses as they occur. During June 2003, we transferred approximately $1,800,000 of the reclamation cash deposits that had been presented as restricted cash for the reclamation of the Mineral Ridge property to the insurance company and removed the accrued reclamation obligation due to the insurance policy entered into that will pay the future reclamation costs during the term of the policy. The total bond amount is reviewed by BLM every three years, and their audit for this period was completed on August 28, 2006 with a finding that the bond amount be increased to approximately $2,800,000 to remain in compliance with our reclamation obligations. We have posted this additional amount. We are also obligated to pay an additional $11,311 annually to keep this insurance policy in force.
     In the next 12 months, we anticipate purchasing or leasing certain capital equipment for the Ashdown and Mineral Ridge mines, which would be support equipment for the underground operation and process/leach facilities. These items include underground hauling machines and muckers and various surface equipment including a front-end loaders, forklifts, and small haul trucks. We anticipate funding these capital equipment expenditures with funds we receive from any molybdenum or gold production revenues we may generate or from debt and equity financing. All purchases at the Ashdown mine will be borne in proportion to our equity percentage as operator in that project. The pickup trucks we intend to purchase will be for our staff professionals only. All contractors will provide their own vehicles.
     During the three months ended March 31, 2007, we used net cash of $1,050,886 in operating activities, compared to $718,015 net cash used in operating activities during the three months ended March 31, 2006. The increase in net cash used in operating activities in the current fiscal year was attributed to the increased operating activities at the Ashdown LLC.
     During the year ended December 31, 2006, we used net cash of $4,919,742 in operating activities, compared to $2,573,435 net cash used in operating activities for the year ended December 31, 2005. Again, the increase in net cash used in operating activities in 2006 compared to 2005 was attributed primarily to the increased operating activities at the Ashdown mine, including the payment of costs and expenses required to “earn in” our ownership interest in the Ashdown LLC.
     During the three months ended March 31, 2007, net cash provided by investing activities was $181,331, comprised of $200,000 cash contributed to capital by our minority interest member of the Ashdown LLC and net cash of $18,669 to purchase property and equipment, primarily for the Ashdown mine. Net cash used in investing activities for the three months ended March 31, 2006 was $32,303, consisting of the purchase of property and equipment of $54,878, partially offset by proceeds from the sale of property and equipment of $22,575.
     During the year ended December 31, 2006, net cash provided by investing activities was $332,473, comprised of $440,000 cash contributed to capital by our minority interest member of the Ashdown LLC and net cash of $107,527 to purchase property and equipment, primarily for the Ashdown mine, (net of proceeds of $86,075 from the sale of property and equipment). During the year ended December 31, 2005, net cash used in investing activities was $104,768, comprised of $157,568 used to purchase property and equipment, net of proceeds from the sale of property and equipment of $52,800.
     Net cash provided by financing activities in the three months ended March 31, 2007 was $871,526. Our liquidity needs were primarily met from the proceeds of $884,999 from the sale of 3,015,885 of our common shares pursuant to the Common Stock Purchase Agreement with Fusion Capital (net of an increase to stock subscription receivable of $15,000). The cash provided by these financing sources was partially offset by the payment of amounts due to related parties of $7,500 and the payment of other debt of $5,973.
     During the three months ended March 31, 2006, net cash provided by financing activities was $875,110, consisting of $160,000 from the sale of common stock, $50,110 from the exercise of options and warrants, $265,000 proceeds from notes payable and $650,000 proceeds from the production payment purchase agreement, partially offset by payments of amounts due related parties of $250,000.
     Net cash provided by financing activities in the year ended December 31, 2006, from which our liquidity needs were met, came from the following sources:
(1)	$4,177,504 from the sale of 11,901,992 of our common shares pursuant to the Common Stock Purchase Agreement with Fusion Capital (net of a stock subscription receivable of $60,000);

(2)	$139,610 from the exercise of stock warrants and options;

(3)	$265,000 from the proceeds of the Schnack financing agreement;

(4)	$145,000 from advances from related parties;

(5)	$650,000 from the Production Payment Purchase Agreement with Ashdown Milling Company, LLC, a related party.
     The cash provided by these financing sources was partially offset by the payment of amounts due to related parties of $273,048 and the payment of other long-term debt and capital lease obligations of $47,940.
     Net cash provided by financing activities in the year ended December 31, 2005, from which our liquidity needs were met, came from the following sources:
(1)	$895,945 from the sale of 9,354,860 of our common shares pursuant to the Common Stock Purchase Agreement with Fusion Capital (net of a stock subscription receivable of $7,900);

(2)	$735,000 from the proceeds of the Schnack financing agreement;

(3)	$417,971 from advances from related parties;

(4)	$850,000 from the Production Payment Purchase Agreement with Ashdown Milling Company, LLC, a related party.
     The cash provided by these financing sources was partially offset by the payment of amounts due to related parties of $168,937 and the reduction in bank overdraft of $41,601.
     On July 13, 2005, the Company entered into a Common Stock Purchase Agreement (the “Original Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”), pursuant to which Fusion Capital had agreed, under certain conditions, to purchase on each trading day $12,500 of the Company’s common stock up to an aggregate of $6 million over a twenty-four (24) month period. On January 19, 2006, the Company and Fusion Capital entered into a Termination Agreement whereby the parties terminated the Original Purchase Agreement. On January 20, 2006, the Company entered into a new Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital. Under the Purchase Agreement, Fusion Capital committed to purchase up to $6 million of the Company’s common stock over a twenty-four (24) month period. Under the Purchase Agreement, 11,901,992 shares of the Company’s common stock were purchased by Fusion Capital with proceeds to the Company of $4,177,504, net of a subscription receivable of $60,000 at December 31, 2006, or an average of $0.356 per common share. On April 23, 2007, the Company terminated the Purchase Agreement by and between the Company and Fusion Capital.
     On September 26, 2005, the Company entered into a Production Payment Purchase Agreement with Ashdown Milling Company LLC (“Ashdown Milling”). Under the terms of the agreement, Ashdown Milling agreed to purchase a production payment to be paid from the Company’s share of production from the Ashdown mine for a minimum of $800,000. In addition, Ashdown Milling is to receive one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at $0.20 per share for each dollar paid to the Company. In addition, the Production Payment Purchase Agreement provides that, upon the request of the Company for additional funds, Ashdown Milling has the right, but not the obligation, to increase its investment in the production payment up to an additional $700,000 for a maximum purchase price of $1,500.000. The amount of the production payment to be paid to Ashdown Milling is equal to a 12% net smelter returns royalty on the minerals produced from the mine until an amount equal to 240% of the total purchase price has been paid. Robert P. Martin, President of the Company, and Kenneth S. Ripley, a former Chief Executive Officer of the Company, are members, managers, and lead investors in Ashdown Milling. The Company’s Board approved the transaction.
      This transaction has been accounted for as the sale of an interest in mineral properties with the related gain to be deferred until the Company begins making payments according the terms of the agreement. Through March 31, 2007, there had been $1,500,000 advanced to the Company pursuant to this agreement. As of March 31, 2007, $904,567 of the proceeds has been allocated to deferred revenue - related party, a current liability.
     On April 23, 2007, the Company entered into an Advance Sales Restructuring Agreement by and between the Company and William D. Schnack and Candida Schnack (“Schnack”) (the “Restructuring Agreement”). The Restructuring Agreement supersedes the prior Golden Phoenix/Schnack Agreement for Advance of on Sales of Molybdenum Concentrates agreement between the parties executed by Schnack on May 6, 2005 and by the Company May 10, 2005 (the “Prior Schnack Agreement”). Terms of the Restructuring Agreement include: that it be effective upon the closing of private placement equity financing discussed above; to provide for an early payment of $1 million, and the restructuring of the remaining amounts owed under the Schnack Agreement into a Net Smelter Returns payment from the Company’s distributions from the Ashdown LLC, the exercise of Schnack’s warrants to purchase the Company’s common stock issued to Schnack pursuant to the Prior Schnack Agreement (the “Schnack Warrants”); and that the Company use its reasonable best efforts to include the shares purchased by Schnack upon the exercise of the Warrants on a registration statement to be filed with the SEC.
     Further terms include: that the remaining amounts owed to Schnack under the Prior Schnack Agreement shall be paid from a production payment in the amount of two million dollars ($2,000,000) paid exclusively from the Company’s share of production of base and precious minerals produced from the Ashdown Mine allocated to the Company pursuant to the Ashdown LLC. The rate of payment shall be equal to a fifteen percent (15%) Net Smelter (Refinery) Return on the entire production of precious and base minerals produced from the Ashdown Mine.
     Further terms include that the Company, or its assignee, has the option to purchase the production payment provided for in the Restructuring Agreement for the following amounts during the time periods set forth below:
1. On or prior to August 31, 2007. The Company, or its assignee, has the option to purchase the production payment for one million three hundred thousand dollars ($1,300,000), less any amounts already paid pursuant to the Restructuring Agreement.
2. Between September 1, 2007 and December 31, 2007. The Company, or its assignee, has the option to purchase the production payment for one million five hundred thousand dollars ($1,500,000), less any amounts already paid pursuant to the Restructuring Agreement.
3. After December 31, 2007. The Company, or its assignee, has the option to purchase the production payment for two million dollars ($2,000,000), less any amounts already paid pursuant to the Restructuring Agreement.
4. Assignment of Option and Adjustment to Production Payment. If, and only if, the Company assigns its option to purchase the production payment provided for herein, then the following modifications to the production payment shall be made automatically immediately prior to the exercise of the option by the assignee: Adjustment to Size of Production Payment. The aggregate amount of the production payment shall be equal to one hundred ten percent (110%) of the amount of the exercise price of the option, but in no case shall it exceed two million dollars ($2,000,000) less any amounts already paid. The production payment shall be paid in an amount equal to a five percent (5%) Net Smelter (Refinery) Returns instead of the fifteen percent (15%) Net Smelter (Refinery) Returns provided for above and paid solely from the Company’s share of production distributed to the Company pursuant to the Ashdown LLC.
     On April 24, 2007, the Company completed its private offering of 20,000,000 units of its common stock and warrants to purchase common stock (the “Private Offering”) to certain institutional and accredited investors (the “Investors”). Each unit consists of one share of common stock, no par value per share, and one-half (1/2) of one two year warrant to purchase common stock, with each whole warrant entitling the holder to purchase one share of common stock at an exercise price of $0.40 per share. The units were sold at a per unit price of $0.30. The Company raised an aggregate amount of $6,000,000 from this Private Offering, less a placement fee of $210,000 and approximately $25,000 in expenses related to the Private Offering paid to its placement agent. Further, in connection with the Private Offering, the Company issued to its placement agent 150,000 shares of common stock, of which 50,000 shares will be issued in the future in connection with certain financial advisory services, and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.
      On June 13, 2007, the Company entered into that certain Production Payment Purchase Agreement and Assignment (the “Purchase Agreement”) by and between the Company and Crestview Capital Master, LLC (“Crestview”). Pertinent to the Purchase Agreement, and as disclosed above the Company had entered into the Restructuring Agreement with Schnack.
      Pursuant to the terms of the Purchase Agreement, Crestview acquired from the Company the assignment of the Company’s purchase rights under the Restructuring Agreement in consideration of Crestview paying the seven hundred fifty thousand dollar ($750,000) payment due Schnack and Crestview immediately exercising the Company’s purchase rights to acquire the production payment, along with certain amendments to the Restructuring Agreement, for a combined purchase amount paid by Crestview to Schnack equal to one million seven hundred ninety-four thousand nine hundred sixty dollars ($1,794,960).
      Further terms of the Purchase Agreement include: (i) that the aggregate amount of the production payment will be equal to one million nine hundred seventy four thousand four hundred fifty six dollars ($1,974,456), representing 110% of the actual cash paid by Crestview to satisfy the Company’s obligations to the Schnacks; (ii) that the production payment will be paid in an amount equal to a five percent (5%) Net Smelter (Refinery) Returns (“NSR”) paid solely from the Company’s share of production distributed to the Company pursuant to the Ashdown Project LLC Operating Agreement; and (iii) that so long as the production payment remains outstanding, the production payment shall be convertible, in whole or in part, into shares of the Company’s Common Stock at the option of Crestview or its assignee. As a result of the Purchase Agreement and related agreements, the liabilities of the Company have been reduced by five hundred twenty thousand five hundred four dollars ($520,504).
     We continue to investigate other potential financing sources, and to entertain potential joint venture partners for the Mineral Ridge mine.
DESCRIPTION OF BUSINESS
Overview
     We are a mineral exploration, development and production company, formed in Minnesota on June 2, 1997. Our business includes acquiring and consolidating mineral properties that we believe have a high potential for new mineral discoveries and profitability. Our focus is on properties containing gold, silver and molybdenum that are located in Nevada.

     As discussed below, our primary mining property assets are the Ashdown molybdenum project operated by the Ashdown Project LLC (the “Ashdown LLC”), in which we currently own a 60% member interest (and have claim to an additional 9.5% interest), and the Mineral Ridge mine. Both properties are located in Nevada. Management’s near-term goals are to extract molybdenum deposits at Ashdown and to develop a plan for profitable production of gold and silver at Mineral Ridge.
     Our corporate directors, officers and managers have prior management experience with large and small mining companies. We believe that Golden Phoenix has created the basis for a competitive minerals exploration/development and operational company through assembling a group of individuals with experience in target generation, ore discovery, resource evaluation, mine development and mine operations.
     We have transformed from an exploration and development company into a production stage company, and we intend to profitably operate our own mines. We also intend to continue to explore and develop properties. We plan to provide joint venture opportunities for mining companies to conduct exploration or development on mineral properties we own or control. We, together with any future joint venture partners, intend to explore and develop selected properties to a stage of proven and probable reserves, at which time we would then decide whether to sell our interest in a property or take the property into production alone or with our future partner(s). By joint venturing our properties, we may be able to reduce our costs for further work on those properties, while continuing to maintain and acquire interests in a portfolio of gold and base strategic metals properties in various stages of mineral exploration and development. We expect that this corporate strategy will minimize the financial risk that we would incur by assuming all the exploration costs associated with developing any one property, while maximizing the potential for success and growth.
Sources of Available Land for Mining and Exploration
     There are at least five sources of land available for exploration, development and mining: public lands, private fee lands, unpatented mining claims, patented mining claims, and tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the United States Forest Service, state and Canadian Provincial governments, tribal governments, and individuals or entities who currently hold title to or lease government and private lands.
     There are numerous levels of government regulation associated with the activities of exploration and mining companies. Permits, which we are maintaining and amending include “Notice of Intent” to explore, “Plan of Operations” to explore, “Plan of Operations” to mine, “Reclamation Permit”, “Air Quality Permit”, “Water Quality Permit”, “Industrial Artificial Pond Permit”, and several other health and safety permits. These permits are subject to amendment or renewal during our operations. Although there is no guarantee that the regulatory agencies will timely approve, if at all, the necessary permits for our current operations or other anticipated operations, currently we have no reason to believe that necessary permits will not be issued in due course. The total cost and effects on our operations of the permitting and bonding process cannot be estimated at this time. The cost will vary for each project when initiated and could be material.
     The Federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a twenty (20) acre mining claim granted under the General Mining Law of 1872, as amended (the “General Mining Law”). The Federal government still owns the surface estate even though the subsurface can be controlled with a right to extract through claim staking. Private fee lands are lands that are controlled by fee-simple title by private individuals or corporations. These lands can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner. Unpatented mining claims located on public land owned by another entity can be controlled by leasing or purchasing the claims outright from the owners. Patented mining claims are claims that were staked under the General Mining Law, and through application and approval the owners were granted full private ownership of the surface and subsurface estate by the Federal government. These lands can be acquired for exploration and mining through lease or purchase from the owners. Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land.
Competition And Mineral Prices
     The mining industry has historically been intensely competitive. However, we believe that over the last ten (10) years the imposition of numerous regulatory requirements and claim rental policies by the United States Government, and the exodus of some major gold corporations from the U.S. to pursue mineral exploration in foreign countries, has allowed large areas of very prospective mineralized ground to become open for location and acquisition. The increasing price of gold since 2002 has led to a number of companies to begin once again to aggressively acquire claims and properties. In addition, we believe that the rise of the price of molybdenum in the past year has created opportunities for profitable mining operations for this mineral.

Capital Equipment
     In the next twelve (12) months, we anticipate purchasing or leasing certain capital equipment for the Ashdown mine, which would be support equipment for the underground operation and process facilities. These items include underground hauling machines and muckers and various surface equipment including front-end loaders, forklifts, and small haul trucks. Depending on whether we purchase new or used equipment, these capital equipment items could cost between $200,000 and $500,000 per unit. We anticipate funding these capital equipment expenditures with funds we receive from molybdenum revenues we expect to generate and from recent equity financing. All purchases at the Ashdown mine will be borne in proportion to our equity percentage as operator in that project.
Mining Properties And Projects
     Our two primary mining property assets are the Ashdown molybdenum project operated by the Ashdown Project LLC (the “Ashdown LLC”), in which we currently own a 60% member interest (and have claim to an additional 9.5% interest, though contested, which would bring our total interest to 69.5%), and the Mineral Ridge gold mine (Figure 1). Management’s near-term goal is to extract the known molybdenum deposits at Ashdown while continuing to redevelop a plan for profitable production of gold and silver at Mineral Ridge. The Ashdown molybdenum project represents all of Golden Phoenix’s revenue.
     As further discussed below, the Company completed a purchase agreement with four individuals for the Northern Champion molybdenum property located in Ontario, Canada (Figure 2), and plans to take bulk samples for metallurgical and market testing, and to actively explore and delineate molybdenum mineralization on the property.
     The Ashdown LLC currently does not have proven or probable reserves supported by a current third-party feasibility study. The Ashdown LLC commenced production in December 2006. The Company is working to put Ashdown into profitable production and establishing a mineable reserve base by 2008. As further discussed below, in 2003 we identified economically feasible gold reserves that could be recovered using a cyanide heap leaching process at the Mineral Ridge Project. We operated the Mineral Ridge Project in 2004 and 2005, but did not obtain the results projected in the engineering and feasibility study completed in 2003. Consequently, the Mineral Ridge mine was idled pending full reviews of engineering and metallurgy, and optimization of a revised mine and operations plan. We intend to commence further exploration of numerous targets and development of identified economic mineralization at Mineral Ridge in 2007. It is expected that this work, which will be contracted with a third party, will identify and delineate additional reserves for both open pit and underground deposits and ultimately extend the life of the mine.

Figure 1. Map showing the locations of the Nevada properties discussed in this Prospectus. Ashdown is the only active property, with Mineral Ridge idled in 2005.
Ashdown Project, Humboldt County, Nevada
     The Ashdown molybdenum-gold project is located about 115 miles northwest of Winnemucca in Humboldt County, Nevada (the “Ashdown mine”). The property covers about three (3) square miles and is controlled by 101 unpatented mining claims. We signed a Joint Venture Agreement for the Ashdown property with Win-Eldrich on February 5, 2004. The terms of the agreement gave us the right to earn in to 60%, as manager and operator of the project, with Win-Eldrich retaining 40% as owner of the property. We were eligible to earn an undivided vested 60% interest in the project in either of two (2) ways: (1) by placing the project into profitable production using a small mill, or (2) by spending $5,000,000 toward development of the project. Upon signing, we paid Win-Eldrich $50,000, and beginning three (3) months after signing we paid $5,000 per month through December 2006. In May 2006, we exceeded the $5,000,000 benchmark for development expenditures at Ashdown mine and formally notified Win-Eldrich that we had vested our 60% interest as provided under clause (2) of the Letter Agreement. We have claim to an additional 9.5% interest in the Ashdown LLC, though contested, which would bring our total interest to 69.5%.

     On September 28, 2006, we entered into the Ashdown Project LLC Operating Agreement with Win-Eldrich Gold, Inc. in order to govern the management of the Ashdown LLC and the future mineral exploration, evaluation, development and mining operations by the Ashdown LLC on the real property contributed by us and Win-Eldrich Gold, Inc. and all other real property within the area of interest that is acquired by the Ashdown LLC. We will serve as the initial Manager of the Ashdown LLC until such a time that the Management Committee determines that the Ashdown LLC should manage itself with the Mine General Manager, and the other officers of the Ashdown LLC being responsible for the day-to-day operations. Additionally, on September 28, 2006, we entered into a Contribution Agreement with the Ashdown LLC in order to recognize that we had incurred actual expenditures at the Ashdown mine of not less than $5,000,000 and to contribute all of our right, title and interest in the Ashdown mine, encumbered as set forth in the Settlement Agreement, dated August 26, 2005 by and between us, Earl Harrison, dba Western Mine Development, Retrievers LLC, John Tingue and Kris Tingue, to the LLC. We agreed with the Ashdown LLC that value of our contribution was $5,000,000, which resulted in a sixty percent (60%) ownership interest in the Ashdown LLC. Simultaneously with the entry into the Contribution Agreement by us, Win-Eldrich Gold, Inc. entered into a Contribution Agreement with the Ashdown LLC in order to contribute all of its right, title and interest in and to certain personal property and certain unpatented mining claims situated in Humboldt County, Nevada in exchange for a forty percent (40%) ownership interest in the Ashdown LLC at an agreed-upon value of the contribution of $3,333,333.
     Because the mineral property operated by the Ashdown LLC currently does not have proven or probable reserves supported by a current third-party feasibility study, the $5,000,000 in development expenditures incurred by us at the Ashdown mine have been expensed by us as incurred, with the exception of the cost of the mill and other tangible property and equipment, along with certain reclamation bonds and deposits contributed by us to the Ashdown LLC.
     Because of our 60% ownership in the Ashdown LLC, we have consolidated the financial statements of the Ashdown LLC with those of the Company, effective October 1, 2006.
     In May 2006, we completed permitting a mill designed to run about 100 tons per day of mine production. Construction on the mill and tailings impoundment was completed in 2006, and the facility is currently processing material as development at the mine allows the production and delivery of mill feed. We plan to assess expansion into a larger operation.
     Currently the Ashdown mine produces a molybdenite concentrate product, which generally averages over 50% elemental molybdenum. We have a marketing agreement in place that facilitates the sale of the molybdenite concentrates (FOB mine) to an international metals broker, Derek Raphael & Company of London, England. We will not be required to provide roasted material to the market, and do not have to locate third party roasting capacity under this contract.
     Molybdenum is a base metal used in the manufacture of a wide variety of products, including steel production, catalytic converters, and specialty lubricants. Due to its properties, it is used as a strengthening component in alloys, and provides corrosion resistance in acidic environments. Molybdenum is used as a hardener in the manufacture of machine tools, drill equipment, and pipelines, and is an essential component of stainless steel.
     The molybdenum concentrate is produced by a flotation process at the Ashdown mine, and then bagged in Super Sacks, each weighing approximately 3,950 pounds. The concentrate is a molybdenum disulfide, which requires roasting at an outside facility to convert to a molybdenum oxide, the international standard form for its sale. The molybdenum disulfide product is shipped by truck from the mill in lots containing 12 Super Sacks. Once the product leaves the mill, it is transferred to a roasting facility of the broker’s choice, converted to molybdenum oxide and then sold on the world markets.
     The broker takes custody and ownership of the product at the Ashdown mine and at our discretion makes 80% to 90% payment of the assayed value of the shipment at that time. The balance of approximately 10% is settled following processing of the shipment at the outside roasting facility and Final Assay, which can take between two and four months to complete.
     On October 30, 2006, a Finding of No Significant Impact and Decision Record were signed under the 43 CFR 3715 Surface Occupancy Regulations, and the proposed occupancy was found to meet the requirement of §§ 3715.2, 3715.2-1, and 3715.2-2 and was approved subject to certain stipulations. Similarly the Plan of Operations/Environmental Assessment (“POO”) was approved under the 43 CFR 3809 Surface Management Regulations subject to certain stipulations. As of September 2006 we have been allowed to proceed with the proposed project, its occupancy and use as described in the POO. These represent the final permits required to allow us to initiate full-scale mining operations, which commenced in December 2006. The Ashdown LLC has also received regulatory approval for reclamation plans and cost estimates for the Ashdown mine site and the mill and tailings pond, and has deposited approximately $340,000 for reclamation bonds.
     Interim progress at the mine was accomplished under a Notice of Intent level permit that allowed for the removal, test processing and marketing of a 1,000-ton sample. The activities undertaken to access the bulk sample are the same as those that would have occurred under the full POO, and the delays in the permitting process did not substantially impact our operations. The Ashdown LLC completed the first sale of molybdenite concentrates produced at the Ashdown mine and mill in December 2006. As discussed below under “Financing Agreements”, the Company’s share of production distributions from the Ashdown LLC are encumbered by financing agreements pursuant to which funds were raised to develop the Ashdown mine.

Mineral Ridge Gold Mine, Esmeralda County, Nevada
     The Mineral Ridge gold mine is located four miles northwest of the town of Silver Peak and thirty-two miles west of Tonopah in Esmeralda County, Nevada (“Mineral Ridge”). The property consists of 54 patented and 140 unpatented mining claims totaling nearly 3,880 acres, or 6 square miles. The property is accessed on the east side from state highway 265 and on the west side from a well-maintained gravel road. Heavy trucks access the site from the west entrance by way of state highway 264, which connects to state highway 773 and U. S. highway 6. We also control three (3) private land parcels, which are located outside the main Mineral Ridge mine area. These are the abandoned Blair town site, the Silver Peak mill site, and deeded land west of Mineral Ridge over some springs. These private lands total about 430 acres. The total combined acreage controlled by Golden Phoenix is equal to approximately 6.78 square miles.
     Golden Phoenix purchased the Mineral Ridge mine in late 2000 out of bankruptcy for $225,000 cash and the assumption of a $382,000 liability to Sierra Pacific Power Co. for a facility charge for the installation of a grid power line. Additional commitments were also assumed, including obligations to pay advanced royalty payments of $60,000 per year and the annual permit cost for the Nevada Department of Environmental Protection of approximately $20,000 during the time the permits were being transferred to Golden Phoenix from the previous operator. We believe that prior mine operators had spent about $30 million on the property, which includes about $18 million in office, process, and ancillary facilities, about $2 million in engineering and feasibility studies, about $6 million in drilling and assays, $2 million in past permitting costs, and the remainder in site preparation.
     The Mineral Ridge property holds three separate potentially economic mineable gold deposits, the Drinkwater, Mary, and Brodie. We believe that the property holds further mineral potential with identified targets potentially containing additional gold mineralization. Our operations have yielded certain amounts of precious metal product that has been sold resulting in revenues of approximately $2.3 million in 2005 and 2004. On January 12, 2005, we announced our decision to temporarily idle the mine pending full reviews of engineering and metallurgy, and optimization of a revised mine and operations plan. We intend to commence further exploration of numerous targets and development of identified economic mineralization at Mineral Ridge in 2007. It is expected that this work, which will be contracted with a third party, will identify and delineate reserves for both open pit and underground deposits and ultimately extend the life of the mine
     In 2001, Golden Phoenix filed a $1.8 million interim reclamation bond, which allowed the Company to hold the Mineral Ridge property while other permitting was underway. We negotiated an interim bond amount to keep the project at status quo until a new plan and bond amount could be negotiated. On May 8, 2003, we received the new amended operating permit and on June 23, 2003, we filed a $2.7 million reclamation bond with the Bureau of Land Management with respect to the Mineral Ridge mine. We utilized an insurance-backed financial assurance program to acquire the bond. The program structure includes an insurance policy that will pay reclamation expenses as they occur. The insurance enabled us to acquire the necessary reclamation bond at a fixed and discounted rate for a term of twelve (12) years. It also allows us the flexibility to increase our bond in the future as we recommence operations at Mineral Ridge. Operations began in 2003 once the bond was in place, including adding chemicals to the process solutions, plumbing the pad with drip lines and main trunk pipes, and mining both new and old stockpiled materials.
Mineral Ridge Royalty Obligations
     We are obligated to honor two (2) prior royalty agreements. The first is to Mary Mining Company, which includes annual advanced royalty payments of $60,000, and a sliding-scale production royalty based on gold price divided by 100 in $50 increments. The other agreement, which originated from Benquet Corp., is with private individuals on several patented claims. This agreement includes a 1.0% sliding-scale production royalty on production when gold prices are below $300 per ounce and 2.0% when gold prices are above $300 per ounce.

Figure 2. Map showing the Northern Champion property located within the Province of Ontario, Canada. The acquisition of this property was completed in February 2007.
Northern Champion Property, Ontario, Canada
     The Northern Champion Property is approximately 880 acres in Griffith and Brougham Townships in the Province of Ontario, Canada (“Northern Champion Property”). On April 18, 2006, we executed a Purchase Agreement with Robert R. Robitaille, Douglas Lalonde, Sheldon Davis and Ronald E. Dockweiler (collectively, the “Vendors”) to acquire five (5) registered claims totaling 22 units on the Northern Champion Property together with a NI43-101 report describing a molybdenite deposit within the area of the claims.
     Pursuant to the terms of the agreement, we were obligated to pay $125,000 in four (4) equal quarterly installments of $31,250 commencing on August 15, 2006. Each payment was to be distributed as follows, $9,991.50 to Mr. Lalonde, $9,247.45 to each of Messrs. Robitaille and Davis, and $2,763.61 to Mr. Dockweiler. In addition, the agreement provided that we would issue 735,000 shares of our common stock to the Vendors. Mr. Lalonde received 235,000 shares, each of Messrs. Robitaille and Davis received 217,500 shares and Mr. Dockweiler received 65,000 shares. The agreement also provides that the Vendors will retain a 3.3% Net Smelter Return (“NSR”) on the sales of minerals taken from the Northern Champion Property. Each of Messrs. Lalonde, Robitaille and Davis will be entitled to receive 1% of the Net Smelter Return and Mr. Dockweiler will be entitled to receive 0.3% of the Net Smelter Return. Additionally, we will have the right of first refusal to purchase 1.65% of said Net Smelter Return from the Vendors for $1,650,000. We will have the ability to purchase 0.5% of said Net Smelter Return from each of Messrs. Lalonde, Robitaille and Davis and 0.15% of said Net Smelter Return from Mr. Dockweiler.
     On February 12, 2007, the parties agreed to convert the remaining cash payments to an equivalent number of restricted shares valued at the market close of $0.295 on that date. On February 16, 2007, 423,729 restricted shares were issued to the Vendors and the purchase was completed. We now own 100% of the Northern Champion Property subject to the NSR reserved by the Vendors.
Alaskan Royalties
     We own a 1% net smelter return royalty on two properties located in Alaska, Glory Creek and Uncle Sam. We are not required to perform any work or make any payments for these royalties.
     The Glory Creek property is 100% controlled by Great American Mineral Exploration, Inc. (“GAME”). It is located in the Bonnifield mining district, about 60 miles south of Fairbanks. Exploration work on the property has defined an anomalous zone of gold mineralization that requires drilling for the next phase of work. We do not know if or when a discovery of gold mineralization will be made.
     The Uncle Sam property is also 100% controlled by GAME. The property is located in the Richardson Gold District, about 60 miles southeast of Fairbanks. Their work has defined a strongly anomalous gold zone that requires drilling for the next phase of work. We do not know if or when a discovery of gold mineralization will be made.
Employees
Corporate Office
     We have six (6) key professionals and three (3) support staff to perform management, accounting and permitting functions. We intend to employ independent contractors to fulfill short-term needs and obligations, and may staff further with professionals as we bring Mineral Ridge and Northern Champion on line over the next twelve (12) to twenty-four (24) months.
Mineral Ridge Mine
     At the Mineral Ridge mine we have two (2) employees overseeing security during the idle phase. It is anticipated that more employees will be added at the Mineral Ridge operation in the next twelve (12) to twenty four (24) months as the operations at the mine are started back up.
Ashdown Project
     We currently have approximately fifty-five (55) employees at the Ashdown Mine. On December 25, 2006, all employees were converted to direct employment with the LLC that was formed to operate the mine.
DESCRIPTION OF PROPERTY
     Our principal executive office consists of 7,000 square feet located at 1675 East Prater Way, Suite 102, Sparks, Nevada 89434. The principal offices are leased from WDCI, Inc in Sparks Nevada. The lease has a seven (7) year term signed May 12, 2004, and is renewable. We consider our existing facilities to be adequate for our foreseeable needs. See the discussion above for a description of our mineral properties.

LEGAL PROCEEDINGS
     Steven D. Craig — On August 30, 2006, Steven D. Craig filed a Complaint against Golden Phoenix Minerals, Inc. in the Second Judicial District for the State of Nevada in the County of Washoe. The Complaint alleges Breach of Contract regarding the failure to permit the exercise of stock options, failure to repay non-reimbursed business expenses, and failure to pay and account for the accrual of interest of deferred compensation. Steven D. Craig is seeking options issued by Golden Phoenix Minerals, Inc. with regard to back salaries owed in the following amounts: 984,300 shares at 15 cents per share; 340,000 shares at 37 cents per share; and 250,000 shares at 15 cents per share. Steven D. Craig is further seeking $5,500 for non-reimbursed expenses and $243,625.33 in deferred salaries with interest for both amounts. Payments have been made monthly since Mr. Craig’s termination in the amount of $5,000, and approximately $75,000 has been paid to date, resulting in a reduction of these claims.
     On September 20, 2006, Golden Phoenix Minerals, Inc. filed an Answer to the Summons and Complaint. On September 29, 2006, Golden Phoenix Minerals, Inc. filed a Third-Party Complaint naming Collette Crater-Craig as an interested party with regard to community property issues due to the recent termination of marriage between her and Steven D. Craig. The Third-Party Complaint seeks declaratory relief to ascertain the respective parties’ rights and obligations with regard to the damages sought by the subject Complaint.
     Twain Walker — On October 16, 2006, Twain Walker filed a Complaint against Golden Phoenix Minerals, Inc. in the Second Judicial District for the State of Nevada in the County of Washoe. The Complaint alleges Breach of Contract regarding the failure to permit the exercise of stock options and failure to pay and account for the accrual of interest on deferred compensation. Golden Phoenix filed an Answer contending it does not owe Twain Walker additional deferred compensation or interest, and requested that the Complaint be dismissed with prejudice. The parties signed a settlement agreement effective May 14, 2007 in which Golden Phoenix paid Twain Walker $4,400 for a settlement and release of all claims. We expect this matter to be dismissed with prejudice within 30 days.
     Win-Eldrich Gold, Inc. — On April 4, 2007, Golden Phoenix participated in mediation proceedings with Win-Eldrich Gold, Inc. (“WEG”). The dispute arises from Golden Phoenix’s November 2, 2006 formal notice of default to WEG that it failed to timely fund its share of the Program and Budget for the Ashdown mine, due on October 15, 2006. Payment was due pursuant to the Ashdown Project LLC Operating Agreement between WEG and Golden Phoenix dated September 28, 2006 and a related letter agreement of the same date. The amount claimed to be owed by Golden Phoenix under the agreement is $115,755. Additionally, by the same notice of default, Golden Phoenix reminded WEG that it did not timely pay to Golden Phoenix its share of revenues received by WEG for ore from stockpiles as required by the above-mentioned letter agreement. Golden Phoenix’s share of these monies was $193,391. The total amount in default totals $309,146. Pursuant to the agreements, interest accrues on these amounts at a rate equal to two percentage points over the Prime Rate to the maximum allowed by law. The agreement permits a defaulting party to cure if they pay the defaulted amount, plus interest at a rate of Prime plus 7%. WEG did not cure their default. Consequently, Golden Phoenix elected, as permitted under the agreement, to dilute WEG’s membership interest in the Ashdown LLC by notice dated December 20, 2006. Pursuant to a calculation formula contained in the agreement, Golden Phoenix contends WEG’s membership interest has been reduced from 40% to 30.5%. WEG is currently contesting this dilution of its interest in the Ashdown LLC. WEG has disputed and continues to dispute the amount and timing of certain expenditures incurred by Golden Phoenix on the Ashdown property. As of the date of this Prospectus, the mediation has not resolved the dispute and the parties plan to proceed to arbitration pursuant to the terms of the Operating Agreement. Golden Phoenix expects this arbitration to be conducted later this year. In addition, WEG has notified Golden Phoenix of certain provisions in the Operating Agreement that it contends Golden Phoenix has breached and has requested a meeting to discuss these provisions in accordance with the dispute resolution provisions of the Operating Agreement. As of the date of this Prospectus, Golden Phoenix does not believe any of WEG’s allegations are material. The outcome of these matters cannot currently be determined. The consolidated financial statements of Golden Phoenix filed with this Prospectus reflect Golden Phoenix’s ownership in the Ashdown LLC at 60% and do not reflect the potential impact of any ultimate resolution or arbitration.

MANAGEMENT
Directors, Executive Officers and Significant Employees
     The following table sets forth the names and ages of our current directors, executive officers, significant employees, the principal offices and positions with us held by each person and the date such person became our director, executive officer or significant employee. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, director nominees or significant employees.

Name	Age	Position
David A. Caldwell	46	Chief Executive Officer, Director
Robert P. Martin	56	President
Donald R. Prahl	60	Chief Operating Officer
Dennis P. Gauger	55	Chief Financial Officer
Ronald L. Parratt	58	Director
Jeffrey Tissier	49	Director
Corby G. Anderson	50	Director
Kent D. Aveson	54	Director
Our Directors and Executive Officers
     David A. Caldwell. Mr. Caldwell is a Director of Golden Phoenix and has served in this capacity since the Company’s inception in 1997. Effective January 31, 2007 he accepted the position of Chief Executive Officer. Previously, Mr. Caldwell served as President and Chief Operating Officer from January 1, 2006 to his current appointment as Chief Executive Officer. Mr. Caldwell also currently serves on the Management Committee of Ashdown LLC. Mr. Caldwell has more than 20 years experience as a geologist and geophysicist specializing in the discovery, delineation and economic evaluation of mineral deposits. He received his Bachelor of Science degrees in Geology and in Geophysics from the Institute of Technology at the University of Minnesota, and his Masters of Science degree in Geology and Geochemistry from the New Mexico Institute of Mining and Technology. His experience spans from generative fieldwork to project development through bankable feasibility. From 1997 through 2005 Mr. Caldwell was the Chief Geologist for Nevada Pacific Gold in Elko, Nevada, which he co-founded with four partners. Before entering the junior gold sector, Mr. Caldwell gained skills in project generation, management and development at Santa Fe Pacific Gold Corporation and Gold Fields Mining Company. He brings over 16 years of Nevada gold experience, and will act as Chief Geoscientist for Golden Phoenix. Mr. Caldwell is active in local community development projects and sits on the Board of Trustees for the Northwest Mining Association, and the Board of Directors for the Geologic Society of Nevada.
     Ronald L. Parratt. Mr. Parratt is a Director of Golden Phoenix and has served in this capacity since 2001. Mr. Parratt has more than 30 years experience as a geologist, exploration manager and developer of gold deposits in North America. Mr. Parratt is a co-founder and President of AuEx Ventures, Inc., a non-affiliated Canadian registered public mineral exploration company. Prior to founding AuEx, Mr. Parratt served as Exploration Manager for the Homestake Mining Company. Until 1997, Mr. Parratt served as Vice President of Exploration for the Santa Fe Pacific Gold Corporation, where he was responsible for intensive exploration activities in the U.S., Brazil and Central Asia. During this tenure, Mr. Parratt oversaw the exploration and development of 15 million ounces of gold reserves. Mr. Parratt earned his Master of Science degree in Economic Geology from Purdue University. Mr. Parratt is currently serving on Nevada’s Commission on Mineral Resources.
     Jeffrey Tissier. Mr. Tissier has served as a Director of the Company since October 15, 2005 and is a Certified Public Accountant registered in Nevada. Mr. Tissier serves as the Chief Financial Officer for the Truckee Meadows Water Authority, a local water agency. Mr. Tissier oversees all financial and administrative activities for the Authority including short and long range financial planning, financial reporting, financing activities, and oversees the Authority’s investment programs. Before entering the water business, Mr. Tissier was employed for 15 years in various technical and financial capacities in the minerals industry primarily in the western United States and Alaska. These activities included exploration for and development of mines. Mr. Tissier was also employed with an international accounting firm during that period. Mr. Tissier has significant experience with budgeting, long range financial planning, merger and acquisition analysis, as well as senior management involvement in the successful turn-around of an investor owned mining company. Mr. Tissier received his Bachelor of Science Degrees in Geological Engineering and Exploration Geology from the Mackay School of Mines.
     Corby G. Anderson. Mr. Anderson has served as a Director of the Company since September 2006. Mr. Anderson is a Director and Principal Process Engineer for the Center for Advanced Mineral and Metallurgical Processing at Montana Tech in Butte, Montana. He is professionally registered as a Charted Chemical Engineer and as a Qualified Professional. In addition to being a full research professor, Dr. Anderson has 27 years of experience in process, chemical and metallurgical engineering and industrial plant operations. He has implemented hydrometallurgical technologies for precious and base metal recovery, process control, separations and refining. Dr. Anderson has been responsible for engineering design, start-up and operations of mineral processing and hydrometallurgical plants processing a broad range of precious and base metals. He is active in many professional organizations including participation as an SME Director and Vice President, IPMI Director, Trustee for Northwest Mining Association and Fellow of the Institution of Chemical Engineers. He received his B.Sc., Chemical Engineering from Montana State University, his M. Sc., Metallurgical Engineering from Montana Tech, and his Ph. D., Metallurgical Engineering from the University of Idaho. Dr. Anderson holds several international patents in process engineering.
     Kent D. Aveson. Mr. Aveson is a Director of the Company and has served in this capacity since September 2006. Mr. Aveson also currently serves on the Management Committee of Ashdown LLC. Mr. Aveson is a 32-year mining veteran currently serving as Director Continuous Improvement for Bald Mountain Mine in Elko, Nevada. Trained as a Geological Engineer, Mr. Aveson is a seasoned mine manager with diversified experience throughout the industry including operations, project management, engineering, permitting, start-ups and reclamation. At Barrick, Mr. Aveson works in support of operations to problem solve, plan and develop improvement teams, train, and deliver multi-million dollar annual cost savings. Earlier in his career, Mr. Aveson held positions as General Foreman, Mine Superintendent and Manager of Mines for large-scale operations in Colorado, Ohio and New Mexico. He is also a former member of the Board of Directors for the New Mexico State Mining Association. He has managed engineering departments and special projects, and is a two-time recipient of MSHA’s top Sentinels of Safety Award and a four-time winner of the New Mexico Operator of the Year Award. Mr. Aveson earned his B.Sc., Geological Engineering, from the University of Utah.
     Robert P. Martin. Prior to becoming President effective January 1, 2006, Mr. Martin served as Executive Vice President and Corporate Secretary from January 1, 2006. Mr. Martin is a long-time shareholder who first joined Golden Phoenix as Director of Corporate Development during the early stages of its restructuring in 2005. He comes from the private sector where he was President of an engineering and transportation businesses and is co-owner and Vice President of a Hawaii-based service company under contract to the Hilton Corporation. Mr. Martin’s background includes company turn-arounds, communications, public relations and human resources. He holds a Bachelor of Science degree in Political Science from Washington University and completed post-graduate business studies at the University of Washington. Since 1985, Mr. Martin has donated time as President of Pacific Marine Research, a non-profit education organization based in Seattle, Washington.
     Donald R. Prahl. Prior to Mr. Prahl’s appointment as the Company’s Chief Operating Officer on January 31, 2007, Mr. Prahl served as the Company’s Vice President of Operations from August 17, 2006. Prior to Mr. Prahl’s appointment as the Company’s Vice President of Operations, from 2003 to 2005, Mr. Prahl was employed by Northshore Mining in Silver Bay, Minnesota as the Vice President and General Manager of the Cleveland Cliffs iron mine where he was in charge of approximately 500 employees and an estimated $185 million budget. Mr. Prahl acted as consultant from 2001 to 2003 on a merger project of the Cleveland Cliffs Tilden and Empire mining operations in Ishpeming, Michigan and San Manuel, Arizona. From 1996 to 2001, Mr. Prahl was Vice President and General Manager of Barrick Goldstrike Mine, Inc. in Elko, Nevada, where he managed approximately 1,600 employees under an estimated $350 million budget. Mr. Prahl was promoted to increasingly responsible positions within the mining divisions of the Cyprus–Amax Mining Company. From 1989 until 1994, he served as the Mine Manager at the Cyprus-Amax Sierrita mine. In 1994, he was promoted to Vice President and General Manager of the Cyprus Sierrita Mine, where he directed all aspects of the property, including mining, milling, safety, security, environmental, community relations and molybdenum roasting and packaging operations. Subsequently, he was promoted to Vice President and General Manger for Cyprus Miami Mining Corporation located in Claypool, Arizona, where he oversaw all aspects of mining, processing, administration, smelting, refining and value-added operations relating to copper and molybdenum. Mr. Prahl earned his Minerals Engineering degree from the University of Wisconsin, and completed post-graduate training through Harvard University. He has received the Nevada Governor’s Award for Excellence in Mining Reclamation and the MSHA Sentinels of Safety Award. Mr. Prahl is an active member of the American Institute of Mining Engineers and served as a past Director and Chairman of the Board of the Nevada Mining Association.
     Dennis P. Gauger. On December 18, 2006, the Company engaged Mr. Gauger to serve as the Company’s Chief Financial Officer and Principal Accounting Officer on a part-time, contract basis. On December 18, 2006, the Company and Mr. Gauger entered into an Independent Contractor Agreement, the material terms of which have been outlined below. Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada. Mr. Gauger has served or currently serves other publicly held companies as a part-time, contract chief financial officer, including the following: since January 2004, Mr. Gauger has served as a director, Chief Financial Officer, and Secretary for Groen Brothers Aviation, Inc., a publicly held aviation company (GNBA — OTCBB); since April 2004, Mr. Gauger has served as a Chief Financial Officer for Cimetrix Incorporated, a publicly held software company (CMXX.OB – NASD OTC); since May 2007, Mr. Gauger has served as a Chief Financial Officer for BSD Medical Corporation, a publicly held medical systems company (BSM-AMEX); and from November 2001 until March 2007, Mr. Gauger served as a Chief Financial Officer for Nevada Chemicals, Inc., a chemical supply company to the gold mining industry (NCEM-NNM). Additionally, over the past eight years, he has served several public and private companies in a variety of industries as a part-time, contract financial executive, corporate troubleshooter and consultant. Previously, from 1977 to 1998, Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, including 9 years as an accounting and auditing partner, where he directed domestic and international firm interactions with senior executive management, audit committees, and boards of directors. Mr. Gauger holds a B.S. degree in Accounting from Brigham Young University. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

EXECUTIVE COMPENSATION
Summary Compensation
     The following table summarizes all compensation earned by or paid to our former Chief Executive Officer, our current Chief Executive Officer, our President, our Chief Operating Officer and our Chief Financial Officer (the “Named Executive Officers”) for services rendered in all capacities for the year ended December 31, 2006.
Summary Compensation Table

							Change in
							Pension Value and
							Non-Qualified
					Option	Non-Equity	Deferred	All
Name and				Stock	Awards	Incentive Plan	Compensation on	Other
Principal Position	Year	Salary	Bonus	Awards	(6)	Compensation	Earnings	Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kenneth S. Ripley (1)	2006	$586,372	$—	$—	$118,898	$—	$—	$—	$705,270
Chief Executive Officer
David A. Caldwell (2)	2006	$391,545	$—	$—	$95,119	$—	$—	$—	$486,664
Chief Executive Officer
Robert P. Martin (3)	2006	$307,611	$—	$—	$31,706	$—	$—	$—	$339,317
President
Donald R. Prahl (4)	2006	$78,462	$—	$—	$47,559	$—	$—	$—	$126,021
Chief Operating Officer
Dennis P. Gauger (5)	2006	$—	$—	$—	$15,853	$—	$—	$1,500	$17,353
Chief Financial Officer

(1)	Mr. Ripley resigned as Chief Executive Officer on January 31, 2007. Salary includes non-cash compensation related to stock-based transactions of $496,372, including payment of deferred compensation. The amounts represent the value recorded for financial reporting purposes using the market value of the common shares on the day the shares were issued, rather than the contractual amounts owed Mr. Ripley. The common shares issued to Mr. Ripley are restricted as to trading.

(2)	Mr. Caldwell’s salary includes non-cash compensation related to stock-based transactions of $319,045, including payment of deferred compensation. The amounts represent the value recorded for financial reporting purposes at the market value of the common shares on the day the shares were issued rather than the contractual amounts owed Mr. Caldwell. The common shares issued to Mr. Caldwell are restricted as to trading.

(3)	Mr. Martin’s salary includes non-cash compensation related to stock-based transactions of $266,961, including payment of deferred compensation. The amounts represent the value recorded for financial reporting purposes at the market value of the common shares on the day the shares were issued rather than the contractual amounts owed Mr. Martin. The common shares issued to Mr. Martin are restricted as to trading.

(4)	Mr. Prahl’s salary includes non-cash compensation related to stock-based transactions of $40,000.

(5)	The other compensation paid to Mr. Gauger in 2006 consists of consulting fees paid prior to Mr. Gauger’s appointment as Chief Financial Officer in December 2006.

(6)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS 123(R).
     The officers’ deferred compensation is payable to the following officers or former officers of the Company:

Steven Craig (former officer)	$171,125
David A. Caldwell	84,168
Robert P. Martin	64,050
$319,343

     The officers’ compensation has been deferred in accordance with the employment agreements of the respective officers due to working capital constraints, and not part of a formal compensation deferral program which would allow the officers to defer awards earned under other compensation plans.
     With the appointment of Mr. Gauger as our Chief Financial Officer in December 2006, Larry Kitchen resigned his position as our Principal Accounting Officer, but continues as an employee of the Company.
Employment Agreements
David A. Caldwell
     On February 22, 2006, the Company entered into an Employment Agreement with David A. Caldwell to render full-time employment to the Company as President and Chief Operating Officer effective as of February 15, 2006. Mr. Caldwell’s duties are to assist the Company’s executive management in the areas of corporate development and compliance, mergers and acquisitions, investment banking and fund raising, strategic relationships and public relations, in the United States and such other locations as deemed appropriate by the Board.
     On January 31, 2007, the Company entered into an Addendum to the Employment Agreement with Mr. Caldwell whereby Mr. Caldwell became the full time Chief Executive Officer of the Company and resigned from his position of President and Chief Operating Officer of the Company. Other than the change in title and position, the remaining terms of the February 22, 2006 Employment Agreement continue in full force and effect.
     Until such a time that the Company achieves an initial cash flow through sales of molybdenite concentrates at the Ashdown mine, the Company will accrue and defer the payment of Mr. Caldwell’s salary for the services to be rendered by him at the rate of One Hundred Forty Five Thousand Dollars ($145,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the performance of his duties not less frequently than annually (see Note 9 to the Financial Statements). Thereafter, fifty percent (50%) of Mr. Caldwell’s base salary will be deferred and accrued as an obligation of the Company until the Company has fully satisfied its financial obligations to William D. and Candida Schnack (the “Schnacks”) (see Note 11 to the Financial Statements) and the Ashdown Milling Company LLC (“Ashdown Milling”) (see Note 12 to the Financial Statements) finance programs relating to the Ashdown mine.
     Once the Company achieves initial cash flow through sales of molybdenite concentrates at the Ashdown mine and the Company has fully satisfied its financial obligations to the Schnacks and Ashdown Milling finance programs relating to the Ashdown mine, Mr. Caldwell’s salary will be adjusted to One Hundred Sixty Five Thousand and No/100 Dollars ($165,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review his duties not less frequently than annually.
     On February 13, 2006, Mr. Caldwell was granted 600,000 options under the 2002 Stock Option Incentive Plan with an exercise price of $0.24 per share. One fourth of the options vest each ninety (90) day period from the date of the grant date resulting in one hundred percent (100%) vesting on February 13, 2007. The options have a term of five (5) years and are subject to other standard terms and conditions under the applicable stock option plan of the Company. Mr. Caldwell has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty four (24) months following termination of his employment.
Robert P. Martin
     On March 8, 2006, the Company entered into an Employment Agreement with Robert P. Martin to render employment to the Company as Executive Vice President and Corporate Secretary effective as of January 1, 2006. On January 31, 2007, the Company entered into an Addendum to the Employment Agreement with Mr. Martin whereby Mr. Martin became the full time President of the Company and resigned from his positions of Executive Vice President and Corporate Secretary of the Company. Other than the change in title and position, the remaining terms of the March 8, 2006 Employment Agreement continue in full force and effect.

     Until such a time that the Company achieves an initial cash flow through sales of molybdenite concentrates at the Ashdown mine, the Company will accrue and defer the payment of Mr. Martin’s salary for the services to be rendered by him at the rate of One Hundred Thirty Five Thousand Dollars ($135,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the performance of his duties not less frequently than annually. Thereafter, fifty percent (50%) of Mr. Martin’s base salary will be deferred and accrued as an obligation of the Company until the Company has fully satisfied its financial obligations to the Schnacks and Ashdown Milling finance programs relating to the Ashdown mine.
     Once the Company achieves initial cash flow through sales of molybdenite concentrates at the Ashdown Mine and the Company has fully satisfied its financial obligations to the Schnacks and Ashdown Milling finance programs relating to the Ashdown mine, Mr. Martin’s salary will be adjusted to One Hundred Fifty Five Thousand Dollars ($155,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review his duties not less frequently than annually.
     On February 13, 2006, Mr. Martin was granted 200,000 options under the 2002 Stock Option Incentive Plan with an exercise price of $0.24 per share. Pursuant to the vesting schedule, these options were one hundred percent (100%) vested on February 13, 2007. The options have a term of five (5) years and are subject to other standard terms and conditions under the applicable stock option plan of the Company. Mr. Martin has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty-four (24) months following termination of his employment.
Donald R. Prahl
     On August 14, 2006, the Company entered into an Employment Agreement with Donald R. Prahl to render full-time employment to the Company as the Vice President of Operations. On January 31, 2007, the Company entered into an Addendum to the Employment Agreement with Mr. Prahl whereby Mr. Prahl became the full time Chief Operating Officer of the Company and resigned from his position of Vice President of Operations of the Company. Other than the change in title and position, the remaining terms of the August 14, 2006 Employment Agreement continue in full force and effect.
     The Company will pay Mr. Prahl salary for the services to be rendered by him at the rate of $100,000 annually (prorated for any portion of a year) (“Annual Base Salary”), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of Mr. Prahl’s performance of his duties hereunder not less frequently than annually. In the event that the Ashdown mine achieves three (3) shipments of 12 superstacks, each carrying in excess of 3900 pounds of MoS2, within a consecutive four (4) week period, the Company shall adjust the Annual Base Salary to the rate of $125,000 annually (prorated for any portion of a year). In the event that the Ashdown mine achieves six (6) shipments of 12 superstacks, each carrying in excess of 3,900 pounds MoS2, within a consecutive four (4) week period, the Company shall adjust the Annual Base Salary to the rate of $150,000 annually (prorated for any portion of a year).
     The Company has granted to Mr. Prahl the right, privilege and option to receive an aggregate of 200,000 shares of the Company’s restricted common stock (the “Shares”). For each pay period, until an aggregate of 200,000 shares has been issued, the Company shall distribute to Mr. Prahl a number of shares equal to $4,000 as valued in US funds set at the closing share price as of the last trading price prior to each distribution. The Company has agreed that it will use its best efforts to register the Shares issued in connection with the Employment Agreement pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended.
     On August 7, 2006, Mr. Prahl was granted 300,000 options with an exercise price of $0.325 per share. One third of the options vested immediately, the second one third of the options shall vest on August 7, 2007 and the final one third of the options shall vest on August 7, 2008 resulting in 100% vesting on August 7, 2008. The options have a term of five (5) years and are subject to other standard terms and conditions under the stock option agreement. Mr. Prahl has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty-four (24) months following termination of his employment.
Dennis P. Gauger
     On December 18, 2006, the Company entered into an Independent Contractor Agreement with Dennis P. Gauger to render part-time services to the Company for an initial term of one (1) year. Mr. Gauger shall serve as the Company’s Chief Financial Officer and Principal Accounting Officer under the direction of the President, Chief Executive Officer, Board of Directors and the Audit Committee. The Agreement automatically renews for an additional one (1) year period at the end of each then existing term, unless one party gives to the other thirty (30) days prior written notice to terminate.

     Mr. Gauger was compensated $1,000 for services rendered in the month of December 2006, $4,000 for services rendered in the month of January 2007, $4,500 for services rendered in the month of February 2007 and $6,000 for services rendered in the month of March 2007 and each month thereafter.
     On December 18, 2006, Mr. Gauger was granted 100,000 options with an exercise price of $0.395 per share. One fourth of the options vested on March 18, 2007, with the remaining options vesting one fourth on each of June 18, 2007, September 18, 2007 and December 18, 2007, resulting in 100% vesting on the December 18, 2007. The options have a term of five (5) years and are subject to other standard terms and conditions under the stock option agreement.
Kenneth S. Ripley Employment Separation Agreement
     Pursuant to an Employment Separation Agreement with Kenneth S. Ripley, a former Chief Executive Officer of the Company, deferred compensation of $98,750 payable to Mr. Ripley at December 31, 2006 was reclassified to a severance obligation to Mr. Ripley. On January 31, 2007, the Company entered into an Employment Separation Agreement (the “Separation Agreement”) with Mr. Ripley whereby Mr. Ripley resigned as the Chief Executive Officer of the Company and all other positions he held with the Company and on behalf of the Company, effective as of January 31, 2007 (the “Effective Date”). The Separation Agreement terminates the Employment Agreement dated as of March 8, 2006 between the Company and Mr. Ripley whereby Mr. Ripley assumed the role of Chief Executive Officer of the Company effective March 13, 2006 (the “Employment Agreement”).
     Under the terms of the Separation Agreement: (i) subject to a “Cash Call Delay”, the Company agreed to pay Mr. Ripley his deferred salary of $115,000 (balance of $98,750 as of December 31, 2006) in twelve (12) equal monthly installments starting in March 2007 as severance pay; (ii) subject to a Cash Call Delay, the Company agreed to pay Mr. Ripley a performance bonus in the amount of $195,000 in twelve (12) equal monthly installments starting in March 2007 as bonus pay, with the unpaid portion of the bonus pay accruing simple interest at the rate of 18%; (iii) subject to a Cash Call Delay, the Company agreed to pay the outstanding balance of the Mr. Ripley’s note payable and related accrued interest totaling $157,979, consisting of $89,897 in principal and $68,082 in accrued interest, in twelve (12) equal monthly installments starting in March 2007 as promissory note payments; (iv) the Company agreed to immediately vest the unvested portion of the Mr. Ripley’s stock options to purchase an aggregate amount of 30,000 shares of common stock granted pursuant to the Company’s Year 2002 Supplemental Employee/Consultant Stock Compensation Plan as of January 31, 2007 (the “Termination Date”); (v) Mr. Ripley agreed to a non-solicitation clause for a term of eighteen (18) months following the Termination Date; and (vi) Mr. Ripley provided the Company with a general release of liability and claims. Under the Separation Agreement, a “Cash Call Delay” is defined as a cash call or any cash payment required of the Company in connection with the Ashdown LLC.
     In addition, pursuant to the Separation Agreement, the Company and Mr. Ripley further agreed that all payments to Mr. Ripley that are subject to a Cash Call Delay are to be suspended for such month and such monthly payments are to be deferred until the next month with the payment terms to be extended by such number of cash call delay months, provided however, such repayment term will not exceed April 30, 2008. The Company guaranteed that Mr. Ripley would receive at least one monthly installment of the payments due on or before April 1, 2007.
Stock Option Plans
     In April 1998, the Board approved the Golden Phoenix Minerals, Inc. Stock Option Incentive Plan (the “1997 Stock Option Incentive Plan”), under which employees and directors of the Company are eligible to receive grants of stock options. The Company has reserved a total of 1,000,000 shares of common stock under the 1997 Stock Option Incentive Plan. Subsequent to this, the Employee Stock Incentive Plan of 2002 amended the 1997 Stock Option Incentive Plan and allows for up to 4,000,000 options to be granted (the “2002 Stock Option Incentive Plan”). These options are qualified and registered with the SEC. In addition to these qualified plans, the Company created a class of non-registered, non-qualifying options in 2000 to compensate its three principle employees for deferred salaries. The Company’s executive management administers the plan. Subject to the provisions of the 2002 Stock Option Incentive Plan, the Board has full and final authority to select the individuals to whom options will be granted, to grant the options, and to determine the terms and conditions and the number of shares issued pursuant thereto.
     On October 23, 2006, the Board approved the 2006 Non-Employee Director Stock Option Plan providing for 2,000,000 shares of the Company’s common stock to be reserved for issuance of awards of non-qualified stock options to non-employee directors of the Company pursuant to the terms and conditions set forth in the plan.
     Subject to shareholder approval, the Board approved the 2007 Equity Incentive Plan (the “2007 Plan”) providing nine percent (9%) of the total number of outstanding shares of common stock of the Company to be reserved and available for grant and issuance at the effective date of the 2007 Plan, with an increase at the beginning of each fiscal year if additional shares of common stock were issued in the preceding fiscal year so that the total number of shares reserved and available for grant and issuance, not including shares that are subject to outstanding awards, will be nine percent (9%) of the total number of outstanding shares of common stock of the Company on that date. No more than two million (2,000,000) shares of common stock shall be granted in the form of Incentive Stock Options. Under the 2007 Plan, grants may be made to any director, officer or employee of the Company or other person who, in the opinion of the Board, is rendering valuable services to the Company, including without limitation, an independent contractor, outside consultant, or advisor to the Company.

Outstanding Equity Awards at Fiscal Year-End

			Option Awards

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Kenneth S. Ripley	40,000	—	—	0.19	02/02/2010
Kenneth S. Ripley	300,000	—	—	0.24	02/13/2011
Kenneth S. Ripley	401,250	48,750	—	0.24	02/13/2011
David A. Caldwell	200,000	—	—	0.37	10/04/2008
David A. Caldwell	200,000	—	—	0.15	02/27/2010
David A. Caldwell	535,000	65,000	—	0.24	02/13/2011
Robert P. Martin	50,000	—	—	0.15	02/27/2010
Robert P. Martin	40,000	—	—	0.19	02/02/2010
Robert P. Martin	178,333	21,667	—	0.24	02/13/2011
Donald R. Prahl	140,556	159,444	—	0.325	08/07/2013
Dennis P. Gauger	3,611	96,389	—	0.395	12/18/2011
Columns (g) through (j) have been omitted since the Company has not granted any stock awards.
Compensation of Directors
     Starting January 1, 2007, the Company adopted a stipend system to compensate our directors, whereby each director receives $1000 per month. Further, reasonable expenses related to the performance of duties as a director are reimbursed upon submission of evidence of payment therefor. The following table sets forth compensation paid to our non-executive directors as of the fiscal year ended December 31, 2006.

	Fees
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($) (1)	($) (2)	($)	($)	($)	Total ($)
Ronald L. Parratt	4,750	3,013	—	—	—	—	7,763
Jeffrey Tissier	4,500	3,013	49,725	—	—	—	57,238
Corby G. Anderson	1,500	—	24,863	—	—	—	26,363
Kent Aveson	2,500	—	24,863	—	—	—	27,363

(1)	Fees paid in shares of the Company’s common stock are valued at the quoted market value of shares on the date issued.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Principal Shareholders
     The following table presents certain information regarding the beneficial ownership of all shares of common stock at June 27, 2007 for each executive officer and director of our Company and for each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 180,390,972 common shares issued and outstanding and ownership by these persons of options or warrants exercisable within 60 days of such date.

	Common	Exercisable
	Shares	Options and
	Owned	Warrants (1)	Total	Percentage
Kenneth S. Ripley (2) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	2,720,945	300,000	3,020,945	1.60%

David Caldwell (3) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	1,215,703	1,000,000	2,215,703	1.18%

Robert P. Martin (4) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	2,929,929	590,000	3,519,929	1.87%

Donald R. Prahl (5) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	179,260	300,000	479,260	*

Dennis P. Gauger (6) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	—	70,833	70,833	*

Ronald L. Parratt (7) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	49,194	300,000	349,194	*

Jeffrey Tissier (8) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	120,055	200,000	320,055	*

Corby G. Anderson (9) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	—	100,000	100,000	*

Kent D. Aveson (10) 1675 E. Prater Way, Suite 102 Sparks, NV 89434	—	100,000	100,000	*

All directors and officers as a group (9 persons)	7,215,086	2,960,833	10,175,919	5.40%

RBC Dexia Investor Services Trust (11) (Trust Account # 110455216) Royal Bank Plaza, 200 Bay Street South Tower, SL Level Toronto, Ontario Canada M5J 2J5	10,000,000	5,000,000	15,000,000	7.96%

*	Less than 1%

(1)	Represents stock options and stock warrants exercisable at June 27, 2007 or within sixty (60) days of June 27, 2007.

(2)	Mr. Ripley holds warrants for 300,000 common shares related to the Production Purchase Payment Agreement exercisable at $0.20 per share.

(3)	Mr. Caldwell holds options for 200,000 common shares exercisable at $0.37 per share, 200,000 common shares exercisable at $0.15 per share, and 600,000 common shares exercisable at $0.24.

(4)	Mr. Martin holds options for 50,000 common shares exercisable at $0.15 per share, 40,000 common shares exercisable at $0.19 per share, 200,000 options exercisable at $0.24 per share, and 300,000 warrants related to the Production Purchase Payment Agreement exercisable at $0.20 per share.

(5)	Mr. Prahl holds options for 300,000 common shares exercisable at $0.325 per share.

(6)	Mr. Gauger holds options for 100,000 common shares exercisable at $0.395 per share.

(7)	Mr. Parratt holds options for 200,000 common shares exercisable at $0.37 per share and 100,000 common shares exercisable at $0.15 per share.

(8)	Mr. Tissier holds options for 200,000 common shares exercisable at $0.36 per share.

(9)	Mr. Anderson holds options for 100,000 common shares exercisable at $0.36 per share.

(10)	Mr. Aveson holds options for 100,000 common shares exercisable at $0.36 per share.

(11)	RBC Dexia Investor Services Trust is the nominee registrant for Sprott Molybdenum Participation Corporation, the beneficial owner.

(12)	RBC Dexia Investor Services Trust holds warrants for 5,000,000 common shares exercisable at $0.40 per share.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE
Related Party Transactions
     On September 26, 2005, the Company entered into a Production Payment Purchase Agreement with Ashdown Milling Company LLC. Under the terms of the agreement, Ashdown Milling agreed to purchase a production payment to be paid from the Company’s share of production from the Ashdown mine for a minimum of $800,000. In addition, Ashdown Milling is to receive one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at $0.20 per share for each dollar paid to the Company. In addition, the Production Payment Purchase Agreement provides that, upon the request of the Company for additional funds, Ashdown Milling has the right, but not the obligation, to increase its investment in the production payment up to an additional $700,000 for a maximum purchase price of $1,500,000. The amount of the production payment to be paid to Ashdown Milling is equal to a 12% net smelter returns royalty on the minerals produced from the mine until an amount equal to 240% of the total purchase price has been paid. Robert P. Martin, President of the Company, and Kenneth S. Ripley, a former Chief Executive Officer of the Company, are members, managers, and lead investors in Ashdown Milling. The Company’s Board approved the transaction. Neither Mr. Martin nor Mr. Ripley is a director of the Company.
     This transaction has been accounted for as the sale of an interest in mineral properties with the related gain to be deferred until the Company begins making payments according the terms of the agreement. To date, there has been $1,500,000 advanced to the Company pursuant to this agreement, $800,000 received in 2006.
     As of December 31, 2006, the Company had a note payable to Kenneth S. Ripley, a former Chief Executive Officer of the Company with a principal balance of $250,125 and related accrued interest payable of $65,703. The note bears interest at the rate of 18% per annum, plus a 5% origination fee. In January 2007, the principal balance of the note payable to Mr. Ripley was reduced by $160,228 in connection with the exercise by Mr. Ripley of employee stock options. Under the terms of an Employment Separation Agreement, the Company agreed to pay the then outstanding balance of the Mr. Ripley’s note payable and related accrued interest totaling $157,979, consisting of $89,897 in principal and $68,082 in accrued interest, in twelve (12) equal monthly installments starting in March 2007.
     At a meeting of the Board on February 18, 2005, the directors unanimously approved a separation agreement for Michael Fitzsimonds, a former Chief Executive Officer of the Company. The terms of separation were that Mr. Fitzsimonds would be paid his full salary for one year including medical benefits followed by 180 hours of vacation. The Company then would pay him $394,000 in 59 equal monthly payments. He would be allowed to use a company vehicle for one year at which time he exercised his option to purchase it. Mr. Fitzsimonds loaned $100,000 to the company in 1998 on which the Company pays $1,350 a month for interest. The principal is to be repaid on or before February 18, 2008. There is no prepayment penalty. The current portion of the severance obligation to Mr. Fitzsimonds of $80,136 is included in current liabilities and the long-term portion of the severance obligation of $246,731 is included in long-term liabilities in the accompanying consolidated balance sheet as of December 31, 2006.
     As of December 31, 2006, the Company had a deferred compensation obligation to Steven D. Craig, a former officer of the Company, with a balance of $171,125. The Company currently makes monthly payments of $5,000 on this obligation, which is included in current liabilities in the Company’s consolidated balance sheet as of December 31, 2006.
     The mill in operation at the Ashdown mine was acquired from an employee and the manager of the Ashdown mine. At December 31, 2006 a note payable to this related party resulting from this transaction was $387,908, with accrued interest payable of $11,733.
Director Independence
     It is the current policy of the Board that a majority of its members be independent of the Company’s management. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.
     In accordance with these guidelines, the Board has determined that Ronald L. Parratt, Jeffrey Tissier, Corby G. Anderson and Kent D. Aveson are independent directors.
SELLING SECURITY HOLDERS
     In April 2007 the Company completed a private offering of 20,000,000 units of its common stock and warrants to purchase common stock (the “Private Offering”) to certain institutional and accredited investors. Each unit consists of one share of common stock, and one-half (1/2) of one two year warrant to purchase common stock, with each whole warrant entitling the holder to purchase one share of common stock. Further, in connection with the Private Offering, the Company issued to its placement agent, Shoreline Pacific, LLC and or its assignees, 150,000 shares of common stock, of which 50,000 shares will be issued in the future in connection with certain financial advisory services, and two-year warrants to purchase 600,000 shares of common stock.
     The following table identifies the Selling Stockholders, as of June 27, 2007, and indicates certain information known to us with respect to (i) the number of common shares beneficially owned by the Selling Stockholder, (ii) the number of common shares that may be offered for the Selling Stockholder’s account, and (iii) the number of common shares and percentage of outstanding common shares to be beneficially owned by the Selling Stockholders assuming the sale of all of the common shares covered hereby by the Selling Stockholders. The term “beneficially owned” means common shares owned or that may be acquired within 60 days. As of June 27, 2007, 180,390,972 shares of common stock were issued and outstanding, plus an additional 17,939,073 shares of common stock issuable upon the exercise of outstanding options and warrants. Shares of common stock that are issuable upon the exercise of outstanding options, warrants, convertible securities or other purchase rights, to the extent exercisable within 60 days of the date of this Prospectus, are treated as outstanding for purposes of computing each Selling Stockholder’s percentage ownership of outstanding shares. The Selling Stockholders may sell some, all, or none of our common shares. The number and percentages set forth below under “Shares Beneficially Owned After Offering” assumes that all offered shares are sold.

	Shares Beneficially Owned			Shares to be	Shares Beneficially
	Prior to Offering			Offered	Owned After Offering
Name of Selling Stockholder	Number		Percentage	Number	Number	Percentage
Brian E. Bayley	195,000	(1)	*	195,000	0	0%
Glenn Brown (2)	42,500	(3)	*	42,500	0	0%
Sean Cleary	99,999	(4)	*	99,999	0	0%
Crestview Capital Master, LLC (5)	5,000,001	(6)	2.75%	5,000,001	0	0%
Enable Growth Partners LP (7)	4,250,001	(8)	2.34%	4,250,001	0	0%
Enable Opportunity Partners LP (9)	750,000	(10)	*	750,000	0	0%
Goldberg Partners, LP (11)	1,500,000	(12)	*	1,500,000	0	0%
Highbridge International LLC (13)	2,499,999	(14)	1.40%	2,499,999	0	0%
Harlan Kleiman and Lorraine Reiner
TTEES of the Kleiman Reiner
Living Trust (15)	307,500	(16)	*	307,500	0	0%
Mark Monaghan	165,000	(17)	*	165,000	0	0%
Paresh Patel (18)	112,000	(19)	*	112,000	0	0%
Robert Pollock	150,000	(20)	*	150,000	0	0%
RBC Dexia Investor Services Trust (21)	15,000,000	(22)	8.1%	15,000,000	0	0%

	Shares Beneficially Owned			Shares to be	Shares Beneficially
	Prior to Offering			Offered	Owned After Offering
Name of Selling Stockholder	Number		Percentage	Number	Number	Percentage
William D. and Candida Schnack	1,193,178		*	1,193,178	0	0%
A. Murray Sinclair (23)	195,000	(24)	*	195,000	0	0%
Murray Sinclair (25)	195,000	(26)	*	195,000	0	0%
Jon Slizza (27)	111,500	(28)	*	111,500	0	0%
Anita Waxman (29)	30,000	(30)	*	30,000	0	0%
Jeffrey Wright (31)	146,500	(32)	*	146,500	0	0%
Total				31,943,178

*	Less than 1%

(1)	Includes 65,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(2)	Glenn Brown and Messrs. Kleiman, Wright, Patel and Slizza and Ms. Waxman are employees and owners of the placement agent, Shoreline Pacific, LLC. Shoreline Pacific, LLC (which we sometimes refer to in this prospectus as “Shoreline”) acted as a placement agent in connection with the issuance and sale of certain Common Stock and Warrants. As compensation for its services as placement agent, Shoreline, or its assignees, received 150,000 shares of common stock payable over time and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.

(3)	Includes 37,500 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(4)	Includes 33,333 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(5)	Crestview Capital Partners, LLC is the sole manager of Crestview Capital Master, LLC. By virtue of such relationship, Crestview Capital Partners, LLC may be deemed to have dispositive power over the shares owned by Crestview Capital Master, LLC. Crestview Capital Partners, LLC disclaims beneficial ownership of such shares. Mr. Stewart Flink, Mr. Robert Hoy and Mr. Daniel Warsh are the Managers of Crestview Capital Partners, LLC and may be deemed to share dispositive power over the shares held by Crestview Capital Master, LLC. Messrs. Flink, Hoyt and Warsh disclaim beneficial ownership of such shares. We are also informed that Crestview Capital Master, LLC purchased the securities being registered in the ordinary course of business, and that at the time of the purchase of the securities to be resold, Crestview Capital Master, LLC had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(6)	Includes 1,666,667 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(7)	Enable Growth Partners LP’s portfolio manager, Brendan O’Neil, exercises shared voting and dispositive powers with respect to the shares offered by this selling shareholder. Mitch Levine, the Managing Member of Enable Capital Management, LLC, the manager of Enable Growth Partners LP and Enable Opportunity Partners LP, has discretionary authority to vote and dispose of the shares held by the aforementioned holders. We are also informed that Enable Growth Partners LP purchased the securities being registered in the ordinary course of business, and that at the time of the purchase of the securities to be resold, Enable Growth Partners LP had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(8)	Includes 1,416,667 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(9)	Enable Opportunity Partners LP’s portfolio manager, Brendan O’Neil, exercises shared voting and dispositive powers with respect to the shares offered by this selling shareholder. Mitch Levine, the Managing Member of Enable Capital Management, LLC, the manager of Enable Growth Partners LP and Enable Opportunity Partners LP, has discretionary authority to vote and dispose of the shares held by the aforementioned holders. We are also informed that Enable Opportunity Partners LP purchased the securities being registered in the ordinary course of business, and that at the time of the purchase of the securities to be resold, Enable Opportunity Partners LP had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(10)	Includes 250,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(11)	Goldberg Partners, LP’s managing partner John Goldberg exercises voting and dispositive powers with respect to the shares offered by this selling shareholder. We are also informed that Goldberg Partners, LP purchased the securities being registered in the ordinary course of business, and that at the time of the purchase of the securities to be resold, Goldberg Partners, LP had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(12)	Includes 500,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(13)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC. We are also informed that Highbridge Capital Management, LLC purchased the securities being registered in the ordinary course of business, and that at the time of the purchase of the securities to be resold, Highbridge Capital Management, LLC had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(14)	Includes 833,333 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(15)	Kleiman/Reiner Living Trust is a trust controlled by Harlan Kleiman. Messrs. Kleiman, Patel, Wright and Slizza and Ms. Waxman are employees and owners of the placement agent, Shoreline Pacific, LLC. Shoreline acted as a placement agent in connection with the issuance and sale of certain Common Stock and Warrants. As compensation for its services as placement agent, Shoreline, or its assignees, received 150,000 shares of common stock payable over time and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.

(16)	Includes 237,500 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days. Also includes 25,000 shares to be issued in connection with financial advisory services.

(17)	Includes 55,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(18)	Paresh Patel and Messrs. Kleiman, Wright and Slizza and Ms. Waxman are employees and owners of the placement agent, Shoreline Pacific, LLC. Shoreline acted as a placement agent in connection with the issuance and sale of certain Common Stock and Warrants. As compensation for its services as placement agent, Shoreline, or its assignees, received 150,000 shares of common stock payable over time and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.

(19)	Includes 90,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days. Also includes 8,000 shares to be issued in connection with financial advisory services.

(20)	Includes 50,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(21)	RBC Dexia Investor Services Trust is the nominee registrant for the beneficial owner Sprott Molybdenum Participation Corporation, a publicly traded Canadian company listed on the Toronto Stock Exchange. We are also informed that Sprott Molybdenum Participation Corporation purchased the securities being registered in the ordinary course of business for their own account without any view or intention to distribute the securities and that, at the time of purchase, had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(22)	Includes 5,000,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(23)	A. Murray Sinclair is the son of Murray Sinclair.

(24)	Includes 65,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(25)	Murray Sinclair is the father of A. Murray Sinclair.

(26)	Includes 65,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(27)	Jon Slizza and Messrs. Kleiman, Wright and Patel and Ms. Waxman are employees and owners of the placement agent, Shoreline Pacific, LLC. Shoreline acted as a placement agent in connection with the issuance and sale of certain Common Stock and Warrants. As compensation for its services as placement agent, Shoreline, or its assignees, received 150,000 shares of common stock payable over time and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.

(28)	Includes 90,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days. Also includes 7,500 shares to be issued in connection with financial advisory services.

(29)	Anita Waxman and Messrs. Kleiman, Slizza, Wright and Patel are employees and owners of the placement agent, Shoreline Pacific, LLC. Shoreline acted as a placement agent in connection with the issuance and sale of certain Common Stock and Warrants. As compensation for its services as placement agent, Shoreline, or its assignees, received 150,000 shares of common stock payable over time and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.

(30)	Includes 25,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days.

(31)	Jeffrey Wright and Messrs. Kleiman, Slizza and Patel and Ms. Waxman are employees and owners of the placement agent, Shoreline Pacific, LLC. Shoreline acted as a placement agent in connection with the issuance and sale of certain Common Stock and Warrants. As compensation for its services as placement agent, Shoreline, or its assignees, received 150,000 shares of common stock payable over time and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.

(32)	Includes 120,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days. Also includes 9,500 shares to be issued in connection with financial advisory services.

(19)	Includes 120,000 shares underlying warrants, exercisable at $0.40 per share, to the extent exercisable within 60 days. Also includes 9,500 shares to be issued in connection with financial advisory services.
PLAN OF DISTRIBUTION
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

-	a combination of any such methods of sale.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.
DESCRIPTION OF SECURITIES
Common Stock
     We are authorized by our Articles of Incorporation to issue 200,000,000 shares of common stock, no par value per share. As of June 27, 2007, there were 180,390,972 shares of common stock issued and outstanding, plus an additional 17,939,073 shares of common stock issuable upon the exercise of outstanding options and warrants. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, preemptive or subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and all the shares of common stock issued by us upon the exercise of outstanding warrants will, when issued, be fully paid and nonassessable.
DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Under the Minnesota Corporate Business Act (“MCBA”), our directors will have no personal liability to us or our stockholders for damages incurred as the result of any act or failure to act in the capacity as a director or officer. This provision does not apply to the directors’ (i) for a breach of the director’s duty of loyalty to the corporation or its stockholders or members; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derived an improper personal benefit; or (iv) for the payment of a dividend by a director when the Company is insolvent.
     The MCBA grants corporations the right and in certain circumstances mandates corporations to indemnify directors, officers, employees and agents in accordance with applicable law. Our Bylaws further authorize us, pursuant to Minnesota law, to indemnify our directors and officers in cases where our officer or director acted in good faith and reasonably believed the conduct was in the best interests of the Company, received no improper personal benefit, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     In connection with our engagement of Shoreline Pacific, LLC (“Shoreline”) as our exclusive agent for the offering of up to $6,000,000, we have agreed to indemnify Shoreline against various liabilities, including liabilities under the Securities Act.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
LEGAL MATTERS
     The validity of the shares of common stock offered by the Selling Security Holders will be passed on by the law firm of Bullivant Houser Bailey PC, Sacramento, California.
EXPERTS
     The financial statements of Golden Phoenix Minerals, Inc., a Minnesota corporation have been included in the Prospectus and elsewhere in the registration statement in reliance on the report of HJ & Associates, LLC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.
TRANSFER AGENT AND REGISTRAR
     The transfer agent and registrar for our common stock is The Nevada Agency and Trust Company, located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, with the same mailing address and telephone number (775) 322-0626.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form SB-2, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

GOLDEN PHOENIX MINERALS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Golden Phoenix Minerals, Inc.
Reno, Nevada
We have audited the accompanying consolidated balance sheet of Golden Phoenix Minerals, Inc. as of December 31, 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden Phoenix Minerals, Inc. at December 31, 2006 and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with United States generally accepted accounting principles.
The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has generated significant losses from operations, has an accumulated deficit of $35,215,285 and has a working capital deficit of $5,438,902 at December 31, 2006, which together raises doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
April 6, 2007

GOLDEN PHOENIX MINERALS, INC.
Consolidated Balance Sheet
December 31, 2006

ASSETS

Current assets:
Cash	$479,032
Receivables	135,584
Prepaid expenses and other current assets	311,625
Materials and supplies inventory	47,256
Marketable securities	205,943

Total current assets	1,179,440

Property and equipment, net	1,295,136

Other assets:
Restricted funds – reclamation obligations	2,177,495
Prepaid bond insurance premiums	320,488
Deposits	60,761

Total other assets	2,558,744

$5,033,320

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$1,096,308
Accrued liabilities	542,438
Current portion of severance obligations	324,927
Current portion of long-term debt	11,917
Notes payable and related accrued interest	3,048,649
Deferred revenue – related party	904,567
Amounts due to related parties	689,536

Total current liabilities	6,618,342

Long-term liabilities:
Reclamation obligations	2,997,125
Severance obligations	295,689
Long-term debt	9,138
Amounts due to related parties	125,933

Total long-term liabilities	3,427,885

Total liabilities	10,046,227

Commitments and contingencies

Minority Interest	(42,067)

Stockholders’ deficit:
Common stock; no par value, 200,000,000 shares authorized, 154,064,010 shares issued and outstanding	30,260,543
Common stock subscribed	(60,000)
Other comprehensive income	43,902
Accumulated deficit	(35,215,285)

Total stockholders’ deficit	(4,970,840)

$5,033,320

See accompanying notes to consolidated financial statements

GOLDEN PHOENIX MINERALS, INC.
Consolidated Statements of Operations

	Years Ended December 31,
	2006	2005

Sales	$176,777	$746,040

Operating costs and expenses:
Costs of mining operations	1,593,607	1,207,754
Exploration, development and mineral property lease expenses	2,909,404	3,271,550
Accretion expense	169,584	144,858
General and administrative expenses	2,431,518	1,496,124
Depreciation and amortization expense	104,616	151,337
Write off of reclamation asset	1,826,140	—

Total operating costs and expenses	9,034,869	6,271,623

Loss from operations	(8,858,092)	(5,525,583)

Other income (expense):
Interest income	6,463	3,005
Interest expense	(1,152,607)	(1,743,884)
Gain (loss) on extinguishment of debt	5,312,853	(56,234)
Gain on sale of mineral properties	162,041	1,400,000
Loss on disposal of property and equipment	(53,018)	(3,702)
Other income (expense)	19,739	(16,065)

Total other income (expense)	4,295,471	(416,880)

Loss before minority interest and income taxes	(4,562,621)	(5,942,463)

Minority interest in net loss of consolidated joint venture	482,067	—

Loss before income taxes	(4,080,554)	(5,942,463)

Provision for income taxes	—	—

Net loss	$(4,080,554)	$(5,942,463)

Loss per commons share, basic and diluted	$(0.03)	$(0.04)

Weighted average number of shares outstanding	144,698,413	133,960,174

See accompanying notes to consolidated financial statements

GOLDEN PHOENIX MINERALS, INC.
Consolidated Statements of Stockholders’ Deficit
Years Ended December 31, 2006 and 2005

			Common	Other
	Common Stock		Stock	Comprehensive	Accumulated
	Shares	Amount	Subscribed	Income	Deficit	Total

Balance, January 1, 2005	119,721,984	$20,684,330	$—	$—	$(25,192,268)	$(4,507,938)
Issuance of common stock for cash	9,354,860	895,945	7,900	—	—	903,845
Issuance of common stock for directors fees	113,828	19,000	—	—	—	19,000
Issuance of common stock for services	2,956,658	500,683	—	—	—	500,683
Issuance of common stock for production payment purchase agreement	800,000	143,000	—	—	—	143,000
Warrants issued as inducements to enter into agreements	—	127,896	20,786	—	—	148,682
Issuance of common stock in payment of debt	3,432,757	683,038	—	—	—	683,038
Issuance of options for services	—	8,715	—	—	—	8,715
Net loss	—	—	—	—	(5,942,463)	(5,942,463)

Balance, December 31, 2005	136,380,087	23,062,607	28,686	—	(31,134,731)	(8,043,438)
Issuance of common stock for cash	11,901,992	4,237,504	(60,000)	—	—	4,177,504
Issuance of common stock for directors fees	20,589	9,038	—	—	—	9,038
Issuance of common stock for services	266,427	123,074	—	—	—	123,074
Issuance of common stock for production payment purchase agreement	700,000	227,100	(7,900)	—	—	219,200
Issuance of common stock for exploration and development expenses	735,000	373,380	—	—	—	373,380
Issuance of common stock upon exercise of options and warrants	741,400	139,610	—	—	—	139,610
Issuance of common stock for payment of debt	3,318,515	1,408,995	—	—	—	1,408,995
Warrants issued as inducements to enter into agreements	—	196,075	(20,786)	—	—	175,289
Stock-based compensation	—	483,160	—	—	—	483,160
						(934,188)
Comprehensive net income calculation:						(434,188)
Net loss	—	—	—	—	(4,080,554)	(4,080,554)
Net unrealized gain on marketable securities	—	—	—	43,902	—	43,902

Net comprehensive income	—	—	—	—	—	(4,036,652)

Balance, December 31, 2006	154,064,010	$30,260,543	$(60,000)	$43,902	$(35,215,285)	$(4,970,840)

See accompanying notes to consolidated financial statements

GOLDEN PHOENIX MINERALS, INC.
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(4,080,554)	$(5,942,463)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	104,616	151,338
Accretion expense	169,584	144,858
Stock-based compensation	483,160	—
Loss on disposal of property and equipment	53,018	3,702
Property and equipment expensed to supplies	1,572	—
Write off of reclamation asset	1,826,140	—
Issuance of common stock for services	126,826	530,111
Issuance of common stock for exploration and development expenses	373,380	—
Issuance of warrants for interest expense	31,993	—
Minority interest in net loss of joint venture	(482,067)	—
(Gain) loss on extinguishment of debt	(5,312,853)	56,509
Gain on sale of mineral properties	(162,041)	—
Changes in operating assets and liabilities:
Decrease (Increase) in receivables	124,416	(250,000)
Decrease (Increase) in prepaid expenses and other current assets	264,747	(307,971)
(Increase) decrease in materials and supplies inventory	(24,957)	108,933
Increase in restricted funds – reclamation obligations	(180,638)	(148,034)
Decrease in reclamation asset	—	17,558
Increase in deposits	(12,381)	(15,996)
Increase (Decrease) in accounts payable	378,131	(478,960)
Increase in accrued and other liabilities	1,067,718	3,556,980
Increase in reclamation obligations	330,448	—

Net cash used in operating activities	(4,919,742)	(2,573,435)

Cash flows from investing activities:
Purchase of property and equipment	(193,602)	(157,568)
Proceeds from the sale of property and equipment	86,075	52,800
Minority interest capital contributions to joint venture	440,000	—

Net cash provided by (used in) investing activities	332,473	(104,768)

Cash flows from financing activities:
Bank overdraft	—	(41,601)
Proceeds from notes payable	265,000	735,000
Proceeds from amounts due to related parties	145,000	417,971
Proceeds from production payment purchase agreement	650,000	850,000
Proceeds from the sale of common stock	4,177,504	895,945
Proceeds from the exercise of options and warrants	139,610	—
Payments of notes payable, long-term debt and capital leases	(47,940)	—
Payments of amounts due to related parties	(273,048)	(168,937)

Net cash provided by financing activities	5,056,126	2,688,378

Net increase in cash	468,857	10,175
Cash, beginning of year	10,175	—

Cash, end of year	$479,032	$10,175

See accompanying notes to consolidated financial statements

GOLDEN PHOENIX MINERALS, INC.
Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005
Note 1: Description of Business and Summary of Significant Accounting Policies
Organization and Description of Business
     Golden Phoenix Minerals, Inc. (the “Company” or “Golden Phoenix”) was incorporated under the laws of the state of Minnesota on June 2, 1997. The Company is engaged in the operation, exploration and development of mineral properties primarily in the state of Nevada. The Company controls its mineral property interests through joint venture interests, direct ownership, leases, and mining claims. The Company is planning exploration and development of selected properties with the intent of conducting precious and base metal mining and production operations. The Company is continually investigating new mineral properties for potential exploration, development and operation. The Company intends to attempt to provide joint venture opportunities to other mining companies to accomplish these activities.
     On September 28, 2006, the Company entered into the Ashdown Project LLC Operating Agreement with Win-Eldrich Gold, Inc. in order to govern the management of Ashdown Project LLC (the “Ashdown LLC”) and the future mineral exploration, evaluation, development and mining operations by the Ashdown LLC on the real property contributed by the Company and Win-Eldrich Gold, Inc. and all other real property within the area of interest that is acquired by the Ashdown LLC. The Ashdown LLC commenced production of molybdenite concentrates in December 2006. At December 31, 2006, the Company held a 60% interest in the capital and profits of the Ashdown LLC (see Note 3).
     On April 16, 2006, the Company executed a Purchase Agreement with four individuals to purchase five (5) registered claims totaling 22 units on the Northern Champion Property together with a report describing a molybdenum deposit within the area of the claim (see Note 4). The Company has not performed significant exploration and development activities on the Northern Champion Property.
     In mid-2003, the Company began formal operation of the Mineral Ridge property. As of December 31, 2006, the operations of the Mineral Ridge mine remain temporarily idled while awaiting completion of an optimized mine plan.
Accounting Method
     The Company’s consolidated financial statements are prepared by management in conformity with United States generally accepted accounting principles using the accrual method of accounting. The Company has elected a December 31 year-end.
Principles of Consolidation
     The consolidated financial statements of the Company as of and for the year ended December 31, 2006 include the accounts of Golden Phoenix Minerals, Inc. and the Ashdown LLC, an entity controlled by Golden Phoenix Minerals, Inc. through its 60% member interest. The consolidated financial statements for 2006 include the operations and cash flows of the Ashdown LLC from September 28, 2006, the date of formation of the Ashdown LLC. All significant inter-company balances and transactions have been eliminated.

Minority Interest
     As of December 31, 2006, the minority interest balance is comprised of the portion of the members’ equity in the Ashdown LLC not owned by the Company. The operating loss of the Ashdown LLC for the year ended December 31, 2006 was allocated 40% to Win-Eldrich Gold, Inc., the minority member, based on its equity ownership percentage, thereby reducing the Company’s net loss.
Reclassifications
     Certain reclassifications have been made to the 2005 financial statements in order for them to conform to the classifications used for the current year presentation.
Concentrations
     Concentration of Credit Risk — Financial instruments, which could potentially subject the Company to credit risk, consist primarily of cash in bank and receivables. The Company maintains its cash in bank deposit accounts insured by the Federal Deposit Insurance Corporation up to $100,000. The Company’s account balances, at times, may exceed federally insured limits. The Company has not experienced material losses in such accounts, and believes it is not exposed to any significant credit risk with respect to its cash accounts. As of December 31, 2006, substantially all of the Company’s receivables were comprised of amounts due from the minority member of the Ashdown LLC. Management does not believe significant credit risk exists for these receivables at December 31, 2006.
     Concentration of Operations — The Company’s operations are all related to the minerals and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on the Company’s operations.
     In each of the years ended December 31, 2006 and 2005, 100% of the Company’s sales were to one party. The sales for 2006 consist of the first sale of molybdenite concentrates produced by the Ashdown LLC in December 2006. The sales for 2005 consist of the sale of precious metals from the operations at Mineral Ridge.
Use of Estimates
     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Differences in these estimates and actual results could be material to the Company’s consolidated financial position and results of operations.
Cash and Cash Equivalents
     The Company considers all investments purchased with original maturities of three or fewer months to be cash equivalents. The Company did not have any cash equivalents at December 31, 2006. As of December 31, 2006, the Company had $203,046 of cash that is federally insured. All remaining amounts of cash either exceed federally insured limits or are not covered by federal deposit insurance.

Materials and Supplies Inventory
     Materials and supplies inventories are stated at the lower of cost (using the first-in, first-out (FIFO) method) or market. Market is determined on the basis of estimated realizable values.
Marketable Securities
     Marketable securities consist of shares of International Enexco Ltd. common stock received in the sale of mineral properties (Note 4). The Company intends on holding these shares for the foreseeable future, and accordingly, the shares are accounted for as securities held-for-sale in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The marketable securities are stated at fair value based on market quotes. Unrealized gains and losses are recorded as other comprehensive income, a component of stockholders’ deficit in the Company’s consolidated balance sheet. The total net unrealized gain on this investment for the year ended December 31, 2006 was $43,902.
Property and Equipment
     Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over estimated useful lives as follows:

Buildings	6-40 years
Mining and milling equipment	5-7 years
Vehicles	5 years
Computer equipment	3-5 years
Furniture and equipment	5-7 years
     Mine development costs are capitalized after proven and probable reserves have been identified. Amortization of mine development costs will be calculated using the units-of-production method over the expected life of the operation based on the estimated proven and probable reserves. As of December 31, 2006, the Company had no proven or probable reserves at the Ashdown property and has temporarily idled the Mineral Ridge mine pending full reviews of engineering and metallurgy, and optimization of a revised mine and operations plan. Accordingly, mining equipment and buildings are currently being depreciated on a straight-line basis over their estimated economic useful life rather than on a units-of-production method.
     For the years ended December 31, 2006 and 2005, the Company recorded depreciation and amortization expense of $104,616 and $151,337, respectively, related to property and equipment.
Property Acquisition and Deferred Mineral Property Development Costs
     Mineral property acquisition and deferred mineral property development costs are recorded at cost and will be capitalized once determination has been made that a mineral property has proven or probable reserves that can be produced profitably. On the commencement of profitable commercial production, depletion of each mineral property acquisition and associated deferred property development costs will be computed on the units of production basis using estimated proven and probable reserves.
Exploration Properties
     Mineral exploration expenditures are expensed as incurred. Property acquisition costs relating to exploration properties are also expensed until the economic viability of the project is determined and proven and probable reserves quantified. Costs associated with economically viable projects are depreciated and depleted in accordance with the policies described above.
Stripping Costs
     On March 30, 2005, the Financial Accounting Standards Board (FASB) ratified the consensus of the Emerging Issues Task Force (EITF) Issue 04-06 that stripping costs incurred during the production phase of a mine are variable costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. The Company will utilize this accounting policy for stripping costs incurred in its mining operations where applicable.
Proven and Probable Ore Reserves
     On a periodic basis, management reviews the reserves that reflect estimates of the quantities and grades of metals at our mineral properties which management believes can be recovered and sold at prices in excess of the total cost associated with mining and processing the mineralized material. Management’s calculations of proven and probable ore reserves are based on, along with independent consultant evaluations, in-house engineering and geological estimates using current operating costs, metals prices and demand for our products. Periodically, management obtains external determinations of reserves.
     Reserve estimates will change as existing reserves are depleted through production, as well as changes in estimates caused by changing production costs and/or metals prices. Reserves may also be revised based on actual production experience once production commences. Declines in the market price of metals, as well as increased production or capital costs or reduced recovery rates, may render ore reserves uneconomic to exploit. Should that occur, restatements or reductions in reserves and asset write-downs in the applicable accounting periods may be required. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations. No assurance can be given that the estimate of the amount of metal or the indicated level of recovery of these metals will be realized.
Closure, Reclamation and Remediation Costs
     Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature and extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.
     The Company has estimated costs associated with closure, reclamation and environmental reclamation of the Mineral Ridge and Ashdown properties which are included in its consolidated financial statements in accordance with generally accepted accounting principles, including the adoption of SFAS 143, Accounting for Asset Retirement Obligations, which the Company adopted effective January 1, 2003 (see Note 7).

Property Evaluations and Impairment of Long-Lived Assets
     The Company reviews and evaluates the carrying amounts of its mining properties and related buildings and equipment, and other long-lived assets when events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimated future net cash flows, on an undiscounted basis, from a property or asset are calculated using estimated recoverable minerals (considering current proven and probable reserves and mineralization expected to be classified as reserves where applicable); estimated future mineral price realization (considering historical and current prices, price trends and related factors); and operating, capital and reclamation costs. Reduction in the carrying value of property, plant and equipment, or other long-lived assets, with a corresponding charge to earnings, are recorded to the extent that the estimated future net cash flows are less than the carrying value.
     Estimates of future cash flows are subject to risks and uncertainties. It is reasonably possible that changes in circumstances could occur which may affect the recoverability of the Company’s properties and long-lived assets.
Revenue Recognition
     Revenue from the sale of precious metals is recognized when title and risk of ownership passes to the buyer and the collection of sales proceeds is assured. Molybdenite concentrates from the Ashdown LLC are currently sold FOB mine site pursuant to the terms of a long-term agreement with a buyer. Title transfers upon the buyer’s acceptance of each twelve (12) sack lot when the material is loaded onto the buyer’s transport.
Income Taxes
     The Company recognizes a liability or asset for deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. Deferred tax items mainly relate to net operating loss carryforwards and accrued expenses. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reviewed periodically for recoverability, and valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets may not be realized. As of December 31, 2006, the Company had reduced its deferred tax assets by recording a valuation allowance of $9,486,785 (see Note 18).
Stock-Based Compensation and Equity Transactions
     The Company has stock-based compensation plans, which are described more fully in Note 15. On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, an amendment of FASB Statements 123 and 95, which requires the Company to measure the compensation cost of stock options and other stock-based awards to employees and directors at fair value at the grant date and recognize compensation expense over the requisite service period for awards expected to vest. Prior to January 1, 2006, as permitted under SFAS No. 123, the Company accounted for its stock option awards to employees and directors following the recognition and measurement principles of Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no stock-based compensation expense for employee and director stock options was reflected in the Company’s consolidated statements of operations prior to 2006 as all options granted generally had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant and the related number of shares granted was fixed at that time. The Company reported pro-forma disclosures of net loss and loss per share as if the fair value method of valuing stock options had been applied.
     Except for transactions with employees and directors that are within the scope of SFAS 123R or APB Opinion 25, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Additionally, in accordance with EITF 96-18, the Company has determined that the dates used to value the transaction are either: (1) the date at which a commitment for performance by the counter party to earn the equity instruments is established; or (2) the date at which the counter party’s performance is complete.
Earnings Per Common Share
     The computation of basic earnings (loss) per common share is based on the weighted average number of shares outstanding during each year.
     The computation of diluted earnings (loss) per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Options and warrants to purchase 6,402,742, and 2,656,602 shares of common stock were outstanding at December 31, 2006 and 2005, respectively. No options or warrants were included in the 2006 and 2005 computation of diluted weighted average number of shares because the effect would have been anti-dilutive.
Preferred Stock/Common Stock
     The Company has authorized 5,000,000 shares of no par value, non-voting convertible preferred stock. In 1997, the Company’s Board of Directors (the “Board”) authorized the designation of a class of preferred stock convertible into ten shares of common stock for each share of preferred stock at a conversion rate of $0.10 per common share for a period of ten (10) years from June 12, 1997. The Company did not determine any dividend rights, dividend rates, liquidation preferences, redemption provisions, and other rights, preferences, privileges and restrictions. At a meeting of the Board on January 29, 2005, the directors unanimously approved conversion of the authorized preferred to common at the rate of 10 to 1, thereby increasing the authorized shares of common stock to 200,000,000. At the date of this action and as of December 31, 2006, there were no shares of preferred stock outstanding.
Advertising Expense
     The Company expenses advertising expenses as incurred in accordance with SOP 93-7. The Company had no advertising expense for the years ended December 31, 2006 and 2005, respectively.
Recent Accounting Pronouncements
     The FASB has issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The

Company adopted FIN 48 on January 1, 2007, and the provisions of FIN 48 will be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48, if any, will be reported as an adjustment to the opening balance of retained earnings for the year ending December 31, 2007. The Company has not yet determined the financial statement impact of adopting FIN 48.
     The FASB has issued SFAS Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. This new standard will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. The new standard was effective as of the end of fiscal years ending after December 15, 2006 for companies with publicly traded securities. The Company adopted SFAS No. 158 on December 31, 2006, with no material impact on the consolidated financial statements of the Company since the Company currently does not sponsor defined benefit pension or postretirement plans within the scope of the standard.
     The FASB has issued SFAS Statement No. 157, Fair Value Measurements. This new standard provides enhanced guidance for using fair value to measure assets and liabilities, and requires expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. Under the new standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. The new standard is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The Company anticipates adopting SFAS No. 157 on January 1, 2008, but is currently unable to determine the impact of the adoption of the standard on its consolidated financial statements.
     The FASB has issued SFAS Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The adoption of SFAS No. 154 by the Company on January 1, 2006 did not have an impact on the consolidated financial statements of the Company for the year ended December 31, 2006.
Note 2: Going Concern
     The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has experienced losses since its inception in 1997. It has not generated revenues sufficient to cover its operating costs and has an accumulated deficit of $35,215,285 and a working capital deficit of

$5,438,902 at December 31, 2006, which together raises doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
     Management has obtained working capital from debt and equity financing and from a production payment purchase agreement (see Notes 11, 12 and 17) to fund the Company’s activities until sufficient revenues can be generated from operations. The Company also has access to additional funds pursuant to the terms of a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC (“Fusion Capital”), which the Company may access from time to time until sufficient and consistent cash flow from the Ashdown and Mineral Ridge mines is achieved. The related registration statement filed with the Securities Exchange Commission (“SEC”) was declared effective on February 13, 2006. The Company also plans to obtain funds through the exercise of outstanding stock warrants which would provide additional working capital to cover the costs of its mineral property and other corporate expenses. The Company is in the process of arranging other debt and equity financing with other sources. The Company will also seek to develop its properties through joint ventures in order to alleviate some of the costs associated with future exploration, development and mining operation activities. Finally, the Ashdown LLC placed the Ashdown property into commercial operation in December 2006, and the Company anticipates that its share of cash distributions from the LLC, after related production payment and debt obligations have been satisfied, will contribute significantly to the working capital of the Company.
Note 3: Ashdown Project LLC
     There can be no guarantee or assurance that the Company will be successful in its ability to generate income from operations or from the Ashdown LLC, or to raise capital at favorable rates or at all. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
The Ashdown molybdenum-gold project is located about 115 miles northwest of Winnemucca in Humboldt County, Nevada. The property covers about three (3) square miles and is controlled by 101 unpatented mining claims. The Ashdown property was secured under a Letter Agreement with Win-Eldrich Mines (“Win-Eldrich”) executed on February 5, 2004. The terms of the joint venture agreement gave the Company the right to earn 60%, as manager and operator of project, from Win-Eldrich (40%) as owner of the property. The Company could earn an undivided, vested 60% interest in the project in either of two (2) ways: (1) by placing the project into profitable production using a small mill, or (2) spending $5,000,000 toward development of the project. Upon signing the agreement, the Company paid Win-Eldrich $50,000, and starting three (3) months after the signing paid a monthly sum of $5,000 through December 2006. In May 2006, the Company exceeded the $5,000,000 benchmark for development expenditures at Ashdown and formally notified Win-Eldrich that the Company had vested its 60% interest as provided under clause (2) of the Letter Agreement.
     On September 28, 2006, the Company entered into the Ashdown Project LLC Operating Agreement with Win-Eldrich Gold, Inc. in order to govern the management of Ashdown LLC and the future mineral exploration, evaluation, development and mining operations by the Ashdown LLC on the real property contributed by the Company and Win-Eldrich Gold, Inc. and all other real property within the area of interest that is acquired by the Ashdown LLC. The Company will serve as the initial Manager of the Ashdown LLC until such time that the Management Committee determines that the Ashdown LLC should either retain the Company as the Manager for an additional period of time, or manage the Ashdown LLC itself, with the Mine General Manager and the other officers of the Ashdown LLC being responsible for the day-to-day operations. Additionally, on September 28, 2006, the Company entered into a Contribution Agreement with the Ashdown LLC in order to recognize that the Company had incurred actual expenditures at the Ashdown Mine of not less than $5,000,000 and to contribute all of its right, title and interest in the Mill, encumbered as set forth in the Settlement Agreement, dated August 26,

2005 by and between the Company, Earl Harrison, dba Western Mine Development, Retrievers LLC, John Tingue and Kris Tingue, to the Ashdown LLC. The Company agreed with the Ashdown LLC that value of its contribution was $5,000,000, which resulted in a sixty percent (60%) ownership interest in the Ashdown LLC. Simultaneously with the entry into the Contribution Agreement by the Company, Win-Eldrich Gold, Inc. entered into a Contribution Agreement with the Ashdown LLC in order to contribute all of its right, title and interest in and to certain personal property and certain unpatented mining claims situated in Humboldt County, Nevada in exchange for a forty percent (40%) ownership interest in the Ashdown LLC at an agreed-upon value of the contribution of $3,333,333.
     Because the mineral property operated by the Ashdown LLC does not have proven or probable reserves as defined by the Securities and Exchange Commission Guide 7, the $5,000,000 in development expenditures incurred by the Company at the Ashdown project have been expensed by the Company as incurred, with the exception of the cost of the mill and other tangible property and equipment, along with certain reclamation bonds and deposits contributed by the Company to Ashdown LLC. Therefore, the Ashdown LLC capital account of the Company, and the Company’s investment in the Ashdown LLC, will not include the $5,000,000 of development expenditures incurred on behalf of the Ashdown LLC. Similarly, the agreed-upon value of $3,333,333 of the personal property and unpatented mining claims contributed to capital by Win-Eldrich Gold, Inc. will not be included in its Ashdown LLC capital account due to the uncertainty of the carryover cost basis of these assets to Win-Eldrich Gold, Inc. as determined under United States generally accounting principles.
     In May 2006, the Company completed permitting a mill designed to run about 100 tons per day of mine production. Construction on the mill and tailings impoundment is 100% complete. On October 30, 2006, final versions of the Occupancy Permit and the Plan of Operations/Environmental Assessment documents were approved by regulators. The Ashdown LLC initiated mining activities on the property, subject to certain stipulations, in the fourth quarter of 2006, and completed the first sale of molybdenite concentrates in December 2006. The Ashdown LLC has a marketing agreement in place that facilitates the sale of the molybdenite concentrates (FOB mine) to an international metals broker. The Ashdown LLC will not be required to provide roasted material to the market, and does not have to locate third party roasting capacity under this contract. The Ashdown LLC plans to assess expansion into a larger operation now that production has commenced.
     The Company also transferred to the Ashdown LLC a mill under construction with a cost basis of $601,855, and restricted deposits and bonds relating to the Ashdown project totaling $360,796, the cost basis to the Company. Because of the Company’s undivided 60% interest in the Ashdown LLC, the financial statements of the Ashdown LLC have been consolidated with those of the Company. The consolidated financial statements include the operations and cash flows of the Ashdown LLC from September 28, 2006, the date of its formation. All significant inter-company balances and transactions have been eliminated.
     Pursuant to the terms of a Letter Agreement dated September 28, 2006 (the “Letter Agreement”) entered into as part of the organization of the Ashdown LLC, on November 1, 2006, the Company believes that Win-Eldrich Gold, Inc. was required to pay the Company the aggregate amount of $309,391 related to the joint venture. On December 4, 2006, the Company informed Win-Eldrich Gold, Inc. that it was in default under the Letter Agreement, that the 30-day cure period had expired and that the matter had been referred to the Company’s Board of Directors for further consideration. On December 20, 2006, the Company notified Win-Eldrich Gold, Inc. of its intention, pursuant to the remedial provisions of the Letter Agreement, to invoke the remedy of dilution under subsection 7.5.2(a) of the Ashdown Project LLC Operating Agreement (the “Operating Agreement”) to decrease Win-Eldrich Gold, Inc.’s Ownership Interest from 40% to 30.5% and increase the Company’s Ownership Interest from 60% to 69.5%. Win-Eldrich Gold, Inc. disagrees that it is in default under the Letter Agreement and the Company anticipates that this disagreement will be resolved by an amicable agreement or under the dispute resolution provisions of the Operating Agreement providing for mediation and binding arbitration. While the Company is confident that its interpretation of the Letter Agreement and the remedial provisions of the Operating Agreement are correct, until the disagreement is resolved pursuant to the dispute resolution provisions of the Operating Agreement, or by the ongoing settlement discussions between the parties, it is uncertain whether the Company’s Ownership Interest in the Ashdown LLC will remain at 60% or increase to 69.5%. The Company does not anticipate that this disagreement will have a material adverse effect on the Ashdown LLC’s operations or on the Company’s consolidated financial condition or results of operations. Through December 31, 2006 the consolidated financial statements reflect the Company’s Ownership Interest in the Ashdown LLC at 60%.
     As more fully described in Notes 11 and 12, the Company’s share of production distributions from the LLC are encumbered by certain financing agreements.
Note 4: Mineral Properties
     Presently, the Company’s primary mining property assets are the Ashdown molybdenum/gold project operated by the Ashdown LLC (Note 3) and the idled Mineral Ridge gold mine. On December 23, 2004, the Company terminated the Joint Venture Agreement with International Enexco Ltd. (“Enexco”) dated as of January 28, 1998 (the “Enexco Agreement”) and the Exploration License and Option to Purchase with F.W. Lewis, Inc. (“Lewis”) dated as of July 10, 1998, as amended on February 19, 2003, and as further amended on May 7, 2003 (collectively, the “Lewis Agreement”) relating to an interest in the Contact Property. The Company retained six (6) claims at the Contact Property, which were sold outright to Enexco on June 27, 2006. The Company currently holds no further direct interest at the Contact Property. In the fourth quarter of 2004, the Company entered into negotiations with Gryphon Gold for the sale of the Borealis Property to Borealis Mining Company, a subsidiary of Gryphon Gold, for cash payments totaling $1,400,000. Borealis Mining completed its final payment on January 31, 2006 and the Company retains no further rights or interest in the Borealis Property. As further discussed below, on April 18, 2006, the Company entered into a purchase agreement with four individuals for the Northern Champion molybdenum property located in Ontario, Canada.
Mineral Ridge Property
     On November 7, 2000, the Company purchased the Mineral Ridge gold mine and related land, property and equipment located near Silver Peak, Nevada (“Mineral Ridge”). The mine was acquired out of bankruptcy and the trustee was conducting only minimum maintenance activities at the time. The permits associated with the Mineral Ridge mining operations had either expired or were under review by the State of Nevada and the Bureau of Land Management at the time of the purchase. Since then, the Company has obtained new permits based upon a revised Plan of Operations/Environmental Assessment (“POO”) and posted an updated reclamation surety bond of approximately $2,700,000. The Mineral Ridge mine was placed in full operation in the spring of 2004.
     The Mineral Ridge property holds three separate potentially economic mineable gold deposits, the Drinkwater, Mary, and Brodie, as outlined in an independent third party engineering and feasibility study completed in May 2003 by Behre Dolbear & Company, Inc., an outside consultant (“Behre Dolbear”). The feasibilility study identified 156,504 ounces of gold that could be recovered using a cyanide heap leaching process, including 10,000 recoverable ounces estimated to be on the leach pad. Silver values are not economically significant in the mineralized material at Mineral Ridge and have not been included in these reserve calculations. The property holds further mineral potential with identified targets potentially containing additional gold mineralization.

     Operations began in 2003 once the bond was in place, including adding chemicals to the process solutions, plumbing the pad with drip lines and main trunk pipes, and mining both new and old stockpiled materials. Operations have yielded certain amounts of precious metal product that has been sold resulting in total revenues of approximately $2.3 million in 2005 and 2004. Under-performance of the leach pads and associated high production costs resulted from the Company’s failure to meet the designed processing specifications as outlined under the Behre Dolbear feasibility study. On January 12, 2005, the Company announced its decision to temporarily idle the mine pending full reviews of engineering and metallurgy, and optimization of a revised mine and operations plan. The Company intends to commence further exploration of numerous targets and development of identified economic mineralization at Mineral Ridge in 2007. It is expected that this work, which is being contracted with a third party, will identify and delineate additional reserves for both open pit and underground deposits and ultimately extend the life of the mine.
Northern Champion Property
     The Northern Champion Property is approximately 880 acres in Griffith and Brougham Townships in the Province of Ontario, Canada (“Northern Champion Property”). On April 18, 2006, the Company executed a Purchase Agreement with Robert R. Robitaille, Douglas Lalonde, Sheldon Davis and Ronald E. Dockweiler (collectively, the “Vendors”) to purchase five (5) registered claims totaling 22 units on the Northern Champion Property together with a NI43-101 report describing a molybdenite deposit within the area of the claims.
     Pursuant to the terms of the agreement, the Company was obligated to pay $125,000 in four (4) equal quarterly installments of $31,250 commencing on August 15, 2006. Each payment was to be distributed as follows, $9,991.50 to Mr. Lalonde, $9,247.45 to each of Messrs. Robitaille and Davis, and $2,763.60 to Mr. Dockweiler. In addition, the agreement provided that the Company would issue 735,000 shares of its common stock to the Vendors. Said shares of common stock have been issued as “restricted securities” as such term is defined in paragraph (a)(3) of Rule 144 as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. Mr. Lalonde received 235,000 shares, each of Messrs. Robitaille and Davis received 217,500 shares and Mr. Dockweiler received 65,000 shares. The shares were valued at $373,380, based on the market value of the Company’s common stock on the date the shares were issued. The agreement also provides that the Vendors will retain a 3.3% Net Smelter Return on the sales of minerals taken from the Northern Champion Property. Each of Messrs. Lalonde, Robitaille and Davis will be entitled to receive 1% of the Net Smelter Return and Mr. Dockweiler will be entitled to receive 0.3% of the Net Smelter Return. Additionally, the Company will have the right of first refusal to purchase 1.65% of said Net Smelter Return from the Vendors for $1,650,000. We will have the ability to purchase 0.5% of said Net Smelter Return from each of Messrs. Lalonde, Robitaille and Davis and 0.15% of said Net Smelter Return from Mr. Dockweiler.
     The scheduled cash payments to the four individuals were not made by the Company. However, the Purchase Agreement was amended subsequent to December 31, 2006 to allow the Company to satisfy the $125,000 obligation through the issuance by the Company to the Vendors of restricted common shares of the Company valued at $125,000 (see Note 23).
     All costs incurred by the Company for the Northern Champion Property, including acquisition costs, have been expensed as exploration and development costs.

Gain on Sale of Mineral Properties
     On June 27, 2006, the Company executed a Quitclaim Deed conveying its interest in and to the six unpatented mining claims at the Contact Property known as the “Red Metal” Claims to Enexco in exchange for 100,000 shares of Enexco. The stock certificate was received by the Company on July 21, 2006 and the Company valued the Enexco Shares as of that date at CDN $1.85 per share or USD $1.62 per share, resulting in a gain on sale of mineral properties of USD $162,041 reported for the year ended December 31, 2006. The Company intends on holding the Enexco shares for the foreseeable future. Accordingly, the Enexco shares are accounted for as securities-held-for sale in accordance with FAS 115.
     During the year ended December 31, 2005, the Company recognized a gain on sale of the Borealis Property of $1,400,000, as more fully described above.
Note 5: Property and Equipment
     Property and equipment consist of the following at December 31, 2006:

Land	$57,599
Buildings	160,592
Mining and milling equipment	1,501,610
Vehicles	79,930
Computer equipment	79,509
Office furniture and equipment	18,221

1,897,461
Less accumulated depreciation and amortization	(602,325)

$1,295,136

     Depreciation and amortization expense of property and equipment for the years ended December 31, 2006 and 2005 was $104,616 and $151,337, respectively.
     The Company had no property and equipment under capital lease at December 31, 2006.
Note 6: Restricted Funds – Reclamation Obligations
     During May 2003, the Company entered into an insurance backed financial assurance program for a surety bond to secure the $2,693,000 reclamation bond for the Mineral Ridge property. The program structure includes an insurance policy that will pay reclamation expenses as they occur. During June 2003, the Company transferred to the insurance company approximately $1,800,000 of restricted cash for the reclamation of the Mineral Ridge property. The Company has paid an additional $526,505 of premiums on the reclamation bond policy through December 31, 2006. The Company is obligated to pay $11,311 annually thereafter which amount will be expensed during the year incurred.
     Of the total initial premium of $2,326,505, $1,796,652 represents a Reclamation Experience Account which funds are directly available to the Company to use for closure, reclamation and remediation activities once they commence based on the existing known condition of the Mineral Ridge property. This amount has been included in the balance of the Restricted Funds — Reclamation Obligations asset in the accompanying consolidated balance sheet as of December 31, 2006.

     The prepaid bond insurance premiums of $526,505 are being amortized over the twelve (12) year term of the policy. The annual insurance premium of $11,311 is amortized over a twelve (12) month period. At December 31, 2006, the total current portion of the prepaid insurance premiums related to this policy totaled $43,212 and is included in prepaid expenses and other current assets in the accompanying consolidated balance sheet. The long-term portion of the prepaid insurance premiums totaled $320,488 and is included in other assets in the accompanying consolidated balance sheet as of December 31, 2006. This program allows the Company flexibility to increase its bond in the future to an aggregate limit of $4,000,000.
     Restricted funds totaling $340,269 for a bond and other regulatory deposit requirements for the Ashdown property and a deposit of $40,574 for the Mineral Ridge property are also included in the balance of the Restricted Funds – Reclamation Obligations in the accompanying consolidated balance sheet as of December 31, 2006.
Note 7: Reclamation Asset and Obligation
     Effective January 1, 2003, the Company became subject to and adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which establishes a uniform methodology for accounting for estimated reclamation and abandoned costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Fair value is determined by estimating the retirement obligations in the period the asset is first placed in service or acquired and then adjusted for the amount of estimated inflation and market risk contingencies to the projected settlement date of the liability. The result is then discounted to a present value from the projected settlement date to the date the asset was first placed in service or acquired. The present value of the asset retirement obligation is recorded as an additional property cost (reclamation asset included in other assets) and as an asset retirement liability (reclamation obligation included in long-term liabilities). The amortization of the additional property cost (using the units of production method) is included in depreciation expense and the accretion of the discounted liability is being recorded as a separate operating expense in the Company’s consolidated statement of operations with a corresponding increase in the reclamation liability.
     In connection with the new reclamation permit obtained in May 2003, the Company increased its estimated reclamation costs based on the new operating plan for the Mineral Ridge property. Accordingly, on June 1, 2003, the Company increased the Mineral Ridge property reclamation asset to $1,894,024 based on the revised estimate using a credit adjusted risk free interest rate of 8.5% with a corresponding increase in the related reclamation obligation. Depreciation of the reclamation asset of $17,558 was recognized for the year ended December 31, 2005, using the units-of-production method. Subsequent to the Company’s idling of the Mineral Ridge property in 2005, no depreciation of the reclamation asset has been recorded pursuant to SFAS No. 143.
     Because the Company was unable to operate the Mineral Ridge mine profitably in accordance with the feasibility study completed in 2003 and has idled the project, the Company wrote off the reclamation asset, net of accumulated depreciation, recorded pursuant to the requirements of SFAS No. 143, resulting in an expense of $1,826,140 in the year ended December 31, 2006.
     During the year ended December 31, 2006, the Company increased its reclamation obligation by $330,448 for the estimated reclamation costs of the Ashdown project.
     Accretion expense related to the reclamation obligations for the years ended December 31, 2006 and 2005 was $169,584 and $144,858, respectively.

     The following is a summary of the changes to the Company’s asset retirement obligation:

Balance, January 1, 2005	$2,352,235
Accretion expense	144,858

Balance, December 31, 2005	2,497,093
Ashdown reclamation obligations	330,448
Accretion expense	169,584

Balance, December 31, 2006	$2,997,125

Note 8: Gain on Extinguishment of Debt
     During the year ended December 31, 2006 and subsequently during the first three months of 2007, the Company has continued its efforts to settle and extinguish certain obligations related to the Contact Mine, the Mineral Ridge property and amounts payable to related parties. The Company has reached agreement with various parties pursuant to which a total of $6,143,692 of debt has been extinguished. Net of a loss on extinguishment of amounts due to related parties of $830,839 from the issuance of common shares where the market value of the common stock exceeded the recorded amount of the debt paid on the date the shares were issued, the Company recognized a gain on extinguishment of debt of $5,312,853 for the year ended December 31, 2006. The extinguishment of debt has significantly improved the working capital position of the Company.
Contact Property Obligations
     The Contact Property was held through agreements with two (2) separate entities, International Enexco, Ltd. (“Enexco”) and F.W. Lewis, Inc. (“Lewis”). On January 28, 1998, pursuant to the terms of the Letter Agreement, the Company acquired the right to earn a 60% interest in the Enexco patented mining claims through a combination of annual work commitments totaling $2,600,000 on the portion of the property owned by Enexco and $4,000 per month payments to Enexco totaling $313,000 over seven (7) years. The Letter Agreement was terminated on December 23, 2004. On June 27, 2006, the Company entered into a Termination Agreement with Enexco affirming that: (1) the Letter Agreement was terminated with an effective date of January 22, 2005; (2) the Company releases any claim of further right, title or interest in the Contact Property; and (3) Enexco releases the Company from any and all claims, demands, or liabilities arising from its activities at the Contact Property. Upon signing the Termination Agreement, the accrued unpaid liabilities relating to the Letter Agreement were extinguished, resulting in a gain on extinguishment of debt in the amount of $2,420,643.
     On July 10, 1998, the Company entered into the Lewis Agreement for the Lewis Property. On February 19, 2003, the parties amended the Lewis Agreement to extend the term to December 31, 2007 and made other modifications to the original agreement. On May 7, 2003, the parties signed a second amendment to clarify that expenditures for work performed by the Company on either the Lewis Property or the adjoining property owned by Enexco would be applied to the minimum work commitment due under the Lewis Agreement. On December 23, 2004, the Company terminated the Lewis Agreement. On December 12, 2005, the Company was notified that 50% of the accrued and unpaid obligations due Lewis had been assigned to Sharon F. Lewis Trust dated January 22, 2004 and the remaining 50% to the Frank Lewis Revocable Living Trust dated March 15, 2004. On July 3, 2006, the Company was served with a Summons and Complaint filed on June 29, 2006 by Frank Lewis Revocable Living Trust dated March 15, 2004 in the Second Judicial District Court of the State of Nevada in Washoe County. On August 7, 2006, the Company filed an Answer to the Summons and Complaint.

     Concurrently with the filing of the Answer on August 7, 2006, the Company filed a Third Party Complaint in the Second Judicial District of the State of Nevada naming F.W. Lewis, Inc., the Sharon F. Lewis Trust dated January 22, 2004 and Roes 1 through 10, inclusive, as third party defendants to the action brought by the Frank Lewis Revocable Living Trust dated March 15, 2004, as described above.
     In January 2007, the Company finalized a Settlement Agreement and Mutual Release with F.W. Lewis, Inc., The Frank Lewis Revocable Living Trust, and The Sharon F. Lewis Trust, resulting in the dismissal of all complaints and the release of all claims. The effective date of the settlement agreement was December 1, 2006. With resolution of the legal issues, accrued liabilities related to the Contact Mine were extinguished, resulting in a gain of $3,255,796.
Other Debt Extinguished
     Subsequent to December 31, 2006, the Company also reached a settlement agreement with American Asphalt and Grading, Inc. relating to payment for goods and services provided the Company at the Mineral Ridge property. The parties agreed to the dismissal of all complaints and the release of all claims. With resolution of the legal issues, the Company has stated the related accounts payable and accrued liabilities as of December 31, 2006 at the agreed-upon settlement amounts. Accounts payable and accrued liabilities totaling $226,638 was extinguished, resulting in a gain on extinguishment of debt for the same amount recorded in December 2006.
     In addition, during the fourth quarter of 2006, the Company recorded a gain on extinguishment of debt of $236,615 with the extinguishment of obligations to shareholders, including notes payable of $142,000 and related accrued interest of $94,615.
Note 9: Accrued Liabilities
     Accrued liabilities consisted of the following as of December 31, 2006:

Officers deferred compensation	$319,343
Accrued payroll and related	110,639
Accrued royalties	67,092
Accrued interest	3,660
Other	41,704

$542,438

     The officers deferred compensation is payable to the following officers or former officers of the Company:

Steven Craig (former officer)	$171,125
David Caldwell	84,168
Robert Martin	64,050

$319,343

     Pursuant to an Employment Separation Agreement with Kenneth S. Ripley, a former Chief Executive Officer of the Company, deferred compensation of $98,750 payable to Mr. Ripley at December 31, 2006 was reclassified to a severance obligation to Mr. Ripley (see Note 10).

Note 10: Severance Obligations
     At a meeting of the Board on February 18, 2005, the directors unanimously approved a separation agreement for Michael Fitzsimonds, a former Chief Executive Officer of the Company. The terms of separation were that Mr. Fitzsimonds would be paid his full salary for one year including medical benefits followed by 180 hours of vacation. The Company then would pay him $394,000 in 59 equal monthly payments. He would be allowed to use a company vehicle for one year at which time he exercised his option to purchase it. Mr. Fitzsimonds loaned $100,000 to the company in 1998 on which the Company pays $1,350 a month for interest (see Note 13). The principal is to be repaid on or before February 18, 2008. There is no prepayment penalty. The current portion of the severance obligation to Mr. Fitzsimonds of $80,136 is included in current liabilities and the long-term portion of the severance obligation of $246,731 is included in long-term liabilities in the accompanying consolidated balance sheet as of December 31, 2006.
     On January 31, 2007, the Company entered into an Employment Separation Agreement (the “Separation Agreement”) with Kenneth S. Ripley whereby Mr. Ripley resigned as the Chief Executive Officer of the Company and all other positions he held with the Company and on behalf of the Company, effective as of January 31, 2007 (the “Effective Date”). The Separation Agreement terminates the Employment Agreement dated as of March 8, 2006 between the Company and Mr. Ripley whereby Mr. Ripley assumed the role of Chief Executive Officer of the Company effective March 13, 2006 (the “Employment Agreement”).
     Under the terms of the Separation Agreement: (i) subject to a “Cash Call Delay”, the Company agreed to pay Mr. Ripley his deferred salary of $115,000 (balance of $98,750 as of December 31, 2006) in twelve (12) equal monthly installments starting in March 2007 as severance pay; (ii) subject to a Cash Call Delay, the Company agreed to pay Mr. Ripley a performance bonus in the amount of $195,000 in twelve (12) equal monthly installments starting in March 2007 as bonus pay, with the unpaid portion of the bonus pay accruing simple interest at the rate of 18%; (iii) subject to a Cash Call Delay, the Company agreed to pay the outstanding balance of the Mr. Ripley’s note payable and related accrued interest totaling $157,979, consisting of $89,897 in principal and $68,082 in accrued interest, in twelve (12) equal monthly installments starting in March 2007 as promissory note payments; (iv) the Company agreed to immediately vest the unvested portion of the Mr. Ripley’s stock options to purchase an aggregate amount of 30,000 shares of common stock granted pursuant to the Company’s Year 2002 Supplemental Employee/Consultant Stock Compensation Plan as of January 31, 2007 (the “Termination Date”); (v) Mr. Ripley agreed to a non-solicitation clause for a term of eighteen (18) months following the Termination Date; and (vi) Mr. Ripley provided the Company with a general release of liability and claims. Under the Separation Agreement, a “Cash Call Delay” is defined as a cash call or any cash payment required of the Company in connection with the Ashdown Project LLC.
     In addition, pursuant to the Separation Agreement, the Company and Mr. Ripley further agreed that all payments to Mr. Ripley that are subject to a Cash Call Delay are to be suspended for such month and such monthly payments are to be deferred until the next month with the payment terms to be extended by such number of cash call delay months, provided however, such repayment term will not exceed April 30, 2008. The Company guaranteed that Mr. Ripley would receive at least one monthly installment of the payments due on or before April 1, 2007. The current portion of the severance obligation to Mr. Ripley of $244,791 is included in current liabilities and the long-term portion of the severance obligation of $48,958 is included in long-term liabilities in the accompanying consolidated balance sheet as of December 31, 2006.

Note 11: Notes Payable and Related Accrued Interest
     Notes payable and related accrued interest payable included in current liabilities consist of the following at December 31, 2006:

	Principal	Interest	Total

Note payable to an individual, interest payable at 15% per annum, currently past due	$37,541	$16,108	$53,649
Financing agreement with unrelated parties, secured by production proceeds of molybdenite concentrates from the Ashdown property, interest premium of $2,000,000, final payment of principal and interest premium due June 1, 2007	995,000	2,000,000	2,995,000

Totals	$1,032,541	$2,016,108	$3,048,649

     On May 10, 2005, the Company entered into a financing agreement with William D. and Candida Schnack (the “Schnacks”), unrelated parties, wherein the lenders could advance to the Company up to $1,000,000 secured by production and sale of molybdenum concentrates from the Ashdown property. The advances were restricted to funding activities associated with the Ashdown mineral property. Advances were to be disbursed in accordance with the achievement by the Company of pre-approved milestones as set forth in the Agreement. In consideration of the advances, the lenders will receive the repayment of the advances, a premium of $2,000,000 and 1,000,000 two-year warrants to purchase common stock of the Company at an exercise price equal to $0.14 per share. In addition, the Company agreed that, during the period that is two (2) years from the date of the Agreement, in the event there is any dilution of the stock of the Company, the number of warrants to the Lender shall be increased to reflect this dilution. Pursuant to this agreement, the Company received $735,000 in 2005 and $265,000 in 2006, and recognized $1,470,000 of the premium as interest expense in 2005 and $530,000 interest expense in 2006. A principal payment of $5,000 was made to the lenders in December 2006.
     The value of the 1,000,000 warrants of $64,931, estimated using the Black-Scholes pricing model, was expensed in 2005. In conjunction with the anti-dilution provisions of the agreement, an additional 17,430 warrants valued at $1,713 were issued in 2005, and an additional 139,172 warrants valued at $31,993 were issued in 2006. The obligation, as amended on November 2, 2006, is payable in monthly installments as follows:
a)	5% of gross molybdenum concentrates sales produced from the Ashdown mine through February 1, 2007 will be due and payable within 30 days of transfer of ownership to broker.

b)	Beginning February 1, 2007, 15% of gross molybdenum concentrates sales produced from the Ashdown mine will be due and payable within 30 days of transfer of ownership to broker.

c)	Beginning March 1, 2007, a payment of 15% of gross molybdenum concentrates sales produced from the Ashdown mine, or $300,000, whichever is greater, will be due and payable within 30 days of transfer of ownership to broker.

d)	A final payment of all outstanding amounts related to the advance and premium will be due and payable June 1, 2007.

Note 12: Production Payment Purchase Agreement
     On September 26, 2005, the Company entered into a Production Payment Purchase Agreement with Ashdown Milling Co LLC (“Ashdown Milling”). Under the terms of the agreement, Ashdown Milling agreed to purchase a production payment to be paid from the Company’s share of production from the Ashdown mine for a minimum of $800,000. In addition, Ashdown Milling is to receive one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at $0.20 per share for each dollar paid to the Company. In addition, the Production Payment Purchase Agreement provides that, upon the request of the Company for additional funds, Ashdown Milling has the right, but not the obligation, to increase its investment in the production payment up to an additional $700,000 for a maximum purchase price of $1,500.000. The amount of the production payment to be paid to Ashdown Milling is equal to a 12% net smelter returns royalty on the minerals produced from the mine until an amount equal to 240% of the total purchase price has been paid. Robert P. Martin, President of the Company, and Kenneth S. Ripley, a former Chief Executive Officer of the Company, are members, managers, and lead investors in Ashdown Milling. The Company’s Board approved the transaction.
     This transaction has been accounted for as the sale of an interest in mineral properties with the related gain to be deferred until the Company begins making payments according the terms of the agreement. Through December 31, 2006, there had been $1,500,000 advanced to the Company pursuant to this agreement, $650,000 received in 2006, with the proceeds allocated as follows.

Common stock	$370,100
Warrants	225,333
Deferred revenue	904,567

$1,500,000

     The allocation of the proceeds to common stock was based on the quoted market price of the Company’s common stock on the date the shares were issued to the Ashdown Milling members. The allocation of the proceeds to warrants, also recorded to common stock, was based on the estimated value of the warrants calculated using the Black-Scholes valuation model.

Note 13: Amounts Due to Related Parties
     Amounts due to related parties consist of the following at December 31, 2006:

	Principal	Interest	Total

Note payable to Kenneth Ripley, a former Chief Executive Officer of the Company, with interest at an annual rate of 18%, plus a 5% origination fee	$250,125	$65,703	$315,828

Note payable to Michael Fitzsimonds, a former Chief Executive Officer of the Company, with interest payments of $1,350 per month, due on or before February 18, 2008 (see Note 10)	100,000	—	100,000

Note payable to an employee and the manager of the Ashdown mine for the purchase of a mill, equipment rental and other, with interest at 12%	387,908	11,733	399,641

	$738,033	$77,436	815,469

Current portion			689,536

Long-term portion			$125,933

     In January 2007, the principal balance of the note payable to Mr. Ripley was reduced by $160,228 in connection with the exercise by Mr. Ripley of employee stock options.
     Under the terms of an Employment Separation Agreement (see Note 10), the Company agreed to pay the then outstanding balance of the Mr. Ripley’s note payable and related accrued interest totaling $157,979, consisting of $89,897 in principal and $68,082 in accrued interest, in twelve (12) equal monthly installments starting in March 2007.
Note 14: Long-Term Debt
     As of December 31, 2006, long-term debt consisted of the following:

Note payable to GMAC, payable at $538 per month with no interest through May 2009, secured by vehicle	$15,588
Note payable to CitiFinancial, payable at $468 per month with interest at 15.7% through August 2007, secured by vehicle	5,467

Total	21,055
Less current portion	11,917

Long-term portion	$9,138

     Future maturities of long-term debt are as follows:

Years Ending December 31:
2007	$11,917
2008	6,450
2009	2,688

Total	$21,055

Note 15: Stock Options and Stock-Based Compensation
     In April 1998, the Board approved the Golden Phoenix Minerals, Inc. Stock Option Incentive Plan (the “1997 Stock Option Incentive Plan”), under which employees and directors of the Company are eligible to receive grants of stock options. The Company reserved a total of 1,000,000 shares of common stock under the 1997 Stock Option Incentive Plan. Subsequent to this, the Employee Stock Incentive Plan of 2002 amended the 1997 Stock Option Incentive Plan and allows for up to 4,000,000 options to be granted (the “2002 Stock Option Incentive Plan”). These options are qualified and registered with the SEC. In addition to these qualified plans, the Company created a class of non-registered, non-qualifying options in 2000 to compensate its three principle employees for deferred salaries. The Company’s executive management administers the plan. Subject to the provisions of the 2002 Stock Option Incentive Plan, the Board has full and final authority to select the individuals to whom options will be granted, to grant the options, and to determine the terms and conditions and the number of shares issued pursuant thereto. The Company, with the approval of the Board, may also issued stock options to consultants or employees, on a stand-alone basis, outside the approved stock option plans.
     On October 23, 2006, the Board approved the 2006 Non-Employee Director Stock Option Plan providing for 2,000,000 shares of the Company’s common stock to be reserved for issuance of awards of non-qualified stock options to non-employee directors of the Company pursuant to the terms and conditions set forth in the plan.
     Prior to January 1, 2006, as permitted under SFAS No. 123, the Company accounted for its stock option plans following the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no stock-based compensation expense had been reflected in the Company’s consolidated statements of operations as all options granted had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant and the related number of shares granted was fixed at that time.
     In December 2004, the FASB issued SFAS No. 123R, Share Based Payments. This statement revised SFAS No. 123 by eliminating the option to account for employee stock options under APB No. 25 and requires companies to measure the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards and to recognize the compensation expense over the requisite service period for the awards expected to vest.
     Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R using the modified prospective application method. Under this transition method, the Company recorded compensation expense on a straight-line basis for the year ended December 31, 2006 for: (a) the vesting of options granted prior to January 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and previously presented in the pro-forma footnote disclosures), and (b) options granted subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R). In accordance with the modified prospective application method, results for the year ended December 31, 2005 have not been restated.
     The stock-based compensation expense for the year ended December 31, 2006 of $483,160 has been included in general and administrative expense, and had no material impact on the basic and diluted loss per share reported by the Company for the year ended December 31, 2006.
     There was no stock compensation expense capitalized during the year ended December 31, 2006.
     During the year ended December 31, 2006, options to purchase 3,200,000 shares of the Company’s common stock were issued to the Company’s employees and directors, with exercise prices ranging from $0.24 to $0.405 per share. The Company estimated the grant-date fair value of these options using the Black-Scholes option pricing model using the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	33.46%
Risk-free interest rate	4.75%
Expected life of options	5 years
     The following table summarizes the stock option activity during 2006:

			Weighted Average
		Weighted Average	Remaining Contract	Aggregate
	Options	Exercise Price	Term	Intrinsic Value

Outstanding at December 31, 2005	4,735,621	$0.19
Granted	3,200,000	0.27
Exercised	(327,400)	0.16
Expired or Cancelled	(692,506)	0.27

Outstanding at December 31, 2006	6,915,715	0.22	3.09	$1,197,364

Options vested and exercisable at December 31, 2006	6,402,742	0.21	2.93	$1,112,383

     The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the Company’s closing stock price of $0.38 as of December 29, 2006, which would have been received by the holders of in-the-money options had the option holders exercised their options as of that date.
     As of December 31, 2006, the total future compensation cost related to non-vested stock-based awards not yet recognized in the condensed consolidated statements of operations was $114,091, and the weighted average period over which these awards are expected to be recognized was 0.85 years. As of December 31, 2006, the Company had no shares available for grant under the 2002 Stock Option Incentive Plan and 1,600,000 shares available for grant under the 2006 Non-Employee Director Stock Option Plan.

     Under the modified prospective method, results for the year ended December 31, 2005 have not been restated to reflect the effects of implementing SFAS No. 123R. The following pro-forma information is presented for comparative purposes and illustrates the effect on net loss and net loss per common share for the year ended December 31, 2005 as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation prior to January 1, 2006:

Net loss as reported	$(5,942,463)
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards	(108,315)

Pro forma net loss	$(6,050,778)

Basic and diluted loss per share:
As reported	$(0.04)

Pro forma	$(0.05)

Note 16: Stock Warrants
     A summary of the status of the Company’s stock warrants as of December 31, 2006 and changes during the year is presented below:

		Weighted
		Average
	Shares	Exercise Price
Outstanding, December 31, 2005	2,892,782	$0.19

Granted	1,039,172	0.19
Canceled / Expired	(861,352)	0.25
Exercised	(414,000)	0.21

Outstanding, December 31, 2006	2,656,602	$0.17

     The following summarizes the exercise price per share and expiration date of the Company’s outstanding warrants to purchase common stock at December 31, 2006:

Expiration Date	Price	Number
2007	$0.14	1,156,602
2008	$0.20	800,000
2009	$0.20	700,000

		2,656,602

Note 17: Stockholders’ Deficit
     On July 13, 2005, the Company entered into a Common Stock Purchase Agreement (the “Original Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”), pursuant to which Fusion Capital had agreed, under certain conditions, to purchase on each trading day $12,500 of the Company’s common stock up to an aggregate of $6 million over a twenty-four (24) month period. On January 19, 2006, the Company and Fusion Capital entered into a Termination Agreement whereby the parties terminated the Original Purchase Agreement. On January 20, 2006, the Company entered into a new Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital. Under the Purchase Agreement, Fusion Capital committed to purchase up to $6 million of the Company’s common stock over a twenty-four (24) month period that commences when a registration statement filed with the

SEC becomes effective. Pursuant to the Purchase Agreement, Fusion Capital is to purchase $12,500 of the Company’s common stock on each trading day during the term of the Purchase Agreement, subject to the Company’s right to increase, decrease or suspend purchases by Fusion Capital. The purchase price for each purchase of shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. However, Fusion Capital does not have the right and is not obligated to purchase the Company’s stock in the event that the purchase price per share of common stock is below $0.10. The Company issued 2,191,919 shares of common stock carrying a Rule 144 restriction on trading as commitment shares. These shares were valued at $420,000 and have been recorded in prepaid expenses to be amortized over the term of the financing. The Company intends to use this financing vehicle on an as needed basis for working capital and general corporate purposes until sufficient and consistent cash flow from the Ashdown and Mineral Ridge mines is achieved. The SEC declared the registration statement effective on February 13, 2006. On March 13, 2006, the Company initiated the sale of commencement shares under the Purchase Agreement.
     During the year ended December 31, 2006, 11,901,992 shares of the Company’s common stock were purchased by Fusion Capital with proceeds to the Company of $4,237,504 (including a stock subscription receivable of $60,000 at December 31, 2006), or an average of $0.356 per share.
     In addition to the 11,901,992 common shares issued for cash, the Company issued 5,781,931 shares of its common stock during the year ended December 31, 2006 for the following consideration: 266,427 shares for services valued at $123,074; 20,589 shares issued for directors’ fees; 3,318,515 shares issued in payment of debt of $1,408,995; 735,000 shares issued for exploration and development expenses (Note 4); 700,000 shares valued at $227,100 issued in connection with the Production Purchase Payment Agreement (Note 12); and 741,400 shares issued for the exercise of options and warrants totaling $139,610. The prices per share recorded in non-cash equity transactions approximated the quoted market price of the Company’s common stock on the date the shares were issued. In those instances where the market price of the Company’s common stock on the date the shares are issued to repay debt or other obligations differs from the market price originally used to determine the number of shares to be issued, a gain or loss on extinguishment of debt is recorded. Depending on the delay in issuing these shares, the gain or loss may be material. For the year ended December 31, 2006, the loss on extinguishment of debt repaid through the issuance of the Company’s common stock was $830,840.
     During the year ended December 31, 2005, the Company issued 16,658,103 shares of its common stock for the following consideration: 9,354,860 shares issued for cash of $895,945; 113,828 shares issued for directors’ fees of $19,000; 2,956,658 shares issued for services valued at $500,683; 800,000 shares valued at $143,000 issued in connection with the Production Purchase Payment Agreement (Note 12); and 3,432,757 shares issued upon conversion of debt of $683,038.

Note 18: Income Taxes
     The benefit (provision) for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to (loss) income before income taxes for the following reasons:

	Years Ended December 31,
	2006	2005

Income tax benefit at statutory rate	$1,591,416	$2,317,600
Accrued compensation	—	198,170
Depreciation and amortization	(66,137)	19,365
Other	(5,134)	(13,868)
Write off of reclamation asset	(712,195)
Stock for services/options expense	(606,626)	206,743
Reduction in net operating loss carryforwards	(675,871)
Change in valuation allowance	474,547	1,907,190

	$—	$—

     Deferred tax assets (liabilities) are comprised of the following:

	2006	2005

Deferred tax assets:
Net operating loss carryforwards	$8,975,209	$9,551,800
Mineral properties	145,618	—
Accrued expenses	408,095	431,800

	9,528,922	9,983,600
Less valuation allowance	(9,486,785)	(9,961,400)

Net deferred tax assets	42,137	22,200

Deferred tax liabilities:
Depreciation	(42,137)	(22,200)

Net deferred taxes	$—	$—

     At December 31, 2006, the Company has a net operating loss carryforward available to offset future taxable income of approximately $23,000,000, which will begin to expire in 2007. If substantial changes in the Company’s ownership should occur, there would also be an annual limitation of the amount of the net operating loss carryforward which could be utilized.
Note 19: Commitments and Contingencies
Operating Leases
     The Company leased its facilities under a non-cancelable operating lease that expires July 31, 2011. The monthly rent is based on an escalating scale based on an average increase of three cents ($0.03) per square foot on each anniversary date. The following is a schedule, by years, of the future minimum lease payments under operating leases, as of December 31, 2006.

2007	$84,210
2008	86,730
2009	89,250
2010	91,770
2011	54,390

Total	$406,350

     In addition, the Company entered into a lease agreement for mining equipment at the Ashdown Property. The lease agreement provides for month-to-month rental payments totaling $32,905.

     On August 26, 2005, the Company also entered into a lease for the Kingston Mill as part of a settlement regarding a dispute with Retrievers LLC, John Tingue and Kris Tingue (collectively, the “Retrievers”) over the transport and storage of portions of its mill facilities on their property. To date, the Company has paid the Retrievers $60,000 in consideration for the lease. In addition, this lease agreement obligates the Company to use Retrievers for all of its excavation, road maintenance, transportation of material between the mine and the mill and reclamation work on the property for the next five years. Retrievers granted to Golden Phoenix the exclusive right and option to purchase the Kingston Mill for $250,000. This option expires on August 26, 2010. The purchase price will be reduced by $50,000 upon each annual anniversary of the lease agreement. The pricing for labor and equipment in connection with the work to be completed by Retrievers will be negotiated between the parties and will reflect current area and industry rates. Retrievers retain a lien on the mill as security for the contract.
     Rental expense for all operating leases was $612,892 and $115,945 for the years ended December 31, 2006 and 2005, respectively.
Employment Agreements
David A. Caldwell
     On February 22, 2006, the Company entered into an Employment Agreement with David A. Caldwell to render full-time employment to the Company as President and Chief Operating Officer effective as of February 15, 2006. Mr. Caldwell’s duties are to assist the Company’s executive management in the areas of corporate development and compliance, mergers and acquisitions, investment banking and fund raising, strategic relationships and public relations, in the United States and such other locations as deemed appropriate by the Board.
     On January 31, 2007, the Company entered into an Addendum to the Employment Agreement with Mr. Caldwell whereby Mr. Caldwell became the full time Chief Executive Officer of the Company and resigned from his position of President and Chief Operating Officer of the Company. Other than the change in title and position, the remaining terms of the February 22, 2006 Employment Agreement continue in full force and effect.
     Until such a time that the Company achieves an initial cash flow through sales of molybdenite concentrates at the Ashdown mine, the Company will accrue and defer the payment of Mr. Caldwell’s salary for the services to be rendered by him at the rate of One Hundred Forty Five Thousand and No/100 Dollars ($145,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the performance of his duties not less frequently than annually (see Note 9). Thereafter, fifty percent (50%) of Mr. Caldwell’s base salary will be deferred and accrued as an obligation of the Company until the Company has fully satisfied its financial obligations to William D. and Candida Schnack (the “Schnacks”) (see Note 11) and the Ashdown Milling Company LLC (“Ashdown Milling”) (see Note 12) finance programs relating to the Ashdown mine.
     Once the Company achieves initial cash flow through sales of molybdenite concentrates at the Ashdown mine and the Company has fully satisfied its financial obligations to the Schnacks and Ashdown Milling finance programs relating to the Ashdown mine, Mr. Caldwell’s salary will be adjusted to One Hundred Sixty Five Thousand and No/100 Dollars ($165,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review his duties not less frequently than annually.

     On February 13, 2006, Mr. Caldwell was granted 600,000 options under the 2002 Stock Option Incentive Plan with an exercise price of $0.24 per share. One fourth of the options vest each ninety (90) day period from the date of the grant date resulting in one hundred percent (100%) vesting on February 13, 2007. The options have a term of five (5) years and are subject to other standard terms and conditions under the applicable stock option plan of the Company. Mr. Caldwell has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty-four (24) months following termination of his employment.
Robert P. Martin
     On March 8, 2006, the Company entered into an Employment Agreement with Robert P. Martin to render employment to the Company as Executive Vice President and Corporate Secretary effective as of January 1, 2006. On January 31, 2007, the Company entered into an Addendum to the Employment Agreement with Mr. Martin whereby Mr. Caldwell became the full time President of the Company and resigned from his positions of Executive Vice President and Corporate Secretary of the Company. Other than the change in title and position, the remaining terms of the March 8, 2006 Employment Agreement continue in full force and effect.
     Until such a time that the Company achieves an initial cash flow through sales of molybdenite concentrates at the Ashdown mine, the Company will accrue and defer the payment of Mr. Martin’s salary for the services to be rendered by him at the rate of One Hundred Thirty Five Thousand and No/100 Dollars ($135,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the performance of his duties not less frequently than annually. Thereafter, fifty percent (50%) of Mr. Martin’s base salary will be deferred and accrued as an obligation of the Company until the Company has fully satisfied its financial obligations to the Schnacks and Ashdown Milling finance programs relating to the Ashdown mine.
     Once the Company achieves initial cash flow through sales of molybdenite concentrates at the Ashdown Mine and the Company has fully satisfied its financial obligations to the Schnacks and Ashdown Milling finance programs relating to the Ashdown mine, Mr. Martin’s salary will be adjusted to One Hundred Fifty Five Thousand and No/100 Dollars ($155,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review his duties not less frequently than annually.
     On February 13, 2006, Mr. Martin was granted 200,000 options under the 2002 Stock Option Incentive Plan with an exercise price of $0.24 per share. One fourth of the options vest each ninety (90) day period from the date of the grant date, resulting in one hundred percent (100%) vesting on February 13, 2007. The options have a term of five (5) years and are subject to other standard terms and conditions under the applicable stock option plan of the Company. Mr. Martin has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty-four (24) months following termination of his employment.
Donald R. Prahl
     On August 14, 2006, the Company entered into an Employment Agreement with Donald R. Prahl to render full-time employment to the Company as the Vice President of Operations. On January 31, 2007, the Company entered into an Addendum to the Employment Agreement with Mr. Prahl whereby Mr. Prahl became the full time Chief Operating Officer of the Company and resigned from his position of Vice President of Operations of the Company. Other than the change in title and position, the remaining terms of the August 14, 2006 Employment Agreement continue in full force and effect.

     The Company will pay Mr. Prahl salary for the services to be rendered by him at the rate of $100,000 annually (prorated for any portion of a year) (“Annual Base Salary”), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of Mr. Prahl’s performance of his duties hereunder not less frequently than annually. In the event that the Ashdown mine achieves three (3) shipments of 12 superstacks, each carrying in excess of 3900 pounds of MoS2, within a consecutive four (4) week period, the Company shall adjust the Annual Base Salary to the rate of $125,000 annually (prorated for any portion of a year). In the event that Executive achieves six (6) shipments of 12 superstacks, each carrying in excess of 3,900 pounds MoS2, within a consecutive four (4) week period, the Company shall adjust the Annual Base Salary to the rate of $150,000 annually (prorated for any portion of a year).
     The Company has granted to Mr. Prahl the right, privilege and option to receive an aggregate of 200,000 shares of the Company’s restricted common stock (the “Shares”). For each pay period, until an aggregate of 200,000 shares has been issued, the Company shall distribute to Mr. Prahl a number of shares equal to $4,000 as valued in US funds set at the closing share price as of the last trading price prior to each distribution. The Company has agreed that it will use its best efforts to register the Shares issued in connection with the Employment Agreement pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended.
     On August 7, 2006, Mr. Prahl was granted 300,000 options with an exercise price of $0.325 per share. One third of the options shall vest immediately, the second one third of the options shall vest on August 7, 2007 and the final one third of the options shall vest on August 7, 2008 resulting in 100% vesting on August 7, 2008. The options have a term of five (5) years and are subject to other standard terms and conditions under the stock option agreement. Mr. Prahl has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty-four (24) months following termination of his employment.
Dennis P. Gauger
     On December 18, 2006, the Company entered into an Independent Contractor Agreement with Dennis P. Gauger to render part-time services to the Company for an initial term of one (1) year. Mr. Gauger shall serve as the Company’s Chief Financial Officer and Principal Accounting Officer under the direction of the President, Chief Executive Officer, Board of Directors and the Audit Committee. The Agreement automatically renews for an additional one (1) year period at the end of each then existing term, unless one party gives to the other thirty (30) days prior written notice to terminate.
     Mr. Gauger shall be compensated $1,000 for services rendered in the month of December 2006, $4,000 for services rendered in the month of January 2007, $4,500 for services rendered in the month of February 2007 and $6,000 for services rendered in the month of March 2007 and each month thereafter.
     On December 18, 2006, Mr. Gauger was granted 100,000 options with an exercise price of $0.395 per share. One fourth of the options shall vest on each of March 18, 2007, June 18, 2007, September 18, 2007 and December 18, 2007, resulting in 100% vesting on the December 18, 2007. The options have a term of five (5) years and are subject to other standard terms and conditions under the stock option agreement.
Kenneth S. Ripley
     On January 31, 2007, the Company entered into an Employment Separation Agreement with Kenneth Ripley whereby Mr. Ripley resigned as the Chief Executive Officer of the Company and all other positions he held with the Company and on behalf of the Company, effective as of January 31,

2007. The Separation Agreement terminates the Employment Agreement dated as of March 8, 2006 between the Company and Mr. Ripley whereby Mr. Ripley assumed the role of Chief Executive Officer of the Company effective March 13, 2006. See Note 10 for a discussion of the payment terms of amounts due to Mr. Ripley pursuant to the Employment Separation Agreement.
Environmental Obligations
     As part of the purchase of the Mineral Ridge mine and related assets, the Company is responsible for future closure, reclamation and remediation costs (See Notes 1 and 7). The Company prepared a reclamation plan for $2,693,000 that was approved by the Nevada Department of Environmental Protection and the Bureau of Land Management in May 2003. The estimated future reclamation and remediation cost and related assets and liabilities have been recognized in the financial statements in accordance with SFAS 143 (See Note 7).
     As part of the permitting process for the Ashdown Project, LLC, the LLC has posted with the Bureau of Land Management a bond of $220,000 and has deposited $120,000 with the Nevada Department of Environmental Protection.
     The Company has obtained a reclamation surety bond in connection with theses obligations (See Note 7).
Litigation
     Frank W. Lewis Revocable Living Trust, Dated March 15, 2004 — The FW Lewis Trust filed a Complaint on June 29, 2006 in the Second Judicial District Court for the State of Nevada, in the County of Washoe, for Breach of Contract related to an Exploration License with Option to Purchase for the Contact Copper Mine in Elko County, Nevada. This agreement was initially entered into on July 10, 1998 and amended twice on February 19, 2003 and May 7, 2003, respectively. Golden Phoenix filed a Third-Party Complaint naming the Sharon Lewis Trust, Dated January 22, 2004 and F.W. Lewis, Inc. as parties with an interest in the claims made. All parties executed a settlement of these claims effective December 1, 2006 which was approved by the Court on January 11, 2007.
     American Asphalt — Plaintiff American Asphalt & Grading, Inc. provided labor and materials to Golden Phoenix Minerals, Inc. for work carried out at the Golden Phoenix Mill Site, Silver Peak, Nevada, APN# M151. On April 29, 2005, American Asphalt filed a mechanics’ lien with regard to the money they claim remains owing for the above-stated work. On September 30, 2005, American Asphalt filed a Complaint for Money on: Breach of Contract; Common Counts; and a Mechanics’ Lien Foreclosure seeking $297,413.67 plus costs, fees and interest. The parties have been negotiating payment terms up to and beyond the entry of default in these proceedings against Golden Phoenix Minerals, Inc. on December 22, 2006. On or about January 19, 2007, Golden Phoenix Minerals, Inc. agreed to pay and American Asphalt agreed to accept $125,000 to settle all claims. The parties stipulated to set aside the default and to dismiss all claims with prejudice and the Court for the Fifth Judicial District of the State of Nevada, Nye County, executed an order dismissing this action with prejudice on March 2, 2007.
     Steven D. Craig — On August 30, 2006, Steven D. Craig filed a Complaint against Golden Phoenix Minerals, Inc. in the Second Judicial District for the State of Nevada in the County of Washoe. The Complaint alleges Breach of Contract regarding the failure to permit the exercise of stock options, failure to repay non-reimbursed business expenses, and failure to pay and account for the accrual of interest of deferred compensation. Steven D. Craig is seeking options issued by Golden Phoenix Minerals, Inc. with regard to back salaries owed in the following amounts: 984,300 shares at 15 cents per share; 340,000 shares at 37 cents per share; and 250,000 shares at 15 cents per share. Steven D. Craig is further seeking $5,500 for non-reimbursed expenses and $243,625.33 in deferred salaries with interest for both amounts. Payments have been made monthly since Mr. Craig’s termination in the amount of $5,000, and approximately $75,000 has been paid to date, resulting in a reduction of these claims.
     On September 20, 2006, Golden Phoenix Minerals, Inc. filed an Answer to the Summons and Complaint. On September 29, 2006, Golden Phoenix Minerals, Inc. filed a Third-Party Complaint naming Collette Crater-Craig as an interested party with regard to community property issues due to the recent termination of marriage between her and Steven D. Craig. The Third-Party Complaint seeks declaratory relief to ascertain the respective parties’ rights and obligations with regard to the damages sought by the subject Complaint.
     Twain Walker — On October 16, 2006, Twain Walker filed a Complaint against Golden Phoenix Minerals, Inc. in the Second Judicial District for the State of Nevada in the County of Washoe. The Complaint alleges Breach of Contract regarding the failure to permit the exercise of stock options and failure to pay and account for the accrual of interest on deferred compensation. Twain Walker is seeking options issued by Golden Phoenix Minerals, Inc. with regard to back salaries owed as follows: 332,475 shares at $0.15 per share. Twain Walker is further seeking in excess of $10,000 for deferred compensation, with interest. Golden Phoenix filed an Answer contending it does not owe Twain Walker additional deferred compensation or interest, and requested that the Complaint be dismissed with prejudice.
     Win-Eldrich Gold, Inc. – On April 4, 2007, Golden Phoenix participated in mediation proceedings with Win-Eldrich Gold, Inc. (“WEG”). The dispute, which was mediated, arises from Golden Phoenix’s November 2, 2006 formal notice of default to WEG that it failed to timely fund its share of the Program and Budget for the Ashdown LLC, due on October 15, 2006. Payment was due pursuant to the Ashdown Project LLC Operating Agreement between WEG and Golden Phoenix dated September 28, 2006 and a related letter agreement of the same date. The amount claimed to be owed by Golden Phoenix under the agreement is $115,755. Additionally, by the same notice of default, Golden Phoenix reminded WEG that it did not timely pay to Golden Phoenix its share of revenues received by WEG for ore from stockpiles as required by the above-mentioned letter agreement. Golden Phoenix’s share of these monies was $193,391. The total amount in default totals $309,146. Pursuant to the agreements, interest accrues on these amounts at a rate equal to two percentage points over the Prime Rate to the maximum allowed by law. The agreement permits a defaulting party to cure if they pay the defaulted amount, plus interest at a rate of Prime plus 7%. WEG did not cure their default. Consequently, Golden Phoenix elected, as permitted under the agreement, to dilute WEG’s membership interest in the Ashdown Project LLC by notice dated December 20, 2006. Pursuant to a calculation formula contained in the agreement, Golden Phoenix contends WEG’s membership interest has been reduced from 40% to 30.5%. WEG is currently contesting this dilution of its interest in the Ashdown Project. WEG has disputed and continues to dispute the amount and timing of certain expenditures incurred by Golden Phoenix on the Ashdown property. As of the date of this Report the mediation has not resolved the dispute, and the parties plan to proceed to arbitration pursuant to the terms of the Operating Agreement. Golden Phoenix expects this arbitration to be conducted later this year. The outcome of these matters cannot currently be determined. The consolidated financial statements of Golden Phoenix filed with this report reflect Golden Phoenix’s ownership in the Ashdown Project LLC at 60% and do not reflect the potential impact of any ultimate resolution or arbitration.
Royalties
     The Company is obligated to honor two (2) prior royalty agreements with respect to the Mineral Ridge project. The first is to Mary Mining Company, which includes annual advanced royalty payments of $60,000, and a sliding-scale production royalty based on gold price divided by 100 in $50 increments.

The other agreement, which originated from Benquet Corp., is with private individuals on several patented claims. This agreement includes a 1.0% sliding-scale production royalty on production when gold prices are below $300 per ounce and 2.0% when gold prices are above $300 per ounce.
Consulting Agreement
     Now that production has commenced at the Ashdown mine, the Company is obligated to pay W.G. Cook Ltd. (“Cook”) for services rendered for marketing and sales as follows:
•	$3,500 per month payable the 15th of the following month.

•	A bonus paid on the percentage of the quarterly production in any one calendar year and payable within 30 days of the close of that quarter in the amount of one tenth of one percent (0.1%) of the net invoice value received from the buyer.
     The total compensation paid to Cook shall not be less than $50,000 nor exceed $100,000 for any single calendar year.
Note 20: Related Party Transactions
     As more fully discussed in Note 12, on September 26, 2005, the Company entered into a Production Payment Purchase Agreement with Ashdown Milling. Robert Martin, President of the Company, and Kenneth Ripley, a former Chief Executive Officer of the Company, are members, managers, and lead investors in Ashdown Milling. Through December 31, 2006, there has been $1,500,000 advanced to the Company pursuant to this agreement, $650,000 received in 2006 and $850,000 received in 2005. This transaction has been accounted for as the sale of an interest in mineral properties with the related gain to be deferred until the Company begins making payments according the terms of the agreement. The amount of the production payment to be paid to Ashdown Milling is equal to a 12% net smelter returns royalty on the minerals produced from the mine until an amount equal to 240% of the total purchase price has been paid.
     As more fully discussed in Note 13, former officers of the Company have advanced funds to the Company totaling $250,125 in the form of interest-bearing promissory notes. As of December 31, 2006, accrued interest payable on one of the promissory notes was $65,703. The notes payable and accrued interest are payable in various amounts through February 2008.
     The mill in operation at the Ashdown project was acquired from an employee and the manager of the Ashdown mine. At December 31, 2006 a note payable to this related party resulting from this transaction was $387,908, with accrued interest payable of $11,733.
Note 22: Supplemental Statement of Cash Flows Information
     During the years ended December 31, 2006 and 2005, the Company made no cash payments for income taxes.
     During the years ended December 3, 2006 and 2005, the Company made cash payments for interest of $48,796 and $0, respectively.
     During 2006, the Company had the following non-cash financing and investing activities:
•	Increased marketable securities and other comprehensive income for unrealized gain on marketable securities of $43,902.

•	Common stock was issued to retire debt of $583,441.

•	Accounts payable of $387,908 was converted into a note payable to a related party.

•	A note payable of $100,000 was reclassified to amounts due related parties.
     During 2005, the Company had the following non-cash financing activity:
•	Common stock was issued to retire debt of $626,529.
Note 23: Subsequent Events
     As more fully discussed in Note 10, on January 31, 2007, the Company entered into an Employment Separation Agreement with Kenneth R. Ripley whereby Mr. Ripley resigned as the Chief Executive Officer of the Company and all other positions he held with the Company and on behalf of the Company, effective as of January 31, 2007. The Separation Agreement terminates the Employment Agreement dated as of March 8, 2006 between the Company and Mr. Ripley whereby Mr. Ripley assumed the role of Chief Executive Officer of the Company effective March 13, 2006. See Note 10 for a discussion of the payment terms of amounts due to Mr. Ripley pursuant to the Employment Separation Agreement.
     In connection with the resignation of Mr. Ripley as the Chief Executive Officer of the Company, David Caldwell became the Chief Executive Officer of the Company, Robert Martin became the President of the Company and Donald Prahl became the Chief Operating Officer of the Company (see Note 19).
     As more fully discussed in Note 8, in January 2007, the Company finalized a Settlement Agreement and Mutual Release with F.W. Lewis, Inc., The Frank Lewis Revocable Living Trust, and The Sharon F. Lewis Trust, resulting in the dismissal of all complaints and the release of all claims. The effective date of the settlement agreement was December 1, 2006. With resolution of the legal issues, accrued liabilities related to the Contact Mine were extinguished, resulting in a gain of $3,255,796.
     In February 2007, the Company also reached a settlement agreement with American Asphalt and Grading, Inc. (see Note 19). The parties agreed to the dismissal of all complaints and the release of all claims. With resolution of the legal issues, the Company has stated the related accounts payable and accrued liabilities as of December 31, 2006 at the agreed-upon settlement amount. Accounts payable totaling $226,638 was extinguished, resulting in a gain on extinguishment of debt of $226,638 recorded in December 31, 2006.
     On February 12, 2007, the agreement to acquire the Northern Champion Property (Note 4) was amended to allow the Company to convert the remaining cash payments of $125,000 to an equivalent number of restricted shares valued at the market close of $0.295 per share on that date. On February 16, 2007, 423,729 restricted shares were issued and the purchase was completed.

FINANCIAL STATEMENTS FOR THE THREE MONTHS
ENDED MARCH 31, 2007 (UNAUDITED)
GOLDEN PHOENIX MINERALS, INC.
Condensed Consolidated Balance Sheet
March 31, 2007 (Unaudited)

ASSETS
Current assets:
Cash	$481,003
Receivables	200,472
Prepaid expenses and other current assets	79,444
Materials and supplies inventory	55,080
Marketable securities	286,215

Total current assets	1,102,214

Property and equipment, net	1,258,044

Other assets:
Restricted funds – reclamation obligations	2,179,051
Prepaid bond insurance premiums	309,685
Deposits	61,116

Total other assets	2,549,852

$4,910,110

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,018,030
Accrued liabilities	643,057
Current portion of severance obligations	348,052
Current portion of long-term debt	10,511
Notes payable and related accrued interest	3,047,445
Deferred revenue – related party	904,567
Amounts due to related parties	660,790

Total current liabilities	6,632,452

Long-term liabilities:
Reclamation obligations	3,042,744
Severance obligations	226,697
Long-term debt	7,526

Total long-term liabilities	3,276,967

Total liabilities	9,909,419

Commitments and contingencies

Minority Interest	(194,370)

Stockholders’ deficit:
Common stock; no par value, 200,000,000 shares authorized, 158,510,983 shares issued and outstanding	31,597,212
Common stock subscribed	(75,000)
Other comprehensive income	124,174
Accumulated deficit	(36,451,325)

Total stockholders’ deficit	(4,804,939)

$4,910,110

See accompanying notes to condensed consolidated financial statements

GOLDEN PHOENIX MINERALS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2007	2006

Sales	$798,112	$—

Operating costs and expenses:
Costs of mining operations	1,599,474	79,212
Exploration, development and mineral property lease expenses	8,206	627,537
Accretion expense	45,619	37,437
General and administrative expenses	515,795	453,177
Depreciation and amortization expense	48,093	26,474

Total operating costs and expenses	2,217,187	1,223,837

Loss from operations	(1,419,075)	(1,223,837)

Other income (expense):
Interest income	1,555	1,152
Interest expense	(163,155)	(608,368)
Gain (loss) on disposal of property and equipment	(7,668)	1,366

Total other income (expense)	(169,268)	(605,850)

Loss before minority interest and income taxes	(1,588,343)	(1,829,687)

Minority interest in net loss of consolidated joint venture	352,303	—

Loss before income taxes	(1,236,040)	(1,829,687)

Provision for income taxes	—	—

Net loss	$(1,236,040)	$(1,829,687)

Loss per commons share, basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding	156,082,727	136,480,885

See accompanying notes to condensed consolidated financial statements

GOLDEN PHOENIX MINERALS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(1,236,040)	$(1,829,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	48,093	26,475
Accretion expense	45,619	37,437
Stock-based compensation	49,127	88,072
Loss (gain) on disposal of property and equipment	7,668	(1,366)
Issuance of common stock for services	68,380	3,992
Issuance of warrants for interest expense	6,563	—
Minority interest in net loss of joint venture	(352,303)	—
Changes in operating assets and liabilities:
Decrease (Increase) in receivables	(64,888)	255,136
Decrease in prepaid expenses and other current assets	242,984	38,088
Increase in materials and supplies inventory	(7,824)	(1,387)
Increase in restricted funds – reclamation obligations	(1,556)	(1,152)
Increase in deposits	(355)	(6,455)
Increase in accounts payable	74,095	34,445
Increase in accrued and other liabilities	69,551	638,387

Net cash used in operating activities	(1,050,886)	(718,015)

Cash flows from investing activities:
Purchase of property and equipment	(18,669)	(54,878)
Proceeds from the sale of property and equipment	—	22,575
Minority interest capital contributions to joint venture	200,000	—

Net cash provided by (used in) investing activities	181,331	(32,303)

Cash flows from financing activities:
Proceeds from the sale of common stock	884,999	160,000
Proceeds from the exercise of options and warrants	—	50,110
Payments of notes payable, long-term debt and capital leases	(5,973)	—
Payments of amounts due to related parties	(7,500)	(250,000
Proceeds from notes payable	—	265,000
Proceeds from production payment purchase agreement	—	650,000

Net cash provided by financing activities	871,526	875,110

Net increase in cash	1,971	124,792
Cash, beginning of period	479,032	10,175

Cash, end of period	$481,003	$134,967

See accompanying notes to condensed consolidated financial statements

GOLDEN PHOENIX MINERALS, INC.
Notes to Condensed Consolidated Financial Statements
March 31, 2007
(Unaudited)
NOTE 1 — DESCRIPTION OF BUSINESS AND BASIS OF FINANCIAL STATEMENT PRESENTATION
     Golden Phoenix Minerals, Inc. (the “Company” or “Golden Phoenix”) was incorporated under the laws of the state of Minnesota on June 2, 1997. The Company is engaged in the operation, exploration and development of mineral properties primarily in the state of Nevada. The Company controls its mineral property interests through joint venture interests, direct ownership, leases, and mining claims. The Company is planning exploration and development of selected properties with the intent of conducting precious and base metal mining and production operations. The Company is investigating new mineral properties for potential exploration, development and operation.
     On September 28, 2006, the Company entered into the Ashdown Project LLC Operating Agreement with Win-Eldrich Gold, Inc. to in order to govern the management of Ashdown Project LLC (the “Ashdown LLC”) and the future mineral exploration, evaluation, development and mining operations by the Ashdown LLC on the real property contributed by the Company and Win-Eldrich Gold, Inc. and all other real property within the area of interest that is acquired by the Ashdown LLC. The Ashdown LLC commenced production of molybdenite concentrates in December 2006. At March 31, 2007, the Company held a 60% interest in the capital and profits of the Ashdown LLC (see Note 3). Further the Company has claim to an additional 9.5% interest, though contested, which would bring its total interest in the capital and profits of the Ashdown LLC to 69.5%.
     On April 16, 2006, the Company executed a Purchase Agreement with four individuals to acquire five (5) registered claims totaling 22 units on the Northern Champion Property together with a report describing a molybdenum deposit within the area of the claim (see Note 4). On February 12, 2007, the Purchase Agreement was amended to allow the Company to convert the remaining cash payments of $125,000 to an equivalent number of restricted shares valued at the market close on that date, and the purchase was completed. Through March 31, 2007, the Company has not performed significant exploration and development activities on the Northern Champion Property.
     In mid-2003, the Company began formal operation of the Mineral Ridge property, and subsequently elected to suspend those operations in January 2005. As of March 31, 2007, the operations of the Mineral Ridge mine remain temporarily idled while awaiting completion of an optimized mine plan.
     The condensed consolidated financial statements of the Company as of March 31, 2007 and for the three months ended March 31, 2007 include the accounts of Golden Phoenix Minerals, Inc. and the Ashdown LLC, an entity controlled by Golden Phoenix Minerals, Inc. through its 60% member interest. All significant inter-company balances and transactions have been eliminated.
     The interim financial information of the Company as of March 31, 2007 and for the three-month periods ended March 31, 2007 and March 31, 2006 is unaudited. The accompanying condensed consolidated financial statements have been prepared in accordance with U. S. generally accepted accounting principles for interim financial statements. Accordingly, they omit or condense footnotes and certain other information normally included in financial statements prepared in accordance with U.S.

generally accepted accounting principles. The accounting policies followed for quarterly financial reporting conform with the accounting policies disclosed in Note 1 to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. In the opinion of management, all adjustments that are necessary for a fair presentation of the financial information for the interim periods reported have been made. All such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2007. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
NOTE 2 — GOING CONCERN
     The Company’s condensed consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has experienced losses since its inception in 1997. It has not generated revenues sufficient to cover its operating costs and has an accumulated deficit of $36,451,325 and a working capital deficit of $5,530,238 at March 31, 2007, which together raises doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
     The Company has obtained working capital from debt and equity financing and from a production payment purchase agreement to fund the Company’s activities until sufficient revenues can be generated from operations. On April 24, 2007, the Company completed its private offering of 20,000,000 units of its common stock and warrants to purchase common stock (the “Private Offering”) through the Share and Warrant Purchase Agreement, dated April 23, 2007 (the “Agreement”), by and between the Company and certain institutional and accredited investors (the “Investors”) (Note 18). Each unit consists of one share of common stock, no par value per share, and one-half (1/2) of one two year warrant to purchase common stock, with each whole warrant entitling the holder to purchase one share of common stock at an exercise price of $0.40 per share. The units were sold at a per unit price of $0.30. The Company raised an aggregate amount of $6,000,000 from this Private Offering, less a placement fee of $210,000 and approximately $25,000 in expenses related to the Private Offering paid to its placement agent. The Company also plans to obtain funds through the exercise of outstanding stock warrants which would provide additional working capital to cover the costs of its mineral property and other corporate expenses. Finally, the Ashdown LLC placed the Ashdown property into commercial operation in December 2006, and the Company anticipates that its share of cash distributions from the LLC, after related production payment and debt obligations have been satisfied, will contribute significantly to the working capital of the Company.
     There can be no guarantee or assurance that the Company will be successful in its ability to attain a profitable level of operations from the Ashdown LLC or from its other properties, or to continue to raise capital at favorable rates or at all. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
NOTE 3 — ASHDOWN PROJECT LLC
     On September 28, 2006, the Company entered into the Ashdown Project LLC Operating Agreement with Win-Eldrich Gold, Inc. in order to govern the management of Ashdown LLC and the future mineral exploration, evaluation, development and mining operations by the Ashdown LLC on the real property contributed by the Company and Win-Eldrich Gold, Inc. and all other real property within the area of interest that is acquired by the Ashdown LLC. The Company will serve as the initial Manager of the Ashdown LLC until such time that the Management Committee determines that the Ashdown LLC should either retain the Company as the Manager for an additional period of time, or manage the Ashdown LLC itself, with the Mine General Manager and the other officers of the Ashdown LLC being responsible for the day-to-day operations. The Ashdown LLC initiated mining activities on the property, subject to certain stipulations, in the fourth quarter of 2006, and completed the first sale of molybdenite concentrates in December 2006. The Ashdown LLC has a marketing agreement in place that facilitates the sale of the molybdenite concentrates (FOB mine) to an international metals broker. The Ashdown LLC will not be required to provide roasted material to the market, and does not have to locate third party roasting capacity under this contract. The Ashdown LLC plans to assess expansion into a larger operation now that production has commenced.
     Pursuant to the terms of a Letter Agreement dated September 28, 2006 (the “Letter Agreement”) entered into as part of the organization of the Ashdown LLC, on November 1, 2006, the Company believes that Win-Eldrich Gold, Inc. was required to pay the Company the aggregate amount of $309,391 related to the joint venture. On December 4, 2006, the Company informed Win-Eldrich Gold, Inc. that it was in default under the Letter Agreement, that the 30-day cure period had expired and that the matter had been referred to the Company’s Board of Directors for further consideration. On December 20, 2006, the Company notified Win-Eldrich Gold, Inc. of its intention, pursuant to the remedial provisions of the Letter Agreement, to invoke the remedy of dilution under subsection 7.5.2(a) of the Ashdown Project LLC Operating Agreement (the “Operating Agreement”) to decrease Win-Eldrich Gold, Inc.’s Ownership Interest from 40% to 30.5% and increase the Company’s Ownership Interest from 60% to 69.5%. Win-Eldrich Gold, Inc. disagrees that it is in default under the Letter Agreement and the Company anticipates that this disagreement will be resolved by an amicable agreement or under the dispute resolution provisions of the Operating Agreement providing for mediation and binding arbitration. While the Company is confident that its interpretation of the Letter Agreement and the remedial provisions of the Operating Agreement are correct, until the disagreement is resolved pursuant to the dispute resolution provisions of the Operating Agreement, or by the ongoing settlement discussions between the parties, it is uncertain whether the Company’s Ownership Interest in the Ashdown LLC will remain at 60% or increase to 69.5%. The Company does not anticipate that this disagreement will have a material adverse effect on the Ashdown LLC’s operations or on the Company’s consolidated financial condition or results of operations. Through March 31, 2007 the consolidated financial statements reflect the Company’s Ownership Interest in the Ashdown LLC at 60%.
     As more fully described in these notes to the condensed consolidated financial statements, the Company’s share of production distributions from the LLC are encumbered by certain financing agreements.
NOTE 4 — STOCK-BASED COMPENSATION
     The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share Based Payments. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the value of the award granted, and recognized over the period in which the award vests. The stock-based compensation expense for the three-month periods ended March 31, 2007 and March 31, 2006 included in general and administrative expenses was $49,127 and $88,072, respectively. There was no stock compensation expense capitalized during the three-month periods ended March 31, 2007 and March 31, 2006.

     No new stock options were issued by the Company during the three months ended March 31, 2007. The following table summarizes the stock option activity during the three months ended March 31, 2007:

		Weighted	Weighted
		Average	Average	Aggregate
		Exercise	Remaining	Intrinsic
	Options	Price	Contract Term	Value

Outstanding at December 31, 2006	6,915,715	$0.22
Granted	—	—
Exercised	(790,000)	$0.24
Expired or cancelled	—	—

Outstanding at March 31, 2007	6,125,715	$0.22	2.82	$728,729

Options vested and exercisable at March 31, 2007	5,882,567	$0.21	2.70	$728,056

     The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the Company’s closing stock price of $0.33 as of March 31, 2007, which would have been received by the holders of in-the-money options had the option holders exercised their options as of that date.
     As of March 31, 2007, the total future compensation cost related to non-vested stock-based awards not yet recognized in the condensed consolidated statements of operations was $62,423.
NOTE 5 — STOCK WARRANTS
     A summary of the status of the Company’s stock warrants as of March 31, 2007 and changes during the three months then ended is presented below:

		Weighted
		Average
	Shares	Exercise Price

Outstanding, December 31, 2006	2,656,602	$0.17
Granted	33,384	$0.14
Canceled / Expired	—	—
Exercised	—	—

Outstanding, March 31, 2007	2,689,986	$0.17

     The following summarizes the exercise price per share and expiration date of the Company’s outstanding warrants to purchase common stock at March 31, 2007:

Expiration Date	Price	Number

2007	$0.14	1,189,986
2008	$0.20	800,000
2009	$0.20	700,000

		2,689,986

NOTE 6 – EARNINGS (LOSS) PER SHARE
     The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the weighted average common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period.
     A reconciliation of the number of shares used in the computation of the Company’s basic and diluted earnings per common share is as follows:

	Three Months Ended
	March 31,
	2007	2006

Weighted average number of common shares outstanding	156,082,727	136,480,885
Dilutive effect of:
Stock options	—	—
Warrants	—	—

Weighted average number of common shares outstanding, assuming dilution	156,082,727	136,480,885

     No stock options and warrants are included in the computation of weighted average number of shares because the effect would be antidilutive. At March 31, 2007, the Company had outstanding options and warrants to purchase a total of 8,915,701 common shares of the Company that could have a future dilutive effect on the calculation of earnings per share.
NOTE 7 – PROPERTY AND EQUIPMENT
     Property and equipment consist of the following at March 31, 2007:

Land	$57,599
Buildings	176,150
Mining and milling equipment	1,486,327
Vehicles	79,930
Computer equipment	80,009
Office furniture and equipment	18,221

1,898,236
Less accumulated depreciation and amortization	(640,192)

$1,258,044

NOTE 8 – RESTRICTED FUNDS – RECLAMATION OBLIGATIONS
     During May 2003, the Company entered into an insurance backed financial assurance program for a surety bond to secure the $2,693,000 reclamation bond for the Mineral Ridge property. The program structure includes an insurance policy that will pay reclamation expenses as they occur. During June 2003, the Company transferred to the insurance company approximately $1,800,000 of restricted cash for the reclamation of the Mineral Ridge property. The Company has paid an additional $526,505 of premiums on the reclamation bond policy through March 31, 2007. The Company is obligated to pay $11,311 annually thereafter which amount will be expensed during the year incurred.
     Of the total initial premium of $2,326,505, $1,796,652 represents a Reclamation Experience Account which funds are directly available to the Company to use for closure, reclamation and remediation activities once they commence based on the existing known condition of the Mineral Ridge property. This amount has been included in the balance of the Restricted Funds — Reclamation Obligations asset in the accompanying condensed consolidated balance sheet as of March 31, 2007.
     The prepaid bond insurance premiums of $526,505 are being amortized over the twelve (12) year term of the policy. The annual insurance premium of $11,311 is amortized over a twelve (12) month period. At March 31, 2007, the total current portion of the prepaid insurance premiums related to this policy totaled $43,212 and is included in prepaid expenses and other current assets in the accompanying condensed consolidated balance sheet. The long-term portion of the prepaid insurance premiums totaled $309,685 and is included in other assets in the accompanying condensed consolidated balance sheet as of March 31, 2007. This program allows the Company flexibility to increase its bond in the future to an aggregate limit of $4,000,000.
     Restricted funds totaling $341,478 for a bond and other regulatory deposit requirements for the Ashdown property and a deposit of $40,921 for the Mineral Ridge property are also included in the balance of the Restricted Funds – Reclamation Obligations in the accompanying condensed consolidated balance sheet as of March 31, 2007.
NOTE 9 – RECLAMATION OBLIGATIONS
     In accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, which establishes a uniform methodology for accounting for estimated reclamation and abandoned costs, the Company has estimated reclamation costs for the Mineral Ridge and Ashdown properties. At March 31, 2007, the total amount recorded for estimated reclamation obligations was $3,042,744. Because the Mineral Ridge property has been idled and because the Ashdown LLC has not yet established proven or probable reserves, no related reclamation asset has been recorded at March 31, 2007.
     Accretion expense related to the reclamation obligations for the three months ended March 31, 2007 and March 31, 2006 was $45,619 and $37,437, respectively.
NOTE 10 – SEVERANCE OBLIGATIONS
     At a meeting of the Board on February 18, 2005, the directors unanimously approved a separation agreement for Michael Fitzsimonds, a former Chief Executive Officer of the Company. The terms of separation were that Mr. Fitzsimonds would be paid his full salary for one year including medical benefits followed by 180 hours of vacation. The Company then would pay him $394,000 in 59 equal monthly payments. He would be allowed to use a company vehicle for one year at which time he exercised his option to purchase it. Mr. Fitzsimonds loaned $100,000 to the company in 1998 on which the Company pays $1,350 a month for interest (see Note 13). The principal is to be repaid on or before February 18, 2008. There is no prepayment penalty. The current portion of the severance obligation to Mr. Fitzsimonds of $80,135 is included in current liabilities and the long-term portion of the severance obligation of $226,697 is included in long-term liabilities in the accompanying condensed consolidated balance sheet as of March 31, 2007.
     On January 31, 2007, the Company entered into an Employment Separation Agreement (the “Separation Agreement”) with Kenneth S. Ripley whereby Mr. Ripley resigned as the Chief Executive Officer of the Company and all other positions he held with the Company and on behalf of the Company, effective as of January 31, 2007 (the “Effective Date”). The Separation Agreement terminates the Employment Agreement dated as of March 8, 2006 between the Company and Mr. Ripley whereby Mr. Ripley assumed the role of Chief Executive Officer of the Company effective March 13, 2006 (the “Employment Agreement”).
     Under the terms of the Separation Agreement: (i) subject to a “Cash Call Delay”, the Company agreed to pay Mr. Ripley his deferred salary of $115,000 (balance of $98,750 as of December 31, 2006) in twelve (12) equal monthly installments starting in March 2007 as severance pay; (ii) subject to a Cash Call Delay, the Company agreed to pay Mr. Ripley a performance bonus in the amount of $195,000 in twelve (12) equal monthly installments starting in March 2007 as bonus pay, with the unpaid portion of the bonus pay accruing simple interest at the rate of 18%; (iii) subject to a Cash Call Delay, the Company agreed to pay the outstanding balance of the Mr. Ripley’s note payable and related accrued interest totaling $157,979, consisting of $89,897 in principal and $68,082 in accrued interest, in twelve (12) equal monthly installments starting in March 2007 as promissory note payments; (iv) the Company agreed to immediately vest the unvested portion of the Mr. Ripley’s stock options to purchase an aggregate amount of 30,000 shares of common stock granted pursuant to the Company’s Year 2002 Supplemental Employee/Consultant Stock Compensation Plan as of January 31, 2007 (the “Termination Date”); (v) Mr. Ripley agreed to a non-solicitation clause for a term of eighteen (18) months following the Termination Date; and (vi) Mr. Ripley provided the Company with a general release of liability and claims. Under the Separation Agreement, a “Cash Call Delay” is defined as a cash call or any cash payment required of the Company in connection with the Ashdown Project LLC.
     In addition, pursuant to the Separation Agreement, the Company and Mr. Ripley further agreed that all payments to Mr. Ripley that are subject to a Cash Call Delay are to be suspended for such month and such monthly payments are to be deferred until the next month with the payment terms to be extended by such number of cash call delay months, provided however, such repayment term will not exceed April 30, 2008. The Company guaranteed that Mr. Ripley will receive at least one monthly installment of the payments due on or before April 1, 2007. The total severance obligation to Mr. Ripley as of March 31, 2007 of $267,917 is included in current liabilities in the accompanying condensed consolidated balance sheet as of March 31, 2007.

NOTE 11 – NOTES PAYABLE AND RELATED ACCRUED INTEREST
     Notes payable and related accrued interest payable included in current liabilities consist of the following at March 31, 2007:

	Principal	Interest	Total

Note payable to an individual, interest payable at 15% per annum, currently past due	$37,541	$17,859	$55,400

Financing agreement with unrelated parties, secured by production proceeds of molybdenite concentrates from the Ashdown property, interest premium of $2,000,000, final payment of principal and interest premium due June 1, 2007	992,045	2,000,000	2,992,045

Totals	$1,029,586	$2,017,859	$3,047,445

     On May 10, 2005, the Company entered into a financing agreement with William D. and Candida Schnack (the “Schnacks”), unrelated parties, wherein the lenders could advance to the Company up to $1,000,000 secured by production and sale of molybdenum concentrates from the Ashdown property. The advances were restricted to funding activities associated with the Ashdown mineral property. Advances were to be disbursed in accordance with the achievement by the Company of pre-approved milestones as set forth in the Agreement. In consideration of the advances, the lenders will receive the repayment of the advances, a premium of $2,000,000 and 1,000,000 two-year warrants to purchase common stock of the Company at an exercise price equal to $0.14 per share. In addition, the Company agreed that, during the period that is two (2) years from the date of the Agreement, in the event there is any dilution of the stock of the Company, the number of warrants to the Lender shall be increased to reflect this dilution. Pursuant to this agreement, the Company received $735,000 in 2005 and $265,000 in 2006, and recognized $1,470,000 of the premium as interest expense in 2005 and $530,000 interest expense in 2006. Principal payments totaling $7,955 were made to the lenders in through March 31, 2007.
     In conjunction with the anti-dilution provisions of the agreement, an additional 156,602 warrants were issued in 2006 and 2005, and an additional 33,384 warrants valued at $6,563 were issued in the three months ended March 31, 2007. The obligation, as amended on November 2, 2006, was payable in monthly installments as follows:
e)	5% of gross molybdenum concentrates sales produced from the Ashdown mine through February 1, 2007 will be due and payable within 30 days of transfer of ownership to broker.

f)	Beginning February 1, 2007, 15% of gross molybdenum concentrates sales produced from the Ashdown mine will be due and payable within 30 days of transfer of ownership to broker.

g)	Beginning March 1, 2007, a payment of 15% of gross molybdenum concentrates sales produced from the Ashdown mine, or $300,000, whichever is greater, will be due and payable within 30 days of transfer of ownership to broker.

h)	A final payment of all outstanding amounts related to the advance and premium will be due and payable June 1, 2007.
     On April 23, 2007, the Company restructured the agreement with the lenders to provide for an early payment of $1 million of the obligation and the restructuring of the remaining amounts due the lenders as a net smelter returns payment from the Company’s distributions from the Ashdown LLC (Note 18).

NOTE 12 – PRODUCTION PAYMENT PURCHASE AGREEMENT
     On September 26, 2005, the Company entered into a Production Payment Purchase Agreement with Ashdown Milling Co LLC (“Ashdown Milling”). Under the terms of the agreement, Ashdown Milling agreed to purchase a production payment to be paid from the Company’s share of production from the Ashdown mine for a minimum of $800,000. In addition, Ashdown Milling is to receive one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at $0.20 per share for each dollar paid to the Company. In addition, the Production Payment Purchase Agreement provides that, upon the request of the Company for additional funds, Ashdown Milling has the right, but not the obligation, to increase its investment in the production payment up to an additional $700,000 for a maximum purchase price of $1,500.000. The amount of the production payment to be paid to Ashdown Milling is equal to a 12% net smelter returns royalty on the minerals produced from the mine until an amount equal to 240% of the total purchase price has been paid. Robert P. Martin, President of the Company, and Kenneth S. Ripley, a former Chief Executive Officer of the Company, are members, managers, and lead investors in Ashdown Milling. The Company’s Board approved the transaction.
     This transaction has been accounted for as the sale of an interest in mineral properties with the related gain to be deferred until the Company begins making payments according the terms of the agreement. Through March 31, 2007, there had been $1,500,000 advanced to the Company pursuant to this agreement. As of March 31, 2007, $904,567 of the proceeds has been allocated to deferred revenue – related party, a current liability.
NOTE 13 – AMOUNTS DUE TO RELATED PARTIES
     Amounts due to related parties included in current liabilities consist of the following at March 31, 2007:

	Principal	Interest	Total

Note payable to Kenneth Ripley, a former Chief Executive Officer of the Company, with interest at an annual rate of 18%, plus a 5% origination fee	$82,397	$66,810	$149,207

Note payable to Michael Fitzsimonds, a former Chief Executive Officer of the Company, with interest payments of $1,350 per month, due on or before February 18, 2008	100,000	—	100,000

Note payable to an employee and the manager of the Ashdown mine for the purchase of a mill, equipment rental and other, with interest at 12%	387,908	23,675	411,583

	$570,305	$90,485	$660,790

     In January 2007, the principal balance of the note payable to Mr. Ripley was reduced by $160,228 in connection with the exercise by Mr. Ripley of employee stock options.
     Under the terms of an Employment Separation Agreement (see Note 10), the Company agreed to pay the then outstanding balance of the Mr. Ripley’s note payable in twelve (12) equal monthly installments starting in March 2007.

NOTE 14 – STOCKHOLDERS’ DEFICIT
     On July 13, 2005, the Company entered into a Common Stock Purchase Agreement (the “Original Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”), pursuant to which Fusion Capital had agreed, under certain conditions, to purchase on each trading day $12,500 of the Company’s common stock up to an aggregate of $6 million over a twenty-four (24) month period. On January 19, 2006, the Company and Fusion Capital entered into a Termination Agreement whereby the parties terminated the Original Purchase Agreement. On January 20, 2006, the Company entered into a new Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital. Under the Purchase Agreement, Fusion Capital committed to purchase up to $6 million of the Company’s common stock over a twenty-four (24) month period that commences when a registration statement filed with the SEC becomes effective. The SEC declared the registration statement effective on February 13, 2006. Pursuant to the Purchase Agreement, Fusion Capital was to purchase $12,500 of the Company’s common stock on each trading day during the term of the Purchase Agreement, subject to the Company’s right to increase, decrease or suspend purchases by Fusion Capital. The purchase price for each purchase of shares of common stock was equal to a price based upon the future market price of the common stock without any fixed discount to the market price. However, Fusion Capital did not have the right and was not obligated to purchase the Company’s stock in the event that the purchase price per share of common stock was below $0.10. The Company has used this financing vehicle on an as needed basis for working capital and general corporate purposes. On March 13, 2006, the Company initiated the sale of commencement shares under the Purchase Agreement.
     During the three months ended March 31, 2007, 3,015,995 shares of the Company’s common stock were purchased by Fusion Capital with proceeds to the Company of $884,999 (including a net increase in stock subscription receivable of $15,000 at March 31, 2007), or an average of $0.298 per share.
     On April 23, 2007, the Company terminated the agreement with Fusion Capital (see Note 18).
     In addition to the 3,015,995 common shares issued for cash, the Company issued 1,430,978 shares of its common stock during the three months ended March 31, 2007 for the following consideration: 217,250 shares for services valued at $68,380; 423,728 shares issued for reduction of accounts payable of $125,000; and 790,000 shares issued for the exercise of options with a reduction in amounts due related parties and accounts payable totaling $187,600. The prices per share recorded in non-cash equity transactions approximated the quoted market price of the Company’s common stock on the date the shares were issued. In those instances where the market price of the Company’s common stock on the date the shares are issued to repay debt or other obligations differs from the market price originally used to determine the number of shares to be issued, a gain or loss on extinguishment of debt is recorded. Depending on the delay in issuing these shares, the gain or loss may be material. For the three months ended March 31, 2007, no loss on extinguishment of debt repaid through the issuance of the Company’s common stock was recorded.
NOTE 15 – LEGAL MATTERS
     Frank W Lewis Revocable Living Trust, complaint filed on June 29, 2006 – As previously reported in the Company’s Form 10-KSB for the year ended December 31, 2006 filed on April 16, 2007, the parties executed a settlement of these claims effective December 1, 2006, which was approved by the Second Judicial District Court for the State of Nevada, Washoe County, on January 11, 2007.
     American Asphalt, complaint filed on September 30, 2005 – As previously reported in the Company’s Form 10-KSB for the year ended December 31, 2006 filed on April 16, 2007, the parties stipulated to dismiss all claims with prejudice and the Court for the Fifth Judicial District for the State of Nevada, Nye County, executed an order dismissing this action with prejudice on March 2, 2007.
     Steven D. Craig — On August 30, 2006, Steven D. Craig filed a Complaint against Golden Phoenix Minerals, Inc. in the Second Judicial District for the State of Nevada in the County of Washoe. The Complaint alleges Breach of Contract regarding the failure to permit the exercise of stock options, failure to repay non-reimbursed business expenses, and failure to pay and account for the accrual of interest of deferred compensation. Steven D. Craig is seeking options issued by Golden Phoenix Minerals, Inc. with regard to back salaries owed in the following amounts: 984,300 shares at 15 cents per share; 340,000 shares at 37 cents per share; and 250,000 shares at 15 cents per share. Steven D. Craig is further seeking $5,500 for non-reimbursed expenses and $243,625.33 in deferred salaries with interest for both amounts. Payments have been made monthly since Mr. Craig’s termination in the amount of $5,000, and approximately $75,000 has been paid to date, resulting in a reduction of these claims.
     On September 20, 2006, Golden Phoenix Minerals, Inc. filed an Answer to the Summons and Complaint. On September 29, 2006, Golden Phoenix Minerals, Inc. filed a Third-Party Complaint naming Collette Crater-Craig as an interested party with regard to community property issues due to the recent termination of marriage between her and Steven D. Craig. The Third-Party Complaint seeks declaratory relief to ascertain the respective parties’ rights and obligations with regard to the damages sought by the subject Complaint.
     Twain Walker — On October 16, 2006, Twain Walker filed a Complaint against Golden Phoenix Minerals, Inc. in the Second Judicial District for the State of Nevada in the County of Washoe. The Complaint alleges Breach of Contract regarding the failure to permit the exercise of stock options and failure to pay and account for the accrual of interest on deferred compensation. Twain Walker is seeking options issued by Golden Phoenix Minerals, Inc. with regard to back salaries owed as follows: 332,475 shares at $0.15 per share. Twain Walker is further seeking in excess of $10,000 for deferred compensation, with interest. Golden Phoenix filed an Answer contending it does not owe Twain Walker additional deferred compensation or interest, and requested that the Complaint be dismissed with prejudice.
     Win-Eldrich Gold, Inc. — On April 4, 2007, Golden Phoenix participated in mediation proceedings with Win-Eldrich Gold, Inc. (“WEG”). The dispute, which was mediated, arises from Golden Phoenix’s November 2, 2006 formal notice of default to WEG that it failed to timely fund its share of the Program and Budget for the Ashdown Project, due on October 15, 2006. Payment was due pursuant to the Ashdown Project LLC Operating Agreement between WEG and Golden Phoenix dated September 28, 2006 and a related letter agreement of the same date. The amount claimed to be owed by Golden Phoenix under the agreement is $115,755. Additionally, by the same notice of default, Golden Phoenix reminded WEG that it did not timely pay to Golden Phoenix its share of revenues received by WEG for ore from stockpiles as required by the above-mentioned letter agreement. Golden Phoenix’s share of these monies was $193,391. The total amount in default totals $309,146. Pursuant to the agreements, interest accrues on these amounts at a rate equal to two percentage points over the Prime Rate to the maximum allowed by law. The agreement permits a defaulting party to cure if they pay the defaulted amount, plus interest at a rate of Prime plus 7%. WEG did not cure their default. Consequently, Golden Phoenix elected, as permitted under the agreement, to dilute WEG’s membership interest in the Ashdown Project LLC by notice dated December 20, 2006. Pursuant to a calculation formula contained in the agreement, Golden Phoenix contends WEG’s membership interest has been reduced from 40% to 30.5%. WEG is currently contesting this dilution of its interest in the Ashdown Project. WEG has disputed and continues to dispute the amount and timing of certain expenditures incurred by Golden Phoenix on the Ashdown property. As of the date of this Report the mediation has not resolved the dispute and the parties plan to proceed to arbitration pursuant to the terms of the Operating Agreement. Golden Phoenix expects this arbitration to be conducted later this year. In addition, WEG has notified Golden Phoenix of certain provisions in the Operating Agreement that it contends Golden Phoenix has breached and has requested a meeting to discuss these provisions in accordance with the dispute resolution provisions of the Operating Agreement. As of the date of this report, Golden Phoenix does not believe any of WEG’s allegations are material. The outcome of these matters cannot currently be determined. The consolidated financial statements of Golden Phoenix filed with this Report reflect Golden Phoenix’s ownership in the Ashdown Project LLC at 60% and do not reflect the potential impact of any ultimate resolution or arbitration.
NOTE 16 – SUPPLEMENTAL STATEMENT OF CASH FLOWS INFORMATION
     During the three months ended March 31, 2007 and 2006, the Company made no cash payments for income taxes.
     During the three months ended March 31, 2007 and 2006, the Company made cash payments for interest of $16,239 and $6,666, respectively.
     During the three months ended March 31, 2007, the Company had the following non-cash financing and investing activities:
•	Increased marketable securities and other comprehensive income for unrealized gain on marketable securities of $80,272.

•	Common stock was issued to pay accounts payable of $125,000.

•	Amounts due related parties were reduced by $160,227 through the exercise of stock options and resultant increase in common stock.

•	Accounts payable were reduced by $27,373 through the exercise of stock options and resultant increase in common stock.
     During the three months ended March 31, 2006, the Company had no non-cash financing and investing activities.
NOTE 17 – RECENT ACCOUNTING PRONOUNCEMENTS
     The FASB has issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 on January 1, 2007, and the provisions of FIN 48 were applied to all tax positions upon initial adoption of this standard. There was no financial statement impact of adopting FIN 48.
     The FASB has issued SFAS Statement No. 157, Fair Value Measurements. This new standard provides enhanced guidance for using fair value to measure assets and liabilities, and requires expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. Under the new standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. The new standard is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The Company anticipates adopting SFAS No. 157 on January 1, 2008, but is currently unable to determine the impact of the adoption of the standard on its consolidated financial statements.
     In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets. This statement amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or SFAS 140, regarding (1) the circumstances under which a servicing asset or servicing liability must be recognized, (2) the initial and subsequent measurement of recognized servicing assets and liabilities, and (3) information required to be disclosed relating to servicing assets and liabilities. The Company adopted this standard on January 1, 2007, with no impact on its consolidated financial statements.
     In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, or SFAS 155. This statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative financial instrument. The Company adopted this standard on January 1, 2007, with no impact on its consolidated financial statements.
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, Fair Value Measurements. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.
NOTE 18 – SUBSEQUENT EVENTS
     On April 24, 2007, the Company completed its private offering of 20,000,000 units of its common stock and warrants to purchase common stock (the “Private Offering”) to certain institutional and accredited investors. Each unit consists of one share of common stock, no par value per share, and one-half (1/2) of one two year warrant to purchase common stock, with each whole warrant entitling the holder to purchase one share of common stock at an exercise price of $0.40 per share. The units were sold at a per unit price of $0.30. The Company raised an aggregate amount of $6,000,000 from this Private Offering, less a placement fee of $210,000 and approximately $25,000 in expenses related to the Private Offering paid to its placement agent.

     Further, in connection with the Private Offering, the Company issued to its placement agent 150,000 shares of common stock and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.
     On April 23, 2007, the Company entered into an Advance Sales Restructuring Agreement by and between the Company and William D. Schnack and Candida Schnack (“Schnack”) (the “Restructuring Agreement”). The Restructuring Agreement supersedes the prior Golden Phoenix/Schnack Agreement for Advance of on Sales of Molybdenum Concentrates executed by Schnack on May 6, 2005 and by the Company May 10, 2005 (the “Prior Schnack Agreement”) (see Note 11). Terms of the Restructuring Agreement include: that it be effective upon the closing of private placement equity financing discussed above; to provide for an early payment of $1 million; the restructuring of the remaining amounts owed under the Schnack Agreement into a Net Smelter Returns payment from the Company’s distributions from the Ashdown LLC; the exercise of Schnack’s warrants to purchase the Company’s common stock issued to Schnack pursuant to the Prior Schnack Agreement (the “Schnack Warrants”); and that the Company use its reasonable best efforts to include the shares purchased by Schnack upon the exercise of the Warrants on a registration statement to be filed with the SEC.
     Further terms include: that the remaining amounts owed to Schnack under the Prior Schnack Agreement shall be paid from a production payment in the amount of two million dollars ($2,000,000) paid exclusively from the Company’s share of production of base and precious minerals produced from the Ashdown Mine allocated to the Company pursuant to the Ashdown LLC. The rate of payment shall be equal to a fifteen percent (15%) Net Smelter (Refinery) Return on the entire production of precious and base minerals produced from the Ashdown Mine.
     Further terms include that the Company, or its assignee, has the option to purchase the production payment provided for in the Restructuring Agreement for the following amounts during the time periods set forth below:
1. On or prior to August 31, 2007. The Company, or its assignee, has the option to purchase the production payment for one million three hundred thousand dollars ($1,300,000), less any amounts already paid pursuant to the Restructuring Agreement.
2. Between September 1, 2007 and December 31, 2007. The Company, or its assignee, has the option to purchase the production payment for one million five hundred thousand dollars ($1,500,000), less any amounts already paid pursuant to the Restructuring Agreement.
3. After December 31, 2007. The Company, or its assignee, has the option to purchase the production payment for two million dollars ($2,000,000), less any amounts already paid pursuant to the Restructuring Agreement.
4. Assignment of Option and Adjustment to Production Payment. If, and only if, the Company assigns its option to purchase the production payment provided for herein, then the following modifications to the production payment shall be made automatically immediately prior to the exercise of the option by the assignee, as follows. The aggregate amount of the production payment shall be equal to one hundred ten percent (110%) of the amount of the exercise price of the option, but in no case shall it exceed two million dollars ($2,000,000) less any amounts already paid. The production payment shall be paid in an amount equal to a five percent (5%) Net Smelter (Refinery) Returns instead of the fifteen percent (15%) Net Smelter (Refinery) Returns provided for above and paid solely from the Company’s share of production distributed to the Company pursuant to the Ashdown Project LLC.

     On April 23, 2007, the Company terminated that certain Common Stock Purchase Agreement by and between the Company and Fusion Capital Fund II, LLC (“Fusion”), dated January 20, 2006 (the “Purchase Agreement”) (see Note 14).
     The Company signed a settlement agreement with Twain Walker effective May 14, 2007 in which the Company paid Twain Walker $4,400 for a settlement and release of all claims. The Company expects this matter to be dismissed with prejudice within 30 days.
     On June 13, 2007, the Company entered into that certain Production Payment Purchase Agreement and Assignment (the “Purchase Agreement”) by and between the Company and Crestview Capital Master, LLC (“Crestview”). Pertinent to the Purchase Agreement, and as disclosed above the Company had entered into the Restructuring Agreement with Schnack.
     Pursuant to the terms of the Purchase Agreement, Crestview acquired from the Company the assignment of the Company’s purchase rights under the Restructuring Agreement in consideration of Crestview paying the seven hundred fifty thousand dollar ($750,000) payment due Schnack and Crestview immediately exercising the Company’s purchase rights to acquire the production payment, along with certain amendments to the Restructuring Agreement, for a combined purchase amount paid by Crestview to Schnack equal to one million seven hundred ninety-four thousand nine hundred sixty dollars ($1,794,960).
     Further terms of the Purchase Agreement include: (i) that the aggregate amount of the production payment will be equal to one million nine hundred seventy four thousand four hundred fifty six dollars ($1,974,456), representing 110% of the actual cash paid by Crestview to satisfy the Company’s obligations to the Schnacks; (ii) that the production payment will be paid in an amount equal to a five percent (5%) Net Smelter (Refinery) Returns (“NSR”) paid solely from the Company’s share of production distributed to the Company pursuant to the Ashdown Project LLC Operating Agreement; and (iii) that so long as the production payment remains outstanding, the production payment shall be convertible, in whole or in part, into shares of the Company’s Common Stock at the option of Crestview or its assignee. As a result of the Purchase Agreement and related agreements, the liabilities of the Company have been reduced by five hundred twenty thousand five hundred four dollars ($520,504).

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under the Minnesota Corporate Business Act (“MCBA”), our directors will have no personal liability to us or our stockholders for damages incurred as the result of any act or failure to act in the capacity as a director or officer. This provision does not apply to the directors’ (i) for a breach of the director’s duty of loyalty to the corporation or its stockholders or members; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derived an improper personal benefit; or (iv) for the payment of a dividend by a director when the Company is insolvent.
     The MCBA grants corporations the right and in certain circumstances mandates corporations to indemnify directors, officers, employees and agents in accordance with applicable law. Our Bylaws further authorize us, pursuant to Minnesota law, to indemnify our directors and officers in cases where our officer or director acted in good faith and reasonably believed the conduct was in the best interests of the Company, received no improper personal benefit, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Security Holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$411.92
Accounting fees and expenses		$3,000
Legal fees and expenses	$	*

Total	$	*

*	To be provided by amendment.
RECENT SALES OF UNREGISTERED SECURITIES
     The following table provides the sales of unregistered securities for the past three (3) years:

	Nature of Services		Value	Share Price
Second Quarter 2004	Performed	Shares Issued	Received	Per Share
Warrant Exercise at $0.10		1,352,900	$135,290	$0.100
Warrant Exercise at $0.15		1,716,662	257,500	0.150
Directors Compensation For Board Meetings		7,815	2,190	0.280
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	6,266	2,130	0.340
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	8,552	2,737	0.320

Total Second Quarter 2004		3,092,200	$399,847	$0.129

	Nature of Services		Value	Share Price
Third Quarter 2004	Performed	Shares Issued	Received	Per Share
Warrant Exercise at $0.10		350,000	$35,000	$0.100
Warrant Exercise at $0.15		3,008,333	451,250	0.150
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	11,119	2,335	0.210
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	9,526	2,000	0.210
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	9,565	2,965	0.310
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	14,487	4,201	0.290
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	11,171	3,240	0.290

	Nature of Services		Value	Share Price
Third Quarter 2004	Performed	Shares Issued	Received	Per Share
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	7,502	2,176	0.290
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	7,806	2,264	0.290
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	88	26	0.290

Total Third Quarter 2004		3,429,517	$505,457	$0.150

	Nature of Services		Value	Share Price
Fourth Quarter 2004	Performed	Shares Issued	Received	Per Share
Warrant Exercise at $0.10		317,647	$31,765	$0.100
Warrant Exercise at $0.15		100,000	15,000	0.150
	Business and
	Financial
Whitney & Whitney Consulting Services	Consulting	9,466	2,272	0.240

Total Fourth Quarter 2004		427,113	$49,037	$0.110

	Nature of
	Issuance/Services		Value	Share Price
First Quarter 2005	Performed	Shares Issued	Received	Per Share
Walter Woods	Conversion of Note	290,000	$57,442	$0.198
Prudent Bear Fund	Conversion of Note	2,643,513	528,703	0.200
Michael R. Fitzsimonds	Services rendered	6,637	1,500	0.226
Jeffrey Tissier	Services rendered	6,637	1,500	0.226
Ronald Parratt	Services rendered	6,637	1,500	0.226
David Caldwell	Services rendered	6,637	1,500	0.226
Steven D. Craig	Services rendered	6,637	1,500	0.226
Whitney & Whitney	Services rendered	12,142	2,186	0.180
Jon & Hazel Bambauer	Conversion of Note	178,879	34,521	0.193
Mintec	Services rendered	76,667	11,040	0.144
Whitney & Whitney	Services rendered	356,189	47,373	0.133

Total First Quarter 2005		3,590,575	$688,765	$0.192

	Nature of
	Issuance/Services		Value	Share Price
Second Quarter 2005	Performed	Shares Issued	Received	Per Share
David Caldwell	Director Expenses	24,563	$2,456	$0.100
Whitney & Whitney	Services rendered	44,238	4,916	0.111
Jeffrey Tissier	Director Fees	4,605	750	0.163
Michael Fitzsimonds	Director Fees	4,605	750	0.163
Ronald Parratt	Director Fees	10,755	1,250	0.116
David Caldwell	Director Fees	10,755	1,250	0.116
Steven D. Craig	Director Fees	10,755	1,250	0.116
Louis Mandakunis	Conversion of Note	198,000	32,393	0.164
Whitney & Whitney	Services rendered	78,340	9,322	0.119

Total Second Quarter 2005		386,616	$54,337	$0.141

	Nature of
	Issuance/Services		Value	Share Price
Third Quarter 2005	Performed	Shares Issued	Received	Per Share
Trace Publishing	Conversion of Note	122,365	$29,980	$0.245
David Caldwell	Services rendered	6,647	1,000	0.150
Ronald Parratt	Services rendered	9,488	1,500	0.158
Steven D. Craig	Services rendered	9,488	1,500	0.158
William Thomas	Services rendered	22,600	3,390	0.150

Total Third Quarter 2005		170,588	$37,370	$0.219

	Nature of
	Issuance/Services	Shares	Value	Share Price
Fourth Quarter 2005	Performed	Issued	Received	Per Share

Ashdown Milling Co., LLC	Contract Royalty Purchase	800,000	$204,251	$0.255
Steven D Craig	Director Fees	4,515	750	0.166
Ronald Parratt	Director Fees	4,515	750	0.166
David Caldwell	Director Fees	4,515	750	0.166

Total Fourth Quarter 2005		813,545	$206,501	$0.254

	Nature of Issuance /	Shares	Value	Share Price
First Quarter 2006	Services Performed	Issued	Received	Per Share
Ashdown Milling Co., LLC	Contract Royalty Purchase	700,000	$227,700	$0.325
Peter Spina	Services - web site	5,000	1,950	0.390
William Barton	Exercise of Warrants	10,000	2,500	0.250
Michael Margolin	Exercise of Warrants	39,000	9,750	0.250
Fred Margolin	Exercise of Warrants	15,000	3,750	0.250

Total First Quarter 2006		769,000	$245,650	$0.319

	Nature of Issuance /	Shares	Value	Share Price
Second Quarter of 2006	Services Performed	Issued	Received	Per Share
Jeffrey Tissier	Director Fees	6,863	3,013	0.439
David A. Caldwell	Director Fees	6,863	3,013	0.439
Ronald L. Parratt	Director Fees	6,863	3,013	0.439
Kenneth S. Ripley	Advisory Committee Fees	38,917	18,875	0.485
Robert P. Martin	Advisory Committee Fees	39,500	19,158	0.485
O & M Partners LLC	Services - investor relations	75,000	38,625	0.515
D. Stewart Armstrong & Cindy Ikeoka	Services - public relations	10,000	4,800	0.480
Sheldon Davis	Mineral Rights Purchase	217,500	110,490	0.508
Robert R. Robataille	Mineral Rights Purchase	217,500	110,490	0.508
Douglas Lalonde	Mineral Rights Purchase	235,000	119,380	0.508
Ron Dockweiler	Mineral Rights Purchase	65,000	33,020	0.508
John Whitney	Exercise of Warrants	350,000	70,000	0.200
Kenneth S. Ripley	Payment of Debt	1,091,628	529,440	0.485
Robert P. Martin	Payment of Debt	685,429	332,792	0.486
David A. Caldwell	Payment of Debt	769,069	372,998	0.485
Tom or Leslie Amberger	Conversion of Note	66,305	19,913	0.300
Craig & Diana B. Drossel	Conversion of Note	314,332	61,696	0.196
William H. & Barbara B. Perloff	Conversion of Note	66,994	20,146	0.301
Chris or Michele Schaub	Conversion of Note	65,553	13,233	0.202
Robert P. & Rebecca A. Stanger	Conversion of Note	66,853	20,255	0.303
Roger R. Taylor	Conversion of Note	103,772	20,806	0.200

Total Second Quarter 2006		4,498,941	$1,925,156	$0.428

	Nature of
	Issuance / Services	Shares	Value	Share Price
Third Quarter of 2006	Performed	Issued	Received	Per Share
BMO Nesbitt Burns ITF Errol Haines	Conversion of Note	88,580	$17,716	$0.200

Nature of
	Issuance / Services	Shares	Value	Share Price
Fouth Quarter of 2006	Performed	Issued	Received	Per Share
None

	Nature of Issuance /	Shares	Value	Share Price
First Quarter of 2007	Services Performed	Issued	Received	Per Share
*
Cape MacKinnon	Services	100,000	$35,500	$0.355
Bruce Nelson	Services	36,000	11,880	0.330
Sheldon Davis	Mineral Rights Purchase	125,389	36,990	0.295
Robert R. Robataille	Mineral Rights Purchase	125,389	36,990	0.295
Douglas Lalonde	Mineral Rights Purchase	135,478	39,966	0.295
Ron Dockweiler	Mineral Rights Purchase	37,473	11,054	0.295

Total First Quarter 2007		559,729	172,380	$0.308

*	See below for additional First Quarter 2007 Sales of Unregistered Securities.

     On April 24, 2007, the Company raised an aggregate amount of $6,000,000 through the private offering of 20,000,000 units of its common stock and warrants to purchase common stock (the “Private Offering”) to certain institutional and accredited investors. Each unit consisted of one share of common stock and one-half (1/2) of one two year warrant to purchase common stock, with each whole warrant entitling the holder to purchase one share of common stock at an exercise price of $0.40 per share. The units were sold at a per unit price of $0.30. The Company paid a placement fee of $210,000 and approximately $25,000 in expenses related to the Private Offering to its placement agent. Further, in connection with the Private Offering, the Company issued to its placement agent 150,000 shares of common stock and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.
     The Private Offering was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, those under Regulation D and Regulation S promulgated under the Securities Act. The units were offered and sold only to investors who are “Accredited Investors,” as defined in Rule 502 under the Securities Act, including non-U.S. persons who may be investing under Regulation S.
     On May 4, 2007, the Company issued 1,193,178 shares of its common stock upon the exercise of warrants at $0.14 per share. The Company received $167,044.78. The transaction was conducted as a private placement in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, those under Regulation D promulgated under the Securities Act.
     On June 13, 2007, the Company entered into a Production Payment Purchase Agreement and Assignment (“Purchase Agreement”) with Crestview Capital Master LLC (“Crestview”), and completed a debt restructuring. Pursuant to the terms of the Purchase Agreement, Crestview purchased a production payment equal to a specified percentage of the mineral production at the Ashdown mine (a molybdenum mine in Northern Nevada operated by the Ashdown Project LLC, of which the Company is the majority member and Managing member), which payment is convertible at Crestview’s, or its assignee’s, option, into shares of the Company’s Common Stock. Crestview purchased the production payment for an aggregate purchase price paid by Crestview to the Schnack of one million seven hundred ninety-four thousand nine hundred sixty dollars ($1,794,960).
     The production payment shall be convertible, in whole or in part, into shares of the Company’s Common Stock at the option of Crestview or its assignee. The number of shares of the Company’s Common Stock to be issued upon conversion of the production payment shall be calculated by dividing the remaining amount of the production payment by the number derived by multiplying the average of the volume weighted average price of the Company’s Common Stock for a period of ten (10) trading days prior to exercise of this conversion right by 0.80, but in no case less than $0.36 per share nor more than $0.46 per share. This results in the conversion of the production payment into between 4,292,296 and 5,484,600 shares of the Company’s common stock. Provided that the shares of Common Stock underlying the conversion right have been registered with the U.S. Securities and Exchange Commission, the production payment shall automatically convert into shares of the Company’s Common Stock if the closing price of the Company’s Common Stock on the OTC Bulletin Board or other public trading market is greater than or equal to $0.65 for ten consecutive trading days. However, conversion of the production payment, in whole or in part, into shares of the Company’s Common Stock shall also be conditioned upon an increase in the authorized share capital of the Company at the Company’s 2007 Annual Meeting of Shareholders. The transaction was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended, including, without limitation, Regulation D promulgated under the Securities Act.
     The registrant believes that all transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement need be in effect prior to such issuances.
Exhibit Index

Exhibit No.	Description	Location
3.1	Articles of Incorporation of Golden Phoenix Minerals, Inc.	Incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10SB12G as filed with the SEC on July 30, 1997

3.2	Bylaws of Golden Phoenix Minerals, Inc.	Incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10SB12G as filed with the SEC on July 30, 1997

5.1	Opinion of Bullivant Houser Bailey PC	Incorporated by reference to the Company’s Registration Statement on Form SB-2, as filed with the SEC on May 25, 2007

10.1	Common Stock Purchase Agreement, dated January 20, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on January 23, 2006

Exhibit No.	Description	Location
10.2	Registration Rights Agreement, dated January 20, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on January 23, 2006

10.3	Termination Agreement, dated January 19, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on January 23, 2006

10.4	Long Term Agreement, dated August 18, 2004, by and between Golden Phoenix Minerals, Inc. and Derek Raphael & Company Limited	Incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.5	Settlement Agreement, dated August 26, 2005 by and between Golden Phoenix Minerals, Inc., Earl Harrison, dba Western Mine Development, Retrievers LLC, John Tingue and Kris Tingue	Incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.6	Payment Production Purchase Agreement, September 26, 2005, by and between Golden Phoenix Minerals, Inc. and Ashdown Milling Company, LLC	Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.7	Second Addendum to Long Term Agreement, October 25, 2005, by and between Golden Phoenix Minerals, Inc. and Derek Raphael & Company Limited	Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.8	Employment Agreement, dated February 22, 2006, by and between Golden Phoenix Minerals, Inc. and David A. Caldwell	Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.9	Employment Agreement, dated March 8, 2006, by and between Golden Phoenix Minerals, Inc. and Robert P. Martin	Incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.10	Employment Agreement, dated March 13, 2006, by and between Golden Phoenix Minerals, Inc. and Kenneth S. Ripley	Incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.11	Employment Agreement, dated March 22, 2006, by and between Golden Phoenix Minerals, Inc. and Larry A. Kitchen	Incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006

10.12	Golden Phoenix/Schnack Agreement, dated May 10, 2005, by and between the Company and William D. and Candida Schnack	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K for May 10, 2005, as filed with the SEC on May 18, 2005

10.13	Letter of Extension, dated November 4, 2005, by and between the Company and William D. and Candida Schnack	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for November 4, 2005, as filed with the SEC on November 15, 2005

10.14	Purchase Agreement, dated April 18, 2006, by and between the Company, Robert R. Robitaille, Douglas Lalonde, Sheldon Davis and Ronald E. Dockweiler	Incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, as filed with the SEC on May 19, 2006

Exhibit No.	Description	Location
10.15	Termination Agreement, dated June 27, 2006, by and between the Company and International Enexco Ltd.	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for June 27, 2006, as filed with the SEC on July 7, 2006

10.16	Quitclaim Deed, dated June 27, 2006, granted by the Company in favor of International Enexco Ltd.	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for June 27, 2006, as filed with the SEC on July 7, 2006

10.17	Employment Agreement, dated August 14, 2006, by and between the Company and Donald R. Prahl	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for August 14, 2006, as filed with the SEC on August 17, 2006

10.18	Letter Agreement, dated September 29, 2006, by and between the Company and Win-Eldrich Gold, Inc.	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for August 29, 2006, as filed with the SEC on August 30, 2006

10.19	Ashdown Project LLC Operating Agreement, dated September 28, 2006, by and between the Company and Win-Eldrich Gold, Inc.	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for September 28, 2006, as filed with the SEC on October 3, 2006

10.20	Second Amendment to Golden Phoenix/Schnack Agreement	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A for November 2, 2006, as filed with the SEC on November 8, 2006

10.21	Independent Contractor Agreement dated December 18, 2006 by and between the Company and Dennis P. Gauger	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for December 18, 2006, as filed with the SEC on December 21, 2006

10.22	Share and Warrant Purchase Agreement dated April 23, 2007 by and between the Company and certain Investors	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for April 23, 2007, as filed with the SEC on April 25, 2007

10.23	Registration Rights Agreement dated April 23, 2007 by and between the Company and certain Investors	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for April 23, 2007, as filed with the SEC on April 25, 2007

10.24	Advance Sale Restructuring Agreement dated April 23, 2007 by and between the Company and William Schnack or Candida Schnack	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for April 23, 2007, as filed with the SEC on April 27, 2007

10.25	Mutual Termination Agreement dated April 23, 2007 by and between the Company and Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for April 23, 2007, as filed with the SEC on April 27, 2007

10.26	2006 Non-Employee Director Stock Option Plan	Incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on May 25, 2007

10.27	2007 Equity Incentive Plan	Incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on May 25, 2007

10.28	Production Payment Purchase Agreement and Assignment, dated June 12, 2007 by and between the Company and Crestview Capital Master, LLC	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for June 13, 2007, as filed with the SEC on June 19, 2007

10.29	Registration Rights Agreement, dated June 12, 2007 by and between the Company and Crestview Capital Master, LLC	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K for June 13, 2007, as filed with the SEC on June 19, 2007

10.30	Security Agreement, dated June 12, 2007 by and between the Company and Crestview Capital Master, LLC	Provided herewith

10.31	Notice of Assignment, dated June 12, 2007 by and between the Company and Crestview Capital Master, LLC	Provided herewith

21	Subsidiaries of Golden Phoenix Minerals, Inc.	Incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the SEC on October 27, 1999

23.1	Consent of HJ & Associates, LLC	Provided herewith

23.2	Consent of Bullivant Houser Bailey PC	See 5.1

24.1	Power of Attorney	Incorporated by reference to the Company’s Registration Statement on Form SB-2, as filed with the SEC on May 25, 2007

UNDERTAKINGS
The undersigned registrant hereby undertakes to:
(a) Rule 415 Offering:
     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement; and
          (iii) Include any additional or changed material information with respect to the plan of distribution.
     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining liability of the undersigned small business issuer under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities, provided by or on behalf of the undersigned small business issuer; and
          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
(b) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c) Reliance on Rule 430C. Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned in the City of Sparks, Nevada, on the 29th day of June, 2007.

GOLDEN PHOENIX MINERALS, INC.

By: /s/ David A. Caldwell

David A. Caldwell, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ David A. Caldwell	Chief Execitive Officer, Director
David A. Caldwell	(Principal Executive Officerr)	June 29, 2007

/s/ Dennis P. Gauger	Chief Financial Officer
Dennis P. Gauger	(Principal Financial and Accounting Officer)	June 29, 2007

*	Director	June 29, 2007
Ronald L. Parratt

	Director	June 29, 2007
Jeffrey P. Tissier

*	Director	June 29, 2007
Corby G. Anderson

*	Director	June 29, 2007
Kent D. Aveson

*By: /s/ David A. Caldwell
David A. Caldwell Attorney-in-fact